                                                Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-104046

SUPPLEMENT, DATED JULY 9, 2003
  TO PROSPECTUS SUPPLEMENT DATED JUNE 26, 2003 (TO PROSPECTUS DATED MAY 9, 2003)

$171,364,000 Mortgage Pass-Through Certificates, Series 2003-SD1 (the "Certificates"), Morgan Stanley ABS Capital I Inc. Trust, Series 2003-SD1, as Issuer

         Due to a printing error, two numbers listed in the table entitled "Prepayment Scenarios" that appears on page S-74 of the Prospectus Supplement are incorrect. However, the information presented in the Decrement Tables that relate to and follow the Prepayment Scenarios table is correct. The cells beneath the column entitled "Scenario I" in the Prepayment Scenarios table should both read "50%", not "0%" as presented in the Prospectus Supplement. Accordingly, the Prepayment Scenarios table appearing on page S-74 appears below.

PREPAYMENT SCENARIOS


                                      SCENARIO I      SCENARIO II     SCENARIO III      SCENARIO IV      SCENARIO V
                                      ----------      -----------     ------------      -----------      ----------
Fixed-Rate Mortgage Loans (% of
   Fixed-Rate Prepayment
   Assumption)                            50%            75%             100%             125%             150%
Adjustable-Rate Mortgage Loans
   (% of Adjustable-Rate
   Prepayment Assumption)                 50%            75%             100%             125%             150%


         This supplement must be delivered together with the prospectus and prospectus supplement referred to above and should be read in conjunction with the prospectus and prospectus supplement. The prospectus and the prospectus supplement, as supplemented and corrected by this supplement, supercede and replace any prospectus and prospectus supplement previously delivered in connection with the offering of the Certificates.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 9, 2003)

                                 $171,364,000

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-SD1
            MORGAN STANLEY ABS CAPITAL I INC. TRUST, SERIES 2003-SD1
                                    ISSUER

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                                    SELLER

                       MORGAN STANLEY ABS CAPITAL I INC.
                                   DEPOSITOR

                      COUNTRYWIDE HOME LOANS SERVICING LP
                             OCWEN FEDERAL BANK FSB
                          WILSHIRE CREDIT CORPORATION
                                   SERVICERS

The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

                    ORIGINAL CLASS
    CLASS        CERTIFICATE BALANCE     PASS-THROUGH RATE
-------------   ---------------------   ------------------
  CLASS A-1          $107,267,000             VARIABLE
  CLASS A-2          $ 35,755,000             VARIABLE
  CLASS M-1          $ 10,465,000             VARIABLE
  CLASS M-2          $  9,157,000             VARIABLE
  CLASS B-1          $  6,453,000             VARIABLE
  CLASS B-2          $  2,267,000             VARIABLE

(sidebar)
     Carefully consider the "Risk Factors" beginning on page S-7 of this prospectus supplement and on page 6 in the accompanying prospectus.

     The offered certificates are not insured or guaranteed by any governmental agency or instrumentality.

     The offered certificates represent interests in the trust only and will not be obligations of or represent interests in any other entity. This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
(/sidebar)

The trust fund--

o The trust fund consists primarily of a group of fixed and adjustable-rate, first and second lien mortgages on residential real properties.

The certificates --

o Represent ownership interests in a trust consisting primarily of a pool of first and second lien residential mortgage loans. The mortgage loans will consist of conventional fixed-rate mortgage loans and adjustable rate mortgage loans.

o The Class A-1 Certificates and the Class A-2 Certificates will be senior certificates, but any realized losses to be allocated to the Class A Certificates will be allocated to the Class A-2 Certificates only.

o The Class M and Class B Certificates are subordinate to and provide credit enhancement for the Class A Certificates.

o The Class M-2 Certificates are also subordinate to and provide credit enhancement for the Class M-1 Certificates. The Class B-1 Certificates are subordinate to and provide credit enhancement for the Class M-1 and Class M-2 Certificates. The Class B-2 Certificates are subordinate to and provide credit enhancement for the Class M-1, Class M-2 and Class B-1 Certificates.

Credit enhancement --

o Subordination - The subordinate certificates are subordinate in right of certain payments to the senior certificates.

o Overcollateralization - The total assets in the trust fund will exceed the total principal amount of the offered certificates, thus creating an overcollateralization feature which will be available to absorb losses on the mortgage loans before such losses affect the certificates.

o Application of Realized Losses - Realized losses will be applied first to the subordinate certificates.

o Monthly Excess Cashflow - Certain excess interest received from the mortgage loans will be applied as payments of principal on the certificates to build and maintain a required level of overcollateralization.

o Arrearages - Approximately $1,885,659 of delinquent mortgage loan payments will be part of the trust property and, to the extent recovered, will be deposited in a reserve fund which may be used to pay principal on the certificates.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

     Morgan Stanley ABS Capital I Inc. will not list the certificates on any securities exchanges or on any automated quotation system of any securities association.

     The certificates offered by this prospectus supplement will be purchased by Morgan Stanley & Co. Incorporated, Utendahl Capital Partners, L.P. and The Williams Capital Group L.P. and offered from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates are anticipated to be approximately $170,507,180 before the deduction of expenses payable by the depositor, estimated to be approximately $800,000. The certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream and the Euroclear System on or about June 30, 2003.

MORGAN STANLEY
                  UTENDAHL CAPITAL PARTNERS, L.P.
                                                 THE WILLIAMS CAPITAL GROUP L.P.
June 26, 2003

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. IF THE ACCOMPANYING PROSPECTUS CONTEMPLATES MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Mortgage Pass-Through Certificates, Series 2003-SD1 in any state where the offer is not permitted.

         For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

         We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The table of contents in this prospectus supplement and the table of contents in the prospectus provide the pages on which these captions are located.

         Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which you can locate by referring to the "Index of Principal Definitions" at the end of this prospectus supplement, or by referring to the heading "Glossary" in the accompanying prospectus.

         Morgan Stanley ABS Capital I Inc.'s principal offices are located at 1585 Broadway, New York, New York 10036, and its phone number is (212) 761-4000.

                                TABLE OF CONTENTS

SUMMARY OF PROSPECTUS SUPPLEMENT................................................................................S-1

RISK FACTORS....................................................................................................S-7

     Inclusion of Delinquent and Other Impaired Mortgage Loans Increases Risk of Loss...........................S-7
     There are Risks Involving Unpredictability of Prepayments and the Effect of Prepayments on Yields..........S-8
     There are Risks Relating to Alternatives to Foreclosure....................................................S-9
     Modification of a Mortgage Loan by the Servicers May Reduce the Yield on the Related Securities............S-9
     There is a Risk That Interest Payments May Be Insufficient to Maintain Overcollateralization...............S-9
     There is a Risk That Mortgage Interest Rates May Affect the Offered Certificates..........................S-10
     There are Risks Relating to Subordinate Loans.............................................................S-10
     There are Risks in Holding Subordinate Certificates.......................................................S-10
     There is a Risk that Interest Payments on the Mortgage Loans May Be Insufficient to Pay Interest on your
     Certificates. ............................................................................................S-11
     There is a Risk Relating to the Potential Inadequacy of Credit Enhancement for the Offered Certificates...S-11
     There is a Risk Because the Certificates are not Obligations of any Entity................................S-12
     There is a Risk That There May Be a Delay in Receipt of Liquidation Proceeds, and that Liquidation
     Proceeds May Be Less Than the Outstanding Balance of the Mortgage Loan....................................S-12
     There is an Increased Risk of Loss Relating to High Combined Amortized Loan-to-Value Ratios...............S-12
     There are Risks Relating to Geographic Concentration of the Mortgage Loans................................S-12
     Recent Developments May Increase the Risk of Loss on the Mortgage Loans...................................S-13
     There are Risks Relating to Balloon Loans.................................................................S-13
     The Lack of a Secondary Market may Limit Your Ability to sell Your Certificates...........................S-13
     Violations of Federal and State Laws may Cause Losses on Your Certificates................................S-14
     In the Event the Seller or Countrywide is not able to Repurchase or Replace Defective Mortgage
     Loans You May Suffer Losses on Your Certificates..........................................................S-15
     There are Risks Relating to Reduction or Withdrawal of Ratings............................................S-15

THE MORTGAGE POOL..............................................................................................S-15

     General...................................................................................................S-15
     Mortgage Loan Statistics..................................................................................S-18
     Credit Scores.............................................................................................S-32
     The Index.................................................................................................S-34
     Terms of the Mortgage Loans...............................................................................S-34

THE SELLER.....................................................................................................S-35

UNDERWRITING STANDARDS.........................................................................................S-35

THE SERVICERS..................................................................................................S-40

     Countrywide Home Loans Servicing LP.......................................................................S-40
     Ocwen Federal Bank FSB....................................................................................S-43
     Wilshire Credit Corporation...............................................................................S-45

THE MASTER REPORTING AGENT.....................................................................................S-46

THE POOLING AGREEMENT AND THE SERVICING AGREEMENTS.............................................................S-47

     General...................................................................................................S-47
     Assignment of the Mortgage Loans..........................................................................S-47


                                     S-iii




     Payments on Mortgage Loans; Deposits to Collection Account, Distribution Account and Arrearage
     Reserve Account ..........................................................................................S-49
     Advances..................................................................................................S-49
     The Custodian.............................................................................................S-50
     The Trustee...............................................................................................S-51
     Master Reporting Agent....................................................................................S-51
     Reports to Certificateholders.............................................................................S-51
     Servicing and Other Compensation and Payment of Expenses..................................................S-51
     Optional Termination......................................................................................S-52
     Events of Servicing Termination...........................................................................S-52
     Rights Upon Event of Servicing Termination................................................................S-53
     Voting Rights.............................................................................................S-53
     Amendment.................................................................................................S-53

DESCRIPTION OF THE CERTIFICATES................................................................................S-54

     General...................................................................................................S-54
     Book-Entry Certificates...................................................................................S-54
     Allocation of Available Funds.............................................................................S-58
     Interest Distributions....................................................................................S-58
     Principal Distributions...................................................................................S-59
     Allocation of Losses......................................................................................S-63
     Application of Arrearage Reserve Account Release Amounts and Monthly Excess Cashflow Amounts..............S-64
     Pass-Through Rates........................................................................................S-66
     Calculation of LIBOR......................................................................................S-66

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS..................................................................S-67

     Structuring Assumptions...................................................................................S-67
     General...................................................................................................S-71
     Defaults in Delinquent Payments...........................................................................S-71
     Prepayment Considerations and Risks.......................................................................S-71
     Overcollateralization Provisions..........................................................................S-72
     Class A-2, Class M and Class B Certificates...............................................................S-73
     Weighted Average Lives of the Offered Certificates........................................................S-73
     Decrement Tables..........................................................................................S-74
     Prepayment Scenarios......................................................................................S-74
     Hypothetical Available Funds and Supplemental Interest Rate Cap Table.....................................S-78
     Final Scheduled Distribution Date.........................................................................S-83

USE OF PROCEEDS................................................................................................S-83

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS.....................................................................S-83

     General...................................................................................................S-83
     Taxation of Regular Interests.............................................................................S-84
     Status of the Offered Certificates........................................................................S-84
     The Cap Contract Component................................................................................S-84
     Other Matters.............................................................................................S-85


                                      S-iv



STATE TAXES....................................................................................................S-85

ERISA CONSIDERATIONS...........................................................................................S-85

LEGAL INVESTMENT...............................................................................................S-87

METHOD OF DISTRIBUTION.........................................................................................S-87

LEGAL MATTERS..................................................................................................S-88

RATINGS........................................................................................................S-88

INDEX OF PRINCIPAL DEFINITIONS.................................................................................S-93

     Initial Settlement.........................................................................................A-1
     Secondary Market Trading...................................................................................A-1
     Certain U.S. Federal Income Tax Documentation Requirements.................................................A-2



                       THIS PAGE LEFT INTENTIONALLY BLANK

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         Because this is a summary, it does not contain all the information that may be important to you. You should read the entire accompanying prospectus and this prospectus supplement carefully before you decide to purchase a certificate. If capitalized terms are not defined in this prospectus supplement, they are defined in the prospectus.

ISSUER

         Morgan Stanley ABS Capital I Inc. Trust 2003-SD1.

TITLE OF SERIES

         Morgan Stanley ABS Capital I Inc., Series 2003-SD1, Mortgage Pass-Through Certificates.

THE CERTIFICATES

         The Class A-1, Class A-2, Class M-1, Class M-2, Class B-1, Class B-2, Class P, Class X and Class R Certificates are the entire ownership interest in a trust fund which is composed of first and second lien mortgage loans. The Trust will issue the certificates pursuant to a pooling agreement among Morgan Stanley Mortgage Capital Inc., as seller, Morgan Stanley ABS Capital I Inc., as depositor, The Murrayhill Corporation, as master reporting agent, Wells Fargo Bank Minnesota, National Association, as trustee and Deutsche Bank National Trust Company, as custodian. The Trust is offering the Class A-1, Class A-2, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates as book-entry securities clearing through The Depository Trust Company (in the United States) or Clearstream Banking or the Euroclear System (in Europe). See "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement.

THE OFFERED CERTIFICATES

         The underwriters are offering to sell the Class A-1, Class A-2, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates. The Class P, Class X and Class R Certificates are not being offered.

DEPOSITOR OF MORTGAGE LOANS

         Morgan Stanley ABS Capital I Inc. will deposit the mortgage loans in the trust fund. The depositor is a Delaware corporation. The depositor is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters.

MORTGAGE LOAN SELLER

         On the closing date, the mortgage loans will be sold to the depositor by Morgan Stanley Mortgage Capital Inc. The mortgage loans were acquired generally in accordance with the underwriting standards described in "Underwriting Standards" in this prospectus supplement.

SERVICERS

         Countrywide Home Loans Servicing LP, Ocwen Federal Bank FSB and Wilshire Credit Corporation will service the mortgage loans. Subject to certain limitations, the servicers must advance delinquent payments of principal and interest on the mortgage loans, other than with respect to simple interest mortgage loans and REO properties. See "The Pooling Agreement and The Servicing Agreements--Advances" in this prospectus supplement and "Description of the Securities--Advances" in the prospectus.

TRUSTEE

         Wells Fargo Bank Minnesota, National Association, a national banking association.

CUSTODIAN

         Deutsche Bank National Trust Company, a national banking association. The custodian will maintain possession of the mortgage loan files on behalf of the Trust.

MASTER REPORTING AGENT

         The Murrayhill Company, a Colorado corporation. The master reporting agent will prepare reports for the trustee (which will be made available to certificateholders) based on information it receives on a monthly basis from each servicer.

STATISTICAL CALCULATION DATE

         June 1, 2003.

CUT-OFF DATE

         June 1, 2003.

CLOSING DATE

         On or about June 30, 2003.

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date for each class of offered certificates is set forth below:

CLASS                              FINAL SCHEDULED
                                  DISTRIBUTION DATE
Class A-1..................         March 25, 2033
Class A-2..................         March 25, 2033
Class M-1..................         March 25, 2033
Class M-2..................         March 25, 2033
Class B-1..................         March 25, 2033
Class B-2..................         March 25, 2033

         Each such final scheduled distribution date has been calculated as described under "Yield, Prepayment and Maturity Considerations--Final Scheduled Distribution Date" in this prospectus supplement.

THE MORTGAGE POOL

         On the closing date, the Trust will acquire a pool of fixed and adjustable-rate mortgage loans.

         The total mortgage pool has the following aggregate characteristics (percentages are based on the aggregate principal balance as of the statistical calculation date of June 1, 2003):

Aggregate Current Principal                                      $174,417,280
     Balance

Average Outstanding Principal                                        $111,663
     Balance

Range of Outstanding                                       $135 to $1,099,235
     Principal Balances

Average Original Principal                                           $116,973
     Balance

Range of Original Principal                             $10,450 to $1,300,000
     Balances

Loans with Prepayment Charges                                          58.86%

Loans with Negative                                                     0.42%
     Amortization

Index:

Six-Month LIBOR                                                        60.00%

1 YR CMT                                                                1.38%

3 YR CMT                                                                0.14%

Fixed-Rate                                                             38.48%

Weighted Average Mortgage                                              8.882%
     Interest Rate

Weighted Average Net Mortgage                                          8.352%
     Interest Rate

Range of Mortgage Interest                                  3.875% to 21.000%
     Rates

Weighted Average Combined                                              79.09%
     Amortized Loan-to-Value Ratio

Weighted Average FICO Score                                               603

Weighted Average Original                                          347 months
     Term to Maturity

Weighted Average Remaining                                         316 months
     Term to Stated Maturity

Percentage of Balloon Loans                                             2.07%

Percentage of Simple Interest                                           0.34%
     Mortgage Loans

Percentage of Second Liens                                              1.92%

Percentage of Performing Loans                                         86.95%

Percentage of Sub-Performing                                            7.67%
     Loans:

Sub-Performing Loans that are                                           2.70%
     also Payment Plan Loans

Sub-Performing Loans that are                                           0.44%
     also Bankruptcy Plan Loans

Percentage of Re-Performing                                             5.38%
     Loans:

Re-Performing Loans that are                                            1.18%
     also Payment Plan Loans

Re-Performing Loans that are                                            3.83%
     also Bankruptcy Plan
     Loans
Percentage of Delinquent                                               13.05%
     Mortgage Loans

30-59 Days Delinquent                                                   5.96%

60-89 Days Delinquent                                                   1.71%

Max ZIP Code Concentration (%)                                          0.83%

Max ZIP Code Concentration                                              10506
     (ZIP)

Top 5 Geographic
     Concentrations:

California                                                             30.83%

New York                                                                8.31%

Florida                                                                 6.33%

Texas                                                                   3.86%

Colorado                                                                3.78%

For the ARM loans only:

Weighted Average Mortgage
     Interest Rates by Index:

Six-Month LIBOR                                                        8.750%

1 YR CMT                                                               5.765%

3 YR CMT                                                               6.143%

Weighted Average Gross Margin
     by Index:

Six-Month LIBOR                                                        6.505%

1 YR CMT                                                               2.756%

3 YR CMT                                                               2.790%

Weighted Average Maximum                                              15.354%
     Mortgage Interest Rate

Range of Maximum Mortgage                                  10.250% to 22.375%
     Interest Rates

Weighted Average Minimum                                               8.333%
     Mortgage Interest Rate

Range of Minimum Mortgage                                   1.125% to 13.875%
     Interest Rates

Weighted Average Initial                                               1.990%
     Periodic Rate Cap

Range of Initial Periodic                                    1.000% to 6.000%
     Rate Cap

Weighted Average Periodic                                              1.237%
     Rate Cap

Range of Periodic Rate Caps                                  1.000% to 2.000%

Weighted Average Months to                                          18 months
     Next Adjustment Date

Range of Months to Next                                  1 month to 56 months
     Adjustment Date

Weighted Average Interest                                            6 months
     Adjustment Frequency


See "The Mortgage Pool" in this prospectus supplement for more information about the mortgage loans.

DISTRIBUTIONS--GENERAL

         The distribution date will be the 25th day of each month or, if such day is not a business day, the next business day, beginning on July 25, 2003. Distributions will generally include payments made on the mortgage loans during the related collection period. The collection period for any distribution date is the period from the second day of the calendar month preceding the month in which the distribution date occurs through the first day of the calendar month in which the distribution date occurs.

RECORD DATE

         The record date for each distribution date will be the business day before such distribution date (unless definitive certificates are issued) or the closing date, in the case of the first distribution date.

INTEREST DISTRIBUTIONS

         On each distribution date, you will be entitled to receive interest accrued on your certificate during the related accrual period and any interest which you earned previously but which you did not receive. Except for the first accrual period, the accrual period for all offered certificates is the period from the distribution date in the prior month through the day prior to the current distribution date. The first accrual period for such certificates will begin on the closing date and end on July 24, 2003. Interest will be calculated for all offered certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

         There are certain circumstances which could reduce the amount of interest paid to you. See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

PASS-THROUGH RATES

         Interest will accrue on the offered certificates during each accrual period at a rate equal to the lesser of (i) the sum of one-month LIBOR plus the margin set forth in the table below and (ii) the WAC Cap as described under "Description of the

Certificates--Pass Through Rates" in this prospectus supplement.


                                                     MARGIN IF THE
                                 MARGIN PRIOR TO        OPTIONAL
                                  THE OPTIONAL       TERMINATION IS
             CLASS                 TERMINATION       NOT EXERCISED
             ---------------    -----------------  ------------------
             Class A-1                 0.50%              1.00%

             Class A-2                 0.75%              1.50%

             Class M-1                 1.50%              2.25%

             Class M-2                 2.60%              3.90%

             Class B-1                 4.00%              6.00%

             Class B-2                 4.00%              6.00%



PRINCIPAL DISTRIBUTIONS

         On each distribution date, you will receive a distribution of principal if there are funds available on that date for your class of certificates. You should review the priority of payments described under "Description of the Certificates--Principal Distributions" in this prospectus supplement.

CREDIT ENHANCEMENT

         Credit enhancement reduces the risk that the holders of certificates may be adversely affected by shortfalls in payments received on the mortgage loans. Credit enhancement can reduce the effect of shortfalls on all classes, or it can allocate shortfalls so they affect some classes before others. This transaction employs the following five forms of credit enhancement. See "Description of the Certificates" in this prospectus supplement.

         Subordination. On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes, the subordinate classes are the first to forego payment.

         Overcollateralization. If the total assets in the Trust exceed the total principal amount of the offered certificates, there is overcollateralization available to absorb losses on the mortgage loans before such losses affect the certificates. On the closing date, the total initial principal balance of the mortgage loans will equal approximately $174,417,280, while the total initial principal amount of the offered certificates is only $171,364,000. This results in overcollateralization equal to approximately 1.75% of the total initial principal balance of the mortgage loans. If the level of overcollateralization falls below what is required under the pooling agreement, the excess interest described in the next section will be paid to the offered certificates as principal. This will have the effect of reducing the principal balance of the certificates faster than the principal balance of the mortgage loans until the required level of overcollateralization is reached.

         Monthly Excess Cashflow. Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest earned on the offered certificates, it is expected that there will be excess interest each month. The excess interest will be used to build and maintain overcollateralization, to pay interest that was previously accrued but not paid to the offered certificates, and to reimburse the offered certificates for losses and certain shortfalls (including basis risk shortfalls) that they experienced previously.

         Application Of Realized Losses. If, on any distribution date after the balances of the offered certificates have been reduced by the amount of principal and excess cashflow paid on that date, the total principal balance of the offered certificates is greater than the total principal balance of the mortgage loans, the principal balance of the offered certificates that are lowest in order of payment priority will be reduced by the amount of such excess; provided that no realized losses shall be applied against the Class A-1 Certificates.

         Arrearages. As of the statistical calculation date, there are approximately $1,885,659 of delinquent mortgage loan payments which are the property of the trust and, to the extent recovered, will be deposited in a reserve fund maintained by the trustee and used to pay principal on the certificates in certain circumstances. See "Description of the Certificates--Application of Arrearage Reserve Account Release Amounts and Monthly Excess Cashflow Amounts" in this prospectus supplement.

OPTIONAL TERMINATION

         The Servicers, as they may mutually agree in accordance with the pooling agreement and each servicing agreement, have the option to purchase all but not part of the mortgage loans and any properties that the trust acquired in satisfaction of any of the mortgage loans. This option can be exercised when the total principal balance of the mortgage loans is 10% or less of the total principal balance of the mortgage loans on the cut-off date. If the option is exercised, your certificate will be retired early and you will be entitled to the following amounts to the extent available therefor:

o        the outstanding principal balance of your certificate;

o        one month's interest on such balance at the related pass-through rate;

o        any interest previously earned but not paid; and

o from the excess reserve fund account, any "Basis Risk Carry Forward Amount," as described in this Prospectus Supplement, from all previous distribution dates.

         You will receive the last two items only to the extent that there is enough cash to make such payments. See "The Pooling Agreement and the Servicing Agreements--Optional Termination" in this prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

         Dewey Ballantine LLP acted as tax counsel to the trust and is of the opinion that for federal income tax purposes:

o portions of the trust will be treated as one or more real estate mortgage investment conduits, or REMICs, and

o the Class A-1, Class A-2, Class M-1, Class M-2, Class B-1 and Class B-2 certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and will also represent interests in certain excess reserve fund account payments, which will be treated as a notional principal contract.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

RATINGS

         The Trust will not issue the certificates unless they receive the respective ratings set forth below from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch Ratings ("Fitch"):


                   Class         S&P        Moody's      Fitch
                   -----         ---        -------      -----
                    A-1          AAA          Aaa         AAA
                    A-2          AAA          Aaa         AAA
                    M-1           AA          Aa2          AA
                    M-2           A           A2           A
                    B-1          BBB         Baa2         BBB
                    B-2          BBB-        Baa3         BBB-


         The ratings on the certificates indicate the likelihood that you will receive all funds to which you are entitled by the terms of your certificate. The rating agency that issues the rating reviews the nature and credit quality of the mortgage loans and the soundness of the structure which the depositor has created to allow the payments on the mortgage loans to flow to the holders of the certificates. A rating is not a recommendation to buy, sell or hold securities and the rating agency can revise or withdraw it at any time. A rating does not address the likelihood of the payment of any Basis Risk Carry Forward Amount, the frequency of prepayments on the mortgage loans or the effect of such prepayments on your yield. See "Yield, Prepayment and Maturity Considerations" and "Ratings" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

LEGAL INVESTMENT

         You should consult with counsel to see if you are permitted to buy the offered certificates, since legal investment rules will vary depending on the type of entity purchasing the offered certificates, whether that entity is subject to regulatory authority, and if so, by whom. The offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as "SMMEA." See "Legal Investment" in this prospectus Supplement and in the prospectus.

ERISA CONSIDERATIONS

         If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986 or any materially similar provisions of applicable federal, state or local law, you should consult with counsel as to whether you can buy or hold an offered certificate. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

         In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the principal balances of the mortgage loans as of the statistical calculation date, which is June 1, 2003.

LESS STRINGENT UNDERWRITING STANDARDS AND THE RESULTANT POTENTIAL FOR DELINQUENCIES ON THE MORTGAGE LOANS COULD LEAD TO LOSSES ON YOUR SECURITIES.

     The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

     The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

INCLUSION OF DELINQUENT AND OTHER IMPAIRED MORTGAGE LOANS INCREASES RISK
OF LOSS.

         Approximately 5.96% of the mortgage loans were 30 to 59 days contractually delinquent. Approximately 1.71% of the mortgage loans were 60 to 89 days contractually delinquent. Approximately 5.38% of the mortgage loans were re-performing mortgage loans that were 90 days or more contractually delinquent. As a result, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent mortgage loan (including a mortgage loan that is a re-performing mortgage loan) will not ever become current or, if it does become current, that the mortgagor may become delinquent again. These past due payments on mortgage loans which were delinquent on or prior to the cut-off date are called "arrearages" and the principal and interest component thereof are a part of the Trust. All such arrearages will be deposited, to the extent recovered, in a reserve account to be established and maintained by the trustee on behalf of the certificateholders. Amounts on deposit in the arrearage reserve fund may be used to cover any overcollateralization deficiency by applying amounts on deposit therein to accelerate principal distributions on the certificates. Any arrearages due as of the cut-off date for unreimbursed servicing advances are not a part of the Trust and will not be used to make payments on your certificates.

         Each servicer will be required to make advances of delinquent payments of principal and interest on delinquent mortgage loans (other than simple interest mortgage loans and REO properties) as of the cut-off date, each to the extent such advances are deemed recoverable, until such mortgage loans become current (except with respect to any related arrearage). Reimbursements for advances of principal and interest and servicing advances with respect to such mortgage loan will reduce the liquidation proceeds available for distribution to certificateholders, except with respect to arrearages, which will not be reimbursed from liquidation proceeds if the application of such proceeds would cause any certificateholder to experience a realized loss with respect to the related mortgage loan.

         In addition, the mortgage pool includes:

               o    Mortgage loans with histories of delinquencies;

               o Mortgage loans where the related borrower is currently in bankruptcy;

               o Mortgage loans which may not comply with the applicable guidelines of the related originator;

               o Mortgage loans with low credit scores and/or high current loan-to-value ratios or combined amortized loan-to-value ratios;

               o Mortgage loans for which the original appraisal was not supported, resulting in a faulty initial loan-to-value ratio or combined amortized loan-to-value ratio;

               o    Seasoned mortgage loans;

               o    Mortgage loans missing loan documentation; and

               o Mortgage loans for which the related mortgaged property is in disrepair or exhibits deferred maintenance.

         For mortgage loans with missing or defective loan documentation (including any mortgage loan listed on the certification prepared by the custodian in accordance with the pooling agreement, which certification will set forth any missing or defective loan documentation as of such date), the seller will not be required to repurchase such mortgage loan from the trust fund unless the omission or defect materially interferes with the related servicer's ability to foreclose on the related mortgaged property at the time of foreclosure.

         As a result of these characteristics, the mortgage loans may have increased delinquencies and losses as compared to other mortgage pools and other series of mortgage pass-through certificates issued by the depositor and its affiliates. To the extent not otherwise covered by credit enhancement, such increased delinquencies and losses may result in the reduction of amounts available for distribution to certificateholders.

THERE ARE RISKS INVOLVING UNPREDICTABILITY OF PREPAYMENTS AND THE EFFECT OF PREPAYMENTS ON YIELDS.

         Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

         o If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.

         o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

         o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate mortgage loans are likely to decrease.

         o The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to the related borrowers, such borrowers (if qualified) may prepay their adjustable-rate mortgage loans. Adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

         o Approximately 58.86% of the mortgage loans require the mortgagor to pay a penalty if the mortgagor prepays the mortgage loan during periods ranging from one year to five years after the mortgage loan was originated. A prepayment charge may discourage a mortgagor from prepaying the mortgage loan during the applicable period. Such prepayment charges will be distributed to holders of the Class P Certificates and not to holders of the offered certificates.

         o The seller (or Countrywide Home Loans, Inc., as an originator of certain of the mortgage loans) may be required to purchase mortgage loans from the Trust in the event certain breaches of representations and warranties have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

         o If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

         o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates.

         See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

THERE ARE RISKS RELATING TO ALTERNATIVES TO FORECLOSURE.

         Certain of the mortgage loans will be delinquent as of the closing date. Other mortgage loans may become delinquent after the closing date. The related servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the mortgage loan. If the related servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

MODIFICATION OF A MORTGAGE LOAN BY THE SERVICERS MAY REDUCE THE YIELD ON THE RELATED SECURITIES

         In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, the respective servicer, if it determines it is in the best interests of the certificateholders, may permit modifications of the mortgage loan rather than proceeding with foreclosure, so long as such modification does not adversely affect the status of any of the REMICs comprising the trust fund. Modification may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan retained in the trust fund may result in reduced collections from that mortgage loan and, to the extent not covered by the related credit enhancement, reduced distributions on one or more classes of the certificates. Any mortgage loan modified to extend the final maturity of the mortgage loan may result in extending the final maturity of one ore more of the classes of certificates.

THERE IS A RISK THAT INTEREST PAYMENTS MAY BE INSUFFICIENT TO MAINTAIN OVERCOLLATERALIZATION.

         Because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the certificates, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the certificates as well as certain fees and expenses of the Trust. After these financial obligations of the Trust are covered, the available excess interest will be used to build and maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on the mortgage loans. We cannot assure you, however, that enough excess interest will be generated to build and maintain the overcollateralization level required by the rating agencies. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

         o Every time a mortgage loan is prepaid in full or repurchased, excess interest will be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

         o Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loans will no longer be outstanding and generating interest.

         o If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay certificateholders.

         o The pass-through rate of the certificates is based on one-month LIBOR while all the adjustable-rate mortgage loans have rates that are adjustable based on an index that is different from the index used to determine the pass-through rate on such certificates. As a result, the pass-through rate on such certificates may increase relative to interest rates on the mortgage loans, thus requiring that more of the interest generated by the mortgage loans be applied to cover interest on such certificates.

THERE IS A RISK THAT MORTGAGE INTEREST RATES MAY AFFECT THE OFFERED
CERTIFICATES.

         The offered certificates will accrue interest at a pass-through rate based on the one-month LIBOR index plus a specified margin, but are subject to a cap. The cap on interest paid on these certificates will be based on the weighted average of the interest rates on the mortgage loans net of certain expenses of the Trust. If the mortgage loans with relatively high interest rates prepay at a faster rate than the mortgage loans with lower interest rates, the cap will decrease and the pass-through rates on the offered certificates will be adversely affected.

         The pass-through rate on the offered certificates adjusts monthly while the mortgage interest rates on the adjustable-rate mortgage loans may adjust less frequently. Substantially all of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to the mortgage loan rate. Consequently, the operation of these interest rate caps may limit increases in the pass-through rate for extended periods in a rising interest rate environment.

         Although holders of the offered certificates will be entitled to receive any basis risk carry forward from and to the limited extent of funds available for such payments in the excess reserve fund account, there is no assurance that those funds will be available or sufficient to pay such basis risk carry forward amount.

THERE ARE RISKS RELATING TO SUBORDINATE LOANS.

         Approximately 1.92% of the mortgage loans evidence a second lien that is subordinate to the rights of the mortgagee under a first mortgage. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior mortgage loans only to the extent that the claims of any senior mortgage loans have been satisfied in full, including any foreclosure costs. In circumstances where the related servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write-off the entire outstanding principal balance of the related mortgage loan as bad debt. The foregoing considerations will be particularly applicable to junior mortgage loans that have high combined amortized loan-to-value ratios because the related servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

THERE ARE RISKS IN HOLDING SUBORDINATE CERTIFICATES.

         The protections afforded the senior certificates in this transaction create risks for the subordinate certificates. Prior to any purchase of any subordinate certificates, consider the following factors that may adversely impact your yield:

         o Because the subordinate certificates receive interest and principal distributions after the senior certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

         o If a simple interest mortgage loan becomes delinquent or the related servicer determines not to advance a delinquent payment on an actuarial mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the subordinate certificates.

         o With respect to simple interest mortgage loans, if monthly payments are made in any month less than 30 days after the previous payment or shortfalls in interest collections result from prepayments in full, there may be a shortfall in distributions on the certificates. This will disproportionately impact the subordinate certificates. In addition, the portion of the shortfalls in the amount of interest collections on actuarial mortgage loans that are attributable to prepayments in full and are not covered by the related servicer and shortfalls in interest collections on any mortgage loans arising from the timing of partial principal prepayments may result in a shortfall in distributions on the certificates, which will disproportionately impact the subordinate certificates.

         o The subordinate certificates are not expected to receive principal distributions until, at the earliest, July 25, 2006.

         o Losses resulting from the liquidation of defaulted mortgage loans will first reduce the level of overcollateralization, if any, for the certificates. If there is no overcollateralization, losses will be allocated to the subordinate certificates. A loss allocation results in a reduction in a certificate balance without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

         o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

         See "Description of the Certificates" and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for more detail.

THERE IS A RISK THAT INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT TO PAY INTEREST ON YOUR CERTIFICATES.

         When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. Similarly, with respect to simple interest mortgage loans, the mortgagor is only charged interest up to the date on which payment is made. Therefore, if a mortgagor makes a payment on a simple interest mortgage loan in any month less than 30 days after the previous payment date, a shortfall in interest collections available for payment on the next distribution date may result. The related servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full on actuarial mortgage loans, but only up to the related servicing fee (or with respect to Countrywide Home Loans Servicing LP, 50% of its servicing fee) for the related accrual period. The servicers are not required to cover any shortfall in interest collections that are attributable to prepayments in full or the timing of monthly payments on simple interest mortgage loans. If the credit enhancement is insufficient to cover this shortfall in excess of the amount covered by the related servicer, you may incur a loss.

         In addition, the related servicer will not cover shortfalls in collections arising from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and any other similar state laws.

         On any distribution date, any shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar state law and any prepayment interest shortfalls not covered by compensating interest payments from the related servicer will be allocated first to reduce the amounts otherwise distributable on the Class X certificates, and thereafter as a reduction to the accrued certificate interest for the offered certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that distribution date. The holders of the offered certificates will not be entitled to payment for the allocation of any shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar state law or prepayment interest shortfalls described above.

THERE IS A RISK RELATING TO THE POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE OFFERED CERTIFICATES.

         The credit enhancement features described in the summary are intended to enhance the likelihood that holders of the offered certificates will receive regular payments of interest and principal.

         If delinquencies or defaults occur on the mortgage loans, neither the related servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted actuarial mortgage loans if such advances are not likely to be recovered. Neither the related servicer nor any other entity will advance scheduled monthly payments of principal and interest on simple interest mortgage loans and REO properties. We cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of such delinquencies or defaults.

         If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

THERE IS A RISK BECAUSE THE CERTIFICATES ARE NOT OBLIGATIONS OF ANY ENTITY.

         The offered certificates represent an interest in the trust fund only. No other person will insure or guarantee the offered certificates or will have any obligation with respect to the certificates except for the obligations of the depositor, the seller and Countrywide Home Loans, Inc., as originator of certain of the mortgage loans, pursuant to certain limited representations and warranties made with respect to the mortgage loans and of the related servicer with respect to its servicing obligations under the related servicing agreement. No government agency or instrumentality will guarantee or insure the certificates or the underlying mortgage loans. Proceeds of the assets included in the trust fund (including the mortgage loans) will be the sole source of payments on the offered certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the offered certificates.

THERE IS A RISK THAT THERE MAY BE A DELAY IN RECEIPT OF LIQUIDATION PROCEEDS, AND THAT LIQUIDATION PROCEEDS MAY BE LESS THAN THE OUTSTANDING BALANCE OF THE MORTGAGE LOAN.

         Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment to the extent the credit enhancements are insufficient to cover the loss.

THERE IS AN INCREASED RISK OF LOSS RELATING TO HIGH COMBINED AMORTIZED LOAN-TO-VALUE RATIOS.

         Mortgage loans with combined amortized loan-to-value ratios in excess of 80% may present a greater risk of loss than mortgage loans with combined amortized loan-to-value ratios of equal to or below 80%. Approximately 45.14% of the mortgage loans had a combined amortized loan-to-value ratio in excess of 80% as of the statistical calculation date, and are not covered by a primary mortgage insurance policy, insurance from the Federal Housing Administration or a guaranty from the United States Department of Veterans Affairs. Additionally, the determination of the value of a mortgaged property used in the calculation of the Combined Amortized Loan-to-Value Ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

THERE ARE RISKS RELATING TO GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS.

         The following states have the highest concentrations of mortgage loans, based on the aggregate principal balance of the mortgage loans as of the statistical calculation date: approximately 30.83% in California, approximately 8.31% in New York, approximately 6.33% in Florida, approximately 3.86% in Texas and approximately 3.78% in Colorado.

         Property in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, hurricanes, floods, mudslides and other natural disasters. Properties in Florida may be particularly susceptible to certain types of uninsurable hazards such as hurricanes.

         In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

         o Economic conditions in states listed above which may or may not affect real property values may affect the ability of mortgagors to repay their loans on time.

         o Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios or Combined Amortized Loan-to-Value Ratios, as applicable.

         o Any increase in the market value of properties located in the states listed above would reduce the loan-to-value ratios or Combined Amortized Loan-to-Value Ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

RECENT DEVELOPMENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS.

         The government of the United States has stated that it is likely that future acts of terrorism may take place against the United States or its allies. It is impossible to predict the extent to which any future terrorist activities or any future military operations, either domestically or internationally, may affect the economy and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect an investment in the certificates, including the ability of an investor to resell its certificates. These disruptions and uncertainties could materially adversely affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

         As a result of the terrorist attacks against the United States and recent military operations against Iraq, President Bush has authorized the placement of tens of thousands of military reservists on active duty status. To the extent that any such person is a borrower under a mortgage loan, the interest rate limitations and other provisions of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would apply to the mortgage loan during the period of active duty and the servicer would not have any obligation to advance any shortfalls resulting therefrom. It is possible that the number of reservists and members of the national guard placed on active duty status in the near future may increase. In addition, other borrowers who enter military service after the origination of their mortgage loans (including borrowers who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Soldiers' and Sailors' Civil Relief Act. See "Legal Aspects of Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus.

         On June 21, 2002, revised California Assembly Bill No. 1433, a bill to amend current provisions of the California Military and Veterans Code, was passed. The revised California law provides protection similar to that provided by the Soldiers' and Sailors' Civil Relief Act of 1940 to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President, and reservists called to active duty. Those eligible under the revised California law must provide a copy of their orders to the servicer of their mortgage loan to qualify for relief, which may include reduced interest rates and deferment of payments. In addition to California, other states have recently enacted or proposed similar legislation.

         These state laws could result in shortfalls and could affect the ability of the servicer to foreclose on a defaulted mortgage loan in a timely fashion. In addition, these state laws, like the Soldiers' and Sailors' Civil Relief Act of 1940, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. None of the depositor, the seller or any servicer has undertaken a determination as to which mortgage loans, if any, may be affected by these state laws or the Soldiers' and Sailors' Civil Relief Act of 1940.

THERE ARE RISKS RELATING TO BALLOON LOANS.

         Approximately 2.07% of the mortgage loans are balloon loans. Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss.

THE LACK OF A SECONDARY MARKET MAY LIMIT YOUR ABILITY TO SELL YOUR CERTIFICATES.

         The underwriters intend to make a secondary market in the certificates they purchase, but they have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

VIOLATIONS OF FEDERAL AND STATE LAWS MAY CAUSE LOSSES ON YOUR CERTIFICATES.

         There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

      o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

      o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

         Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         The seller will represent (or as described below, will assign Countrywide Home Loans, Inc.'s representation) that each mortgage loan sold by it is in compliance with applicable federal and state laws and regulations. In addition, the seller will represent that none of the mortgage loans sold by it are classified as "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or "high cost," "threshold," "covered" or "predatory" loans under any other applicable federal, state or local law. In the event of a material breach of any of such representations, the seller or Countrywide, as the case may be, will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

IN THE EVENT THE SELLER OR COUNTRYWIDE IS NOT ABLE TO REPURCHASE OR REPLACE DEFECTIVE MORTGAGE LOANS YOU MAY SUFFER LOSSES ON YOUR CERTIFICATES.

         Countrywide Home Loans, Inc., as originator of certain of the mortgage loans, made various representations and warranties to the seller, as of March 1, 2003, pursuant to a mortgage loan purchase and warranties agreement, which representations and warranties have been assigned to the depositor and by the depositor to the trust. The seller will make various representations and warranties with respect to the Countrywide mortgage loans only for the period from March 1, 2003 through the closing date (with respect to any representations and warranties that speak as of a date after the origination of the related mortgage loan) but will make representations and warranties with respect to all other mortgage loans since the date of origination of such mortgage loans.

         If the seller or Countrywide, as the case may be, fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, the seller or Countrywide, as the case may be, will be required to repurchase or replace the defective loan. See "The Pooling Agreement and the Servicing Agreements--Assignment of the Mortgage Loans" in this prospectus supplement. In the event that the seller or Countrywide, as the case may be, is not able to repurchase or replace any defective mortgage loans at the date such action is required, for financial or other reasons, you may suffer losses on your certificates. The inability of the seller or Countrywide, as the case may be, to repurchase or replace defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your certificates could occur.

THERE ARE RISKS RELATING TO REDUCTION OR WITHDRAWAL OF RATINGS.

         Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

                                THE MORTGAGE POOL

         Morgan Stanley Mortgage Capital Inc. (the "Seller") provided the information in the following paragraphs. None of the Depositor, any Underwriter, the Servicers, the Trustee, the Master Reporting Agent or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         Certain information with respect to the Mortgage Loans expected to be included in the Mortgage Pool is set forth herein as of the Statistical Calculation Date of June 1, 2003 (the "Statistical Calculation Date"). Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Seller believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date (the "Final Mortgage Pool"), although certain characteristics of the Mortgage Loans may vary.

GENERAL

         The assets included in the Trust (the "Trust Fund") are expected to consist of a pool of 1,562 closed-end, fixed-rate and adjustable-rate mortgage loans (the "Mortgage Pool") having original terms to maturity ranging from 120 months to 480 months (the "Mortgage Loans") and an aggregate principal balance as of the Statistical Calculation Date of approximately $174,417,280. All Mortgage Loan statistics set forth herein are based on principal balances, interest rates, terms to maturity, mortgage loan counts and similar statistics as of the Statistical Calculation Date. All weighted averages specified herein are based on the principal balances of the Mortgage Loans as of the Statistical Calculation Date, as adjusted for the principal payments received or advanced on or before such date (each, a "Statistical Calculation Date Principal Balance"). The "Principal Balance" of a Mortgage Loan, as of any date, is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments and other recoveries in respect of principal made or advanced on such Mortgage Loan, plus, with respect to any negative amortization Mortgage Loan, Deferred Interest. References to percentages of the

Mortgage Loans mean percentages based on the aggregate of the Statistical Calculation Date Principal Balances of the Mortgage Loans, unless otherwise specified. The "Pool Balance" is equal to the aggregate of the Principal Balances of the Mortgage Loans.

         The Depositor will purchase the Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), dated as of the Cut-off Date, between the Seller and the Depositor. Pursuant to the Pooling Agreement, the Depositor will cause the Mortgage Loans and the Servicing Agreements to be assigned to the Trustee on behalf of the Trust and for the benefit of the Certificateholders. See "The Pooling Agreement and the Servicing Agreements" in this Prospectus Supplement.

         Each of the Mortgage Loans in the Mortgage Pool was selected from the Seller's portfolio of mortgage loans. The Mortgage Loans were acquired by the Seller in the secondary market in the ordinary course of its business, and re-underwritten by the Seller in accordance with its underwriting standards as described in "Underwriting Standards." The Mortgage Loans in the Mortgage Pool were originated or acquired by various mortgage loan originators. Approximately 34.23% of the Mortgage Loans were originated or acquired by Countrywide Home Loans, Inc. ("Countrywide"). For a description of Countrywide's underwriting standards, see "Countrywide Underwriting Standards."

         Under the Pooling Agreement, the Seller will make certain representations and warranties to the Trustee relating to, among other things, the due execution and enforceability of the Pooling Agreement, its title to the Mortgage Loans and certain characteristics of the Mortgage Loans (other than the Mortgage Loans originated by Countrywide, with respect to which the Seller will assign the representations and warranties made by Countrywide to the Seller, as of March 1, 2003, pursuant to a Mortgage Loan Purchase and Warranties Agreement (the "Countrywide Agreement"), and the Seller will only make representations and warranties with respect to such Countrywide Mortgage Loans for the period covering March 1, 2003 through the Closing Date (with respect to any representations and warranties that speak as of a date after the origination of the related Mortgage Loan)) and, subject to certain limitations, the Seller or Countrywide, as applicable, will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the Certificateholders' interests in such Mortgage Loan or the status of any of the REMICs comprising the Trust Fund. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or that are otherwise defective. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller other than the repurchase or substitution obligations described above.

         The Mortgage Pool will consist of fixed-rate Mortgage-Loans (the "Fixed-Rate Mortgage Loans") and adjustable-rate Mortgage Loans (the "Adjustable-Rate Mortgage Loans"). The Fixed-Rate Mortgage Loans consist of 814 fixed-rate Mortgage Loans with an aggregate principal balance of approximately $67,116,302 as of the Statistical Calculation Date. The Adjustable-Rate Mortgage Loans consist of 748 adjustable-rate Mortgage Loans with an aggregate principal balance of approximately $107,300,978 as of the Statistical Calculation Date.

         The Mortgage Loans consist of Performing Mortgage Loans, Sub-Performing Mortgage Loans and Re-Performing Mortgage Loans, each as defined below:

         o A "Performing Mortgage Loan" is a Mortgage Loan (which may be a Payment Plan Mortgage Loan or a Bankruptcy Plan Mortgage Loan) pursuant to which no payment due under the related Mortgage Note (or any modification thereto) prior to the Cut-off Date, is 30 or more days Delinquent.

         o A "Sub-Performing Mortgage Loan" is a Mortgage Loan (which may be a Payment Plan Mortgage Loan or a Bankruptcy Plan Mortgage Loan) pursuant to which a payment due prior to the Cut-off Date under the terms of the related Mortgage Note (or any modification thereto), is at least 30 but not more than 89 days Delinquent.

         o A "Re-Performing Mortgage Loan" is a Mortgage Loan (which may be a Payment Plan Mortgage Loan or a Bankruptcy Plan Mortgage Loan) which had defaulted in the past and which is currently at least 90 days Delinquent with respect to certain Regular Scheduled Payments but which satisfies one of the following criteria (the "Re-Performance Test"):

              (a) the mortgagor has made at least three aggregate Regular
                  Scheduled Payments in the three calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to March 1, 2003), or

              (b) the mortgagor has made at least four aggregate Regular
                  Scheduled Payments in the four calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to February 1, 2003), or

              (c) the mortgagor has made at least five aggregate Regular
                  Scheduled Payments in the five calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to January 1, 2003).

         Certain Mortgage Loans have been modified in writing and are also characterized as follows:

         o A "Payment Plan Mortgage Loan" is a Mortgage Loan with respect to which the related mortgagor must make monthly payments in an amount at least equal to the sum of (i) the amount of the monthly scheduled payment of principal and interest determined in accordance with such Mortgage Loan's original amortization schedule ("Regular Scheduled Payments") plus (ii) an additional amount to be applied to pay down (a) the total amount of scheduled monthly payments due thereon on or before the Cut-off Date but not received prior to the Cut-off Date plus (b) the aggregate amount of tax and insurance advances made with respect to such Mortgage Loan to the extent such advances are outstanding as of the Cut-off Date.

         o A "Bankruptcy Plan Mortgage Loan" is a Mortgage Loan with respect to which the related mortgagor defaulted and, after such default, became the subject of a bankruptcy case under the United States Bankruptcy Code, 11 U.S.C. ss. ss. 101 et seq. (the "Bankruptcy Code") or a state bankruptcy code and, as of the Cut-off Date, had a confirmed bankruptcy plan. Each such bankruptcy plan generally requires the related mortgagor to make monthly payments in an amount at least equal to (i) the Regular Scheduled Payment plus (ii) an additional amount sufficient to pay down overdue amounts resulting from the period of default, generally over a period of three to five years from the commencement of such bankruptcy plan.

         A Mortgage Loan is "Delinquent" if the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related mortgagor under the related Mortgage Note (the "Monthly Payment") and due on a due date is not paid by the close of business on the next scheduled due date for such Mortgage Loan. Thus, a Mortgage Loan for which the mortgagor failed to make the Monthly Payment due on June 1, 2003 will be reported as Delinquent on July 2, 2003 if the payment is not made by the close of business on July 1, 2003.

         With respect to any Mortgage Loan that is a Delinquent Mortgage Loan as of the Cut-off Date, the total amount of scheduled Monthly Payments due thereon on or before the Cut-off Date but not received prior to the Cut-off Date, other than any outstanding servicing advances as of such date on such Mortgage Loan ("Servicing Arrearages"), is referred to as the related "P&I Arrearage." See "Application of Arrearage Reserve Account Release Amounts and Monthly Excess Cashflow Amounts" in this Prospectus Supplement. Approximately $1,885,659 of P&I Arrearages will be included as part of the Trust Fund to the extent received, and payments with respect to P&I Arrearages to the extent received, will be deposited in the Arrearage Reserve Account. Amounts on deposit in the Arrearage Reserve Account may be used to make principal distributions on the Certificates to the extent an Overcollateralization Deficiency exists on any Distribution Date. The Servicing Arrearages will not be included as part of the Trust Fund and, accordingly, Certificateholders should not rely on such amounts for payments on the Certificates. See "Description of the Certificates--Principal Distributions and Application of Arrearage Reserve

Account Release Amounts and Monthly Excess Cashflow Amounts" in this Prospectus Supplement. The Servicers shall be required to make servicing advances on Delinquent Mortgage Loans and make advances of delinquent payments of principal and interest on Delinquent Mortgage Loans (other than Simple Interest Mortgage Loans or REO Properties) as of the Cut-off Date, each to the extent such advances are deemed recoverable, until such Mortgage Loans become current (except with respect to any related P&I Arrearage). Reimbursements for advances of principal and interest and servicing advances with respect to Delinquent Mortgage Loans will reduce the liquidation proceeds available for distribution to Certificateholders, except with respect to P&I Arrearages, which will not be reimbursed from liquidation proceeds if the application of such proceeds would cause any Certificateholder to experience a realized loss with respect to the related Mortgage Loan.

MORTGAGE LOAN STATISTICS

         The Mortgage Loans consists of 1,562 fixed and adjustable-rate Mortgage Loans. The aggregate Principal Balance of the Mortgage Loans as of the Statistical Calculation Date is equal to approximately $174,417,280 and the P&I Arrearage is equal to approximately $1,885,659. The Mortgage Loans have original terms to maturity ranging from 120 to 480 months. The following statistical information, unless otherwise specified, is based upon the aggregate Principal Balance of the Mortgage Loans as of Statistical Calculation Date.

         The Mortgage Loans are secured by mortgages, deeds of trust or other similar security instruments (each, a "Mortgage") creating first or second liens on one- to four-family residential properties consisting of one- to four-family dwelling units and individual condominium units (each, a "Mortgaged Property"). Approximately 45.14% of the Mortgage Loans had a Combined Amortized Loan-to-Value Ratio as of the Statistical Calculation Date in excess of 80% and do not have primary mortgage insurance, insurance from the Federal Housing Administration or a guaranty from the United States Department of Veterans Affairs. There can be no assurance that the Combined Amortized Loan-to-Value Ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original Combined Amortized Loan-to-Value Ratio. Approximately 93.11% of the Mortgage Loans have scheduled Monthly Payments due on the first day of the month (the day such Monthly Payments are due with respect to each Mortgage Loan, a "Due Date").

         Approximately 86.95% of the Mortgage Loans are Performing Mortgage Loans. Approximately 7.67% of the Mortgage Loans are Sub-Performing Mortgage Loans, including 2.70% that are Payment Plan Mortgage Loans and 0.44% that are Bankruptcy Plan Mortgage Loans. Of the Mortgage Loans, approximately 5.96% are 30-59 days past due and approximately 1.71% are 60-89 days past due. Approximately 5.38% of the Mortgage Loans are Re-Performing Mortgage Loans, including 1.18% that are Payment Plan Mortgage Loans and 3.83% that are Bankruptcy Plan Mortgage Loans.

         Approximately 58.86% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. No such prepayment charge will be distributed to the holders of the Offered Certificates.

         Approximately 2.07% of the Mortgage Loans will not fully amortize by their respective maturity dates and may require a final lump sum payment on their respective maturity dates (each such Mortgage Loan, a "Balloon Loan"). The Monthly Payment for each Balloon Loan is based on an amortization schedule of 360 months, except for the final payment (the "Balloon Payment") which is generally due and payable on the 180th month following origination of such Mortgage Loan, depending on the terms of the related mortgage note. With respect to the majority of the Balloon Loans, the Monthly Payments for such Balloon Loans amortize over 360 months, but the Balloon Payment is generally due in the 180th month following origination. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Mortgage Loan.

         Each Fixed-Rate Mortgage Loan accrues interest at a per annum rate (the "Mortgage Interest Rate") of not less than 4.500% per annum and not more than 21.000% per annum and as of the Statistical Calculation Date the weighted average Mortgage Interest Rate of the Fixed-Rate Mortgage Loans was approximately 9.209% per annum.

         A substantial majority of the Adjustable-Rate Mortgage Loans provide for semi-annual adjustment to the Mortgage Interest Rate thereon and for corresponding adjustments to the Monthly Payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"). On each Adjustment Date for each Adjustable-Rate Mortgage Loan, the Mortgage Interest Rate thereon will be adjusted to equal the sum of the index applicable to determining the Mortgage Interest Rate on each Adjustable-Rate Mortgage Loan (the "Index") and a fixed percentage amount (the "Gross Margin"). The Mortgage Interest Rate on each such Adjustable-Rate Mortgage Loan will not increase or decrease by a percentage ranging from 1.000% to 6.000% per annum on the first related Adjustment Date (the "Initial Periodic Rate Cap") and from 1.000% to 2.000% per annum on any Adjustment Date thereafter (the "Periodic Rate Cap"). The Adjustable-Rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 1.990% per annum and a weighted average Periodic Rate Cap of approximately 1.237% per annum thereafter. Each Mortgage Interest Rate on each such Adjustable-Rate Mortgage Loan will not exceed a specified maximum Mortgage Interest Rate over the life of such Adjustable-Rate Mortgage Loan (the "Maximum Mortgage Interest Rate") or be less than a specified minimum Mortgage Interest Rate over the life of such Adjustable-Rate Mortgage Loan (the "Minimum Mortgage Interest Rate"). Effective with the first Monthly Payment due on each Adjustable-Rate Mortgage Loan after each related Adjustment Date, the Monthly Payment amount will be adjusted (other than for the Adjustable-Rate Mortgage Loans that are Balloon Loans) to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Interest Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Interest Rates, the Mortgage Interest Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "--The Index" in this Prospectus Supplement. .

         Approximately 0.42% of the Adjustable-Rate Mortgage Loans have the possibility of negative amortization because of limits on the amount by which the Monthly Payment may be adjusted on an Adjustment Date. With respect to a negative amortization Mortgage Loan, any portion of interest not currently paid by the mortgagor (the "Deferred Interest") is added to the principal balance of such Mortgage Loan.

         The Adjustable-Rate Mortgage Loans had Mortgage Interest Rates as of the Statistical Calculation Date of not less than 3.875% per annum and not more than 13.875% per annum and the weighted average Mortgage Interest Rate was approximately 8.677% per annum. As of the Statistical Calculation Date, the Adjustable-Rate Mortgage Loans had Gross Margins ranging from 1.750% to 13.000%, Minimum Mortgage Interest Rates ranging from 1.125% per annum to 13.875% per annum and Maximum Mortgage Interest Rates ranging from 10.250% per annum to 22.375% per annum. As of the Statistical Calculation Date, the weighted average Gross Margin was approximately 6.413%, the weighted average Minimum Mortgage Interest Rate was approximately 8.333% per annum and the weighted average Maximum Mortgage Interest Rate was approximately 15.354% per annum. The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Mortgage Loan occurs in February 2006 and the weighted average number of months to the next Adjustment Date following the Cut-off Date for all of the Adjustable-Rate Mortgage Loans is approximately 18 months.

         The weighted average remaining term to maturity of the Mortgage Loans will be approximately 316 months as of the Statistical Calculation Date. None of the Mortgage Loans had a first Due Date prior to January 1986 or after March 2003 or will have a remaining term to maturity of less than 1 month or greater than 356 months as of the Statistical Calculation Date. The latest maturity date of any Mortgage Loan is February 2033.

         The average Principal Balance of the Mortgage Loans at origination was approximately $116,972.51. No Mortgage Loan had a Statistical Calculation Date Principal Balance of greater than approximately $1,099,234.73 or less than approximately $134.64. The average Statistical Calculation Date Principal Balance of the Mortgage Loans was approximately $111,662.79.

         Approximately 1.92% of the Mortgage Loans are secured by a second Mortgage that is junior to a first mortgage lien (a "First Lien") on the related Mortgaged Property, and approximately 98.08% of the Mortgage Loans are secured by a First Lien on the related Mortgaged Property.

         The Mortgage Loans have the following characteristics as of the Statistical Calculation Date (the sum in any column may not equal the total indicated due to rounding):

                               PERFORMANCE STATUS



                                                         NUMBER OF MORTGAGE      PRINCIPAL BALANCE          % BY PRINCIPAL
                  PERFORMANCE STATUS                           LOANS                OUTSTANDING          BALANCE OUTSTANDING
---------------------------------------------------   -----------------------  ---------------------  -------------------------
Performing..................................                    1,332             $  151,656,029                 86.95%
Re-performing...............................                      108                  9,377,661                  5.38
Sub-performing..............................                      122                 13,383,590                  7.67
                                                      -----------------------  ---------------------  -------------------------
TOTAL.......................................                    1,562             $  174,417,280                100.00%
                                                      =======================  =====================  =========================



                        RANGE OF MORTGAGE INTEREST RATES



                                                                                                     % BY PRINCIPAL
                                                            NUMBER OF         PRINCIPAL BALANCE         BALANCE
           RANGE OF MORTGAGE INTEREST RATES               MORTGAGE LOANS         OUTSTANDING          OUTSTANDING
-----------------------------------------------------   ------------------   --------------------   -----------------
<=6.000%...........................................               29           $    3,675,326              2.11%
6.001% - 6.500%....................................               30                5,898,711              3.38
6.501% - 7.000%....................................               93               20,108,185             11.53
7.001% - 7.500%....................................               86               13,900,244              7.97
7.501% - 8.000%....................................              121               20,856,360             11.96
8.001% - 8.500%....................................              114               15,386,183              8.82
8.501% - 9.000%....................................              158               21,273,347             12.20
9.001% - 9.500%....................................              119               14,826,022              8.50
9.501% - 10.000%...................................              177               17,854,224             10.24
10.001% - 10.500%..................................              110                8,883,445              5.09
10.501% - 11.000%..................................              180               13,492,844              7.74
11.001% - 11.500%..................................               84                5,952,244              3.41
11.501% - 12.000%..................................              105                6,290,546              3.61
12.001% - 12.500%..................................               35                1,813,019              1.04
12.501% - 13.000%..................................               53                2,137,921              1.23
13.001% - 13.500%..................................               24                  961,007              0.55
13.501% - 14.000%..................................               20                  462,011              0.26
14.001% - 14.500%..................................                7                  124,616              0.07
14.501% - 15.000%..................................                3                  194,217              0.11
15.001% - 15.500%..................................                3                  113,281              0.06
15.501% - 16.000%..................................                4                   87,945              0.05
16.001% - 16.500%..................................                1                   54,477              0.03
16.501% - 17.000%                                                  3                   43,626              0.03
(greater than or equal to) 17.001%.................                3                   27,480              0.02
                                                        ------------------   --------------------   -----------------
TOTAL:.............................................            1,562           $  174,417,280            100.00%
                                                        ==================   ====================   =================

------------------------------
Minimum:  3.875%
Maximum:  21.000%
Weighted Average:  8.882%

                               PRINCIPAL BALANCES

                                                                                                     % BY PRINCIPAL
                                                            NUMBER OF         PRINCIPAL BALANCE          BALANCE
                PRINCIPAL BALANCE ($)                     MORTGAGE LOANS         OUTSTANDING           OUTSTANDING
-----------------------------------------------------  -------------------  ---------------------  -------------------
1 - 25,000.........................................              143           $    2,378,755              1.36%
25,001 - 50,000....................................              334               12,961,060              7.43
50,001 - 75,000....................................              264               16,371,203              9.39
75,001 - 100,000...................................              190               16,545,799              9.49
100,001 - 125,000..................................              138               15,556,087              8.92
125,001 - 150,000..................................              128               17,573,938             10.08
150,001 - 175,000..................................               72               11,680,222              6.70
175,001 - 200,000..................................               59               10,965,341              6.29
200,001 - 225,000..................................               55               11,690,003              6.70
225,001 - 250,000..................................               46               10,879,100              6.24
250,001 - 275,000..................................               23                6,007,157              3.44
275,001 - 300,000..................................               29                8,382,961              4.81
300,001 - 325,000..................................               11                3,414,376              1.96
325,001 - 350,000..................................               15                5,102,136              2.93
350,001 - 375,000..................................               13                4,706,238              2.70
375,001 - 400,000..................................               11                4,257,298              2.44
400,001 - 425,000..................................                6                2,478,969              1.42
425,001 - 450,000..................................                4                1,721,333              0.99
450,001 - 475,000..................................                5                2,336,311              1.34
475,001 - 500,000..................................                8                3,904,647              2.24
500,001 - 750,000..................................                7                4,405,111              2.53
(greater than or equal to) 1,000,000...............                1                1,099,235              0.63
                                                       -------------------  ---------------------  -------------------
TOTAL:                                                         1,562           $  174,417,280            100.00%
                                                       ===================  =====================  ====================

-----------------------------------

Minimum:  $135
Maximum:  $1,099,235
Weighted Average:  $111,663

                RANGE OF COMBINED AMORTIZED LOAN-TO-VALUE RATIOS

                                                                                                    % BY PRINCIPAL
                                                     NUMBER OF MORTGAGE      PRINCIPAL BALANCE          BALANCE
     RANGE OF COMBINED AMORTIZED LOAN-TO-VALUE              LOANS               OUTSTANDING           OUTSTANDING
--------------------------------------------------  --------------------  ----------------------  -------------------
<=40.00%.........................................             82             $    3,040,776                 1.74%
40.01% - 45.00%..................................             31                  1,937,121                 1.11
45.01% - 50.00%..................................             44                  2,551,167                 1.46
50.01% - 55.00%..................................             49                  4,719,091                 2.71
55.01% - 60.00%..................................             49                  4,400,194                 2.52
60.01% - 65.00%..................................             95                  8,499,171                 4.87
65.01% - 70.00%..................................            135                 12,744,100                 7.31
70.01% - 75.00%..................................            188                 18,785,737                10.77
75.01% - 80.00%..................................            310                 36,790,531                21.09
80.01% - 85.00%..................................            207                 30,851,043                17.69
85.01% - 90.00%..................................            130                 21,290,013                12.21
90.01% - 95.00%..................................             40                  5,546,719                 3.18
95.01% - 100.00%.................................            200                 23,116,772                13.25
100.01% - 105.00%................................              2                    144,844                 0.08
                                                    --------------------  ----------------------  -------------------
TOTAL:...........................................          1,562             $  174,417,280               100.00%
                                                    ====================  ======================  ===================

--------------------------
Minimum:  1.47%
Maximum:  103.22%
Weighted Average:  79.09%

         The "Combined Amortized Loan-To-Value Ratio" of a Mortgage Loan shall generally mean the ratio, expressed as a percentage, of (i) the sum of (a) the principal amount of the Mortgage Loan as of the Cut-off Date plus (b) the outstanding balance of the First Lien, if any, at origination of the Mortgage Loan over (ii) the appraised value of the related Mortgaged Property at origination or the sale price, if the appraised value is not available.



                           ORIGINAL TERMS TO MATURITY

                                                                                                    % BY PRINCIPAL
                                                           NUMBER OF          PRINCIPAL BALANCE          BALANCE
               ORIGINAL TERM (MONTHS)                    MORTGAGE LOANS          OUTSTANDING           OUTSTANDING
-----------------------------------------------------  ------------------   --------------------   ------------------
61 - 120...........................................              14            $      279,407               0.16%
121 - 180..........................................             271                10,658,815               6.11
181 - 240..........................................              62                 2,999,467               1.72
241 - 300..........................................               1                    42,722               0.02
301 - 360..........................................           1,212               160,127,125              91.81
(greater than or equal to) 361.....................               2                   309,743               0.18
                                                       ------------------   --------------------   ------------------
TOTAL:.............................................           1,562            $  174,417,280             100.00%
                                                       ==================   ====================   ==================

---------------------------------
Minimum:  120 months
Maximum:  480 months
Weighted Average:  347 months

                           REMAINING TERMS TO MATURITY

                                                  NUMBER OF MORTGAGE      PRINCIPAL BALANCE         % BY PRINCIPAL
            REMAINING TERM (MONTHS)                      LOANS               OUTSTANDING         BALANCE OUTSTANDING
------------------------------------------------  -------------------    -------------------   ------------------------
<=60............................................            20             $      271,293                 0.16%
61 - 120........................................           162                  4,928,845                 2.83
121 - 180.......................................           149                  7,663,264                 4.39
181 - 240.......................................           123                 13,268,630                 7.61
241 - 300.......................................           214                 17,137,478                 9.83
301 - 360.......................................           894                131,147,770                75.19
                                                  -------------------    -------------------   ------------------------
TOTAL:..........................................         1,562              $ 174,417,280               100.00%
                                                  ===================    ===================   ========================

--------------------------------------
Minimum:  1 month
Maximum:  356 months
Weighted Average:  316 months

                                    SEASONING

                                                                                                      % BY PRINCIPAL
                                                              NUMBER OF        PRINCIPAL BALANCE         BALANCE
                   SEASONING (MONTHS)                      MORTGAGE LOANS         OUTSTANDING          OUTSTANDING
------------------------------------------------------   ------------------  ---------------------   -----------------
1-12.................................................              791          $  113,790,198             65.24%
13 - 24..............................................              134              15,263,056              8.75
25 - 36..............................................               35               3,324,489              1.91
37 - 48..............................................               36               3,214,066              1.84
49 - 60..............................................               36               3,294,028              1.89
61 - 72..............................................               88               8,015,425              4.60
73 - 84..............................................               24               1,720,776              0.99
85 - 96..............................................              135               6,306,461              3.62
97 - 108.............................................              166               7,504,301              4.30
109 - 120............................................               20               1,708,360              0.98
121 - 132............................................               24               2,326,266              1.33
133 - 144............................................               11               1,155,850              0.66
145 - 156............................................               13               1,295,571              0.74
157 - 168............................................               35               3,523,673              2.02
169 - 180............................................                8               1,697,488              0.97
181 - 192............................................                3                 135,796              0.08
193 - 204............................................                2                  93,557              0.05
205 - 216............................................                1                  47,917              0.03
                                                         ------------------  ---------------------   -----------------
TOTAL:...............................................            1,562          $  174,417,280            100.00%
                                                         ==================  =====================   =================


Minimum: 4 months
Maximum: 210 months
Weighted Average: 30 months

                                ADJUSTMENT TYPES

                                                                                                     % BY PRINCIPAL
                                                              NUMBER OF        PRINCIPAL BALANCE         BALANCE
                    ADJUSTMENT TYPE                        MORTGAGE LOANS         OUTSTANDING          OUTSTANDING
------------------------------------------------------  -------------------  ---------------------- -----------------
Fixed-Rate...........................................              814          $    67,116,302            38.48%
Adjustable-Rate......................................              748              107,300,978            61.52
                                                        -------------------  ---------------------- -----------------
TOTAL................................................            1,562          $   174,417,280           100.00%
                                                        ===================  ====================== =================


                                  PRODUCT TYPES

                                                                                                       % BY PRINCIPAL
                                                                  NUMBER OF      PRINCIPAL BALANCE        BALANCE
                        PRODUCT TYPE                           MORTGAGE LOANS       OUTSTANDING         OUTSTANDING
-----------------------------------------------------------  ------------------ --------------------  -----------------

Fixed - 10 Year..........................................             12        $        134,403             0.08%
Fixed - 12 Year..........................................              1                  14,123             0.01
Fixed - 15 Year..........................................            197               7,255,472             4.16
Fixed - 20 Year..........................................             61               2,938,555             1.68
Fixed - 25 Year..........................................              1                  42,722             0.02
Fixed - 30 Year..........................................            466              53,125,751            30.46
Balloon - 10/30..........................................              3                 162,523             0.09
Balloon - 15/30..........................................             73               3,442,752             1.97
ARM - 6 Month LIBOR......................................             57               4,956,551             2.84
ARM - 2 Year/6 Month LIBOR...............................            474              68,189,848            39.10
ARM - 3 Year/6 Month LIBOR...............................            179              28,956,211            16.60
ARM - 5 Year/6 Month LIBOR...............................             14               2,544,227             1.46
ARM - 1 Year CMT.........................................             22               2,480,751             1.42
ARM - 3 Year CMT.........................................              2                 173,389             0.10
                                                             ------------------ --------------------  -----------------
TOTAL:...................................................          1,562        $    174,417,280           100.00%
                                                             ================== ====================  =================



                                LOAN INDEX TYPES

                                                                                                      % BY PRINCIPAL
                                                              NUMBER OF        PRINCIPAL BALANCE         BALANCE
                    LOAN INDEX TYPE                        MORTGAGE LOANS         OUTSTANDING          OUTSTANDING
-----------------------------------------------------   -------------------   --------------------  -------------------
Fixed-Rate..........................................               814          $    67,116,302            38.48%
1 Year CMT..........................................                22                2,480,751             1.42
3 Year CMT..........................................                 2                  173,389             0.10
Six-Month LIBOR.....................................               724              104,646,838            60.00
                                                        -------------------   --------------------  -------------------
TOTAL...............................................             1,562          $   174,417,280           100.00%
                                                        ===================   ====================  ===================


                                 PROPERTY TYPES

                                                                                                     % BY PRINCIPAL
                                                              NUMBER OF        PRINCIPAL BALANCE         BALANCE
                      PROPERTY TYPE                         MORTGAGE LOANS        OUTSTANDING          OUTSTANDING
---------------------------------------------------------- ----------------   --------------------  -----------------
Single Family Residence...................................       1,247          $  133,650,632            76.63%
2-4 Family................................................         102              14,642,011             8.39
Planned Unit Development..................................          65              13,116,134             7.52
Condominium...............................................          99              10,286,520             5.90
Manufactured Housing......................................          45               2,554,609             1.46
Townhouse.................................................           3                 146,126             0.08
Rowhouse..................................................           1                  21,248             0.01
                                                           ----------------   --------------------  -----------------
TOTAL.....................................................       1,562          $  174,417,280           100.00%
                                                           ================   ====================  =================


                    OCCUPANCY STATUS OF THE MORTGAGE LOANS(1)

                                                                                                    % BY PRINCIPAL
                                                              NUMBER OF       PRINCIPAL BALANCE         BALANCE
                    OCCUPANCY STATUS                        MORTGAGE LOANS       OUTSTANDING          OUTSTANDING
---------------------------------------------------------- ----------------  -------------------   -----------------
Primary...................................................        1,371        $  159,159,586             91.25%
Unknown...................................................           42             1,752,786              1.00
Non-Owner Occupied........................................          137            12,594,915              7.22
Second Home...............................................           12               909,993              0.52
                                                           ----------------  -------------------   -----------------
TOTAL.....................................................        1,562        $  174,417,280            100.00%
                                                           ================  ===================   =================

---------------------
(1)  Based on a representation made by the borrower at the time of origination.


                                  LOAN PURPOSE

                                                                                                    % BY PRINCIPAL
                                                               NUMBER OF       PRINCIPAL BALANCE        BALANCE
                      LOAN PURPOSE                          MORTGAGE LOANS        OUTSTANDING         OUTSTANDING
---------------------------------------------------------- ----------------   -------------------   ----------------
Refinance-Cashout.........................................         803          $   90,256,149            51.75%
Purchase..................................................         531              62,941,222            36.09
Refinance-Rate Term.......................................         171              18,399,035            10.55
Unknown/NA................................................          57               2,820,875             1.62
                                                           ----------------   -------------------   ----------------
TOTAL.....................................................       1,562          $  174,417,280           100.00%
                                                           ================   ===================   =================

                             DOCUMENTATION LEVELS(1)


                                                NUMBER OF MORTGAGE      PRINCIPAL BALANCE          % BY PRINCIPAL
             DOCUMENTATION LEVEL                      LOANS                OUTSTANDING          BALANCE OUTSTANDING
-------------------------------------------   ---------------------   ---------------------   -----------------------
Full Documentation.........................              872             $   99,011,034                 56.77%
Stated Documentation.......................              177                 29,761,857                 17.06
Limited Documentation......................              189                 22,547,393                 12.93
Unknown/NA.................................              296                 20,644,135                 11.84
No Documentation...........................               25                  2,222,724                  1.27
Simple.....................................                3                    230,137                  0.13
                                              ---------------------   ---------------------   -----------------------
TOTAL:.....................................            1,562             $  174,417,280                100.00%
                                              =====================   =====================   =======================

----------------------------
(1) For a description of each documentation level, see "Underwriting Standards" in this Prospectus Supplement.


                                  LIEN POSITION

                                                                                                    % BY PRINCIPAL
                                                               NUMBER OF       PRINCIPAL BALANCE        BALANCE
                      LIEN POSITION                         MORTGAGE LOANS        OUTSTANDING         OUTSTANDING
---------------------------------------------------------- ----------------   -------------------  -----------------
First Lien................................................        1,458         $  171,064,120            98.08%
Second Lien...............................................          104              3,353,160             1.92
                                                           ----------------   -------------------  -----------------
TOTAL.....................................................        1,562         $  174,417,280           100.00%
                                                           ================   ===================  =================

                           GEOGRAPHIC DISTRIBUTION (1)


                                              NUMBER OF MORTGAGE       PRINCIPAL BALANCE           % BY PRINCIPAL
                 LOCATION                           LOANS                 OUTSTANDING           BALANCE OUTSTANDING
---------------------------------------      --------------------    ---------------------    -----------------------

Alabama................................                23               $    1,249,474                   0.72%
Arizona................................                40                    3,605,393                   2.07
Arkansas...............................                 8                      586,852                   0.34
California.............................               275                   53,780,534                  30.83
Colorado...............................                43                    6,590,084                   3.78
Connecticut............................                25                    2,055,549                   1.18
Delaware...............................                 7                      625,276                   0.36
District of Columbia...................                 5                      556,951                   0.32
Florida................................               120                   11,032,052                   6.33
Georgia................................                72                    4,298,220                   2.46
Hawaii.................................                 5                    1,360,284                   0.78
Idaho..................................                 3                      302,122                   0.17
Illinois...............................                54                    4,710,686                   2.70
Indiana................................                36                    2,275,280                   1.30
Iowa...................................                11                      699,153                   0.40
Kansas.................................                 5                      282,029                   0.16
Kentucky...............................                13                      734,838                   0.42
Louisiana..............................                25                    1,871,544                   1.07
Maine..................................                 1                       47,761                   0.03
Maryland...............................                11                    1,011,039                   0.58
Massachusetts..........................                22                    3,996,642                   2.29
Michigan...............................                78                    6,534,331                   3.75
Minnesota..............................                19                    1,924,568                   1.10
Mississippi............................                 8                      516,962                   0.30
Missouri...............................                34                    2,436,803                   1.40
Montana................................                 2                      172,403                   0.10
Nebraska...............................                 4                      226,154                   0.13
Nevada.................................                11                    1,381,989                   0.79
New Hampshire..........................                 2                       88,229                   0.05
New Jersey.............................                67                    6,550,503                   3.76
New Mexico.............................                10                    1,075,396                   0.62
New York...............................                89                   14,495,398                   8.31
North Carolina.........................                29                    2,282,824                   1.31
Ohio...................................                70                    5,056,787                   2.90
Oklahoma...............................                11                      536,275                   0.31
Oregon.................................                16                    1,702,379                   0.98
Pennsylvania...........................                59                    4,321,937                   2.48
Rhode Island...........................                 7                      897,209                   0.51
South Carolina.........................                33                    1,595,404                   0.91
South Dakota...........................                 2                      143,015                   0.08
Tennessee..............................                25                    2,980,348                   1.71
Texas..................................                75                    6,740,962                   3.86
Utah...................................                16                    2,222,931                   1.27
Virginia...............................                23                    2,512,205                   1.44
Washington.............................                39                    4,475,909                   2.57
West Virginia..........................                 4                      257,084                   0.15
Wisconsin..............................                22                    1,371,258                   0.79
Wyoming................................                 3                      246,252                   0.14
                                             --------------------    ---------------------    -----------------------
TOTAL:.................................             1,562               $  174,417,280                 100.00%
                                             ====================    =====================    =======================


---------------------------------------
(1) The greatest ZIP Code geographic concentration of the Mortgage Loans as of the Statistical Calculation Date was approximately 0.83% in the 10506 ZIP Code.

               GROSS MARGINS OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                    NUMBER OF
                                                 ADJUSTABLE-RATE        PRINCIPAL BALANCE          % BY PRINCIPAL
                GROSS MARGIN                      MORTGAGE LOANS           OUTSTANDING          BALANCE OUTSTANDING
------------------------------------------     -------------------  -----------------------   -----------------------
(less than or equal to) 5.000%.............              70            $    10,994,479                  10.25%
5.001% - 5.500%............................              48                  7,387,714                   6.89
5.501% - 6.000%............................             106                 13,500,517                  12.58
6.001% - 6.500%............................             157                 24,324,428                  22.67
6.501% - 7.000%............................             167                 25,874,844                  24.11
7.001% - 7.500%............................             107                 14,774,741                  13.77
7.501% - 8.000%............................              54                  7,562,108                   7.05
8.001% - 8.500%............................              15                    958,946                   0.89
8.501% - 9.000%............................               6                    532,124                   0.50
9.001% - 9.500%............................               6                    516,956                   0.48
9.501% - 10.000%...........................               6                    549,074                   0.51
10.001% - 10.500%..........................               3                    145,927                   0.14
10.501% - 11.000%..........................               2                    139,608                   0.13
(greater than or equalt to) 12.001%........               1                     39,511                   0.04
                                               -------------------  -----------------------   -----------------------
TOTAL:.....................................             748            $   107,300,978                 100.00%
                                               ===================  =======================   =======================

Minimum:  1.750%
Maximum:  13.000%
Weighted Average:  6.413%



      MINIMUM MORTGAGE INTEREST RATES OF THE ADJUSTABLE-RATE MORTGAGE LOANS



                                                    NUMBER OF
                                                 ADJUSTABLE-RATE        PRINCIPAL BALANCE          % BY PRINCIPAL
       MINIMUM MORTGAGE INTEREST RATE             MORTGAGE LOANS           OUTSTANDING          BALANCE OUTSTANDING
-------------------------------------------    -------------------    ---------------------   -----------------------
(less than or equal to) 6.000%.............              58              $   7,293,316                   6.80%
6.001% - 6.500%............................              19                  3,978,822                   3.71
6.501% - 7.000%............................              68                 16,083,538                  14.99
7.001% - 7.500%............................              50                  8,597,356                   8.01
7.501% - 8.000%............................              69                 13,534,261                  12.61
8.001% - 8.500%............................              59                  8,949,942                   8.34
8.501% - 9.000%............................              83                 11,727,513                  10.93
9.001% - 9.500%............................              69                  9,917,089                   9.24
9.501% - 10.000%...........................              89                 10,862,160                  10.12
10.001% - 10.500%..........................              49                  4,929,197                   4.59
10.501% - 11.000%..........................              62                  5,546,250                   5.17
11.001% - 11.500%..........................              26                  2,449,732                   2.28
11.501% - 12.000%..........................              22                  1,889,266                   1.76
12.001% - 12.500%..........................              11                    776,723                   0.72
(greater than or equal to) 12.501%.........              14                    765,813                   0.71
                                               -------------------    ---------------------   -----------------------
TOTAL:.....................................             748              $ 107,300,978                 100.00%
                                               ===================    =====================   =======================


Minimum:  1.125%
Maximum:  13.875%
Weighted Average:  8.333%

      MAXIMUM MORTGAGE INTEREST RATES OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                    NUMBER OF
                                               ADJUSTABLE-RATE          PRINCIPAL BALANCE          % BY PRINCIPAL
       MAXIMUM MORTGAGE INTEREST RATE             MORTGAGE LOANS           OUTSTANDING          BALANCE OUTSTANDING
-------------------------------------------   -------------------     --------------------    -----------------------
10.001% - 10.500%..........................               1             $      180,862                   0.17%
10.501% - 11.000%..........................               3                    358,508                   0.33
11.001% - 11.500%..........................               3                    385,293                   0.36
11.501% - 12.000%..........................               4                    511,523                   0.48
12.001% - 12.500%..........................               5                    916,644                   0.85
12.501% - 13.000%..........................              17                  3,550,692                   3.31
13.001% - 13.500%..........................              32                  5,574,046                   5.19
13.501% - 14.000%..........................              54                 13,474,900                  12.56
14.001% - 14.500%..........................              65                 11,611,639                  10.82
14.501% - 15.000%..........................              73                 12,560,839                  11.71
15.001% - 15.500%..........................              72                 11,774,376                  10.97
15.501% - 16.000%..........................              97                 14,503,270                  13.52
16.001% - 16.500%..........................              72                  8,033,904                   7.49
16.501% - 17.000%..........................              92                  9,627,523                   8.97
17.001% - 17.500%..........................              52                  5,307,629                   4.95
17.501% - 18.000%..........................              51                  4,456,922                   4.15
18.001% - 18.500%..........................              19                  1,635,429                   1.52
18.501% - 19.000%..........................              15                  1,370,252                   1.28
19.001% - 19.500%..........................              12                    709,521                   0.66
19.501% - 20.000%..........................               1                    128,003                   0.12
(greater than or equal to) 20.001%.........               8                    629,204                   0.59
                                              -------------------     --------------------    -----------------------
TOTAL:.....................................             748             $  107,300,978                 100.00%
                                              ===================     ====================    =======================

Minimum:  10.250%
Maximum:  22.375%
Weighted Average:  15.354%


             INITIAL RATE CAPS OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                    NUMBER OF
                                                 ADJUSTABLE-RATE        PRINCIPAL BALANCE          % BY PRINCIPAL
              INITIAL RATE CAP                    MORTGAGE LOANS           OUTSTANDING          BALANCE OUTSTANDING
-------------------------------------------     -----------------    ----------------------   ----------------------
1.000%.....................................             155               $ 18,832,660                  17.55%
1.500%.....................................             267                 46,224,082                  43.08
2.000%.....................................              26                  2,819,570                   2.63
3.000%.....................................             297                 38,852,255                  36.21
5.000%.....................................               2                    281,814                   0.26
6.000%.....................................               1                    290,597                   0.27
                                                -----------------    ----------------------   ----------------------
TOTAL:.....................................             748               $107,300,978                 100.00%
                                                =================    ======================   ======================

Minimum:  1.000%
Maximum:  6.000%
Weighted Average:  1.990%

       SUBSEQUENT PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                    NUMBER OF
                                                 ADJUSTABLE-RATE        PRINCIPAL BALANCE          % BY PRINCIPAL
        SUBSEQUENT PERIODIC RATE CAP              MORTGAGE LOANS           OUTSTANDING          BALANCE OUTSTANDING
-------------------------------------------    ------------------      --------------------   ----------------------
1.000%.....................................             457             $   59,247,106                  55.22%
1.500%.....................................             268                 45,154,453                  42.08
2.000%.....................................              23                  2,899,419                   2.70
                                               ------------------      --------------------   ----------------------
TOTAL......................................             748             $  107,300,978                 100.00%
                                               ==================      ====================   ======================

Minimum:  1.000%
Maximum:  2.000%
Weighted Average:  1.273%

         MONTH OF NEXT RATE RESET OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                  NUMBER OF
                                               ADJUSTABLE-RATE         PRINCIPAL BALANCE           % BY PRINCIPAL
         MONTH OF NEXT RATE RESET               MORTGAGE LOANS            OUTSTANDING           BALANCE OUTSTANDING
----------------------------------------      ------------------    ----------------------    -----------------------
June 2003...............................                1             $       86,139                     0.08%
July 2003...............................               16                  2,159,993                     2.10
August 2003.............................               14                  1,474,383                     1.37
September 2003..........................               15                  1,216,363                     1.13
October 2003............................               39                  3,996,624                     3.72
November 2003...........................               54                  4,122,114                     3.84
December 2003...........................               35                  3,482,264                     3.25
January 2004............................               10                  1,548,200                     1.44
February 2004...........................               11                  1,531,882                     1.43
March 2004..............................                9                  1,296,544                     1.21
April 2004..............................               13                    971,494                     0.91
May 2004................................               15                  1,777,904                     1.66
June 2004...............................               11                  1,581,375                     1.47
July 2004...............................               25                  2,680,408                     2.50
August 2004.............................               51                 10,218,392                     9.52
September 2004..........................               66                 10,007,391                     9.33
October 2004............................               51                  6,347,644                     5.92
November 2004...........................               12                  1,822,154                     1.70
December 2004...........................               42                  7,130,261                     6.65
January 2005............................               50                  8,577,267                     7.99
February 2005...........................               42                  6,762,012                     6.30
March 2005..............................                3                    266,685                     0.25
April 2005..............................                2                    173,711                     0.16
May 2005................................                4                    274,810                     0.26
June 2005...............................                1                     63,488                     0.06
July 2005...............................                2                    185,636                     0.17
August 2005.............................                2                     73,703                     0.07
September 2005..........................                5                    594,542                     0.55
October 2005............................               10                  1,162,559                     1.08
November 2005...........................                8                  1,241,515                     1.16
December 2005...........................                6                  1,451,571                     1.35
January 2006............................               40                  7,802,892                     7.27
February 2006...........................               69                 12,674,831                    11.81
October 2007............................                1                    126,071                     0.12
November 2007...........................                5                  1,284,457                     1.20
December 2007...........................                7                  1,048,935                     0.98
February 2008...........................                1                     84,764                     0.08
                                              ------------------    ----------------------    -----------------------
TOTAL:..................................              748             $  107,300,978                   100.00%
                                              ==================    ======================    =======================


                             PREPAYMENT PENALTY TERM

                                                                                                    % BY PRINCIPAL
                                                                               PRINCIPAL BALANCE        BALANCE
                PREPAYMENT PENALTY TERM                    NUMBER OF LOANS        OUTSTANDING         OUTSTANDING
-----------------------------------------------------    -------------------  -------------------   ----------------
0....................................................              887          $   71,411,833            40.94%
6....................................................                1                  83,359             0.05
12...................................................               19               3,675,478             2.11
13...................................................                1                 149,347             0.09
24...................................................              278              45,629,577            26.16
36...................................................              246              34,813,100            19.96
60...................................................              130              18,654,586            10.70
                                                         -------------------  -------------------   ----------------
TOTAL:...............................................            1,562          $  174,417,280           100.00%
                                                         ===================  ===================   ================


----------------------------------------
Minimum:  6
Maximum:  60
Weighted Average:  34
(Exclusive of Penalty Terms that are zero)


CREDIT SCORES

         Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "Credit Scores"). Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of determining Credit Scores and, as a result, the determination of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

         The following table sets forth information as to the Credit Scores of the related mortgagors (i) obtained at the time of origination of each Mortgage Loan originated by Countrywide and (ii) obtained on or after the acquisition (but generally no earlier than December 2002) of the Mortgage Loans by the Seller from the related originator (other than Countrywide).

                                  CREDIT SCORES

                                                                                                    % BY PRINCIPAL
                                                              NUMBER OF        PRINCIPAL BALANCE        BALANCE
                 RANGE OF CREDIT SCORES                     MORTGAGE LOANS        OUTSTANDING         OUTSTANDING
------------------------------------------------------   -------------------  --------------------  ----------------
Not Available........................................               19          $    1,755,243             1.01%
< 500................................................               51               4,040,422             2.32
500 - 524............................................              146              16,247,474             9.32
525 - 549............................................              180              20,011,578            11.47
550 - 574............................................              211              20,245,331            11.61
575 - 599............................................              218              25,313,044            14.51
600 - 624............................................              197              25,381,304            14.55
625 - 649............................................              161              18,695,712            10.72
650 - 674............................................              154              19,427,249            11.14
675 - 699............................................               85               9,577,402             5.49
700 - 724............................................               50               5,381,552             3.09
725 - 749............................................               42               4,220,984             2.42
750 - 774............................................               22               1,838,298             1.05
775 - 799............................................               18               1,832,052             1.05
>=800................................................                8                 449,634             0.26
                                                         -------------------  --------------------  ----------------
TOTAL:...............................................            1,562          $  174,417,280           100.00%
                                                         ===================  ====================  ================


---------------------------------------
Minimum:  429
Maximum:  810
Weighted Average:  603
(Exclusive of Credit Scores that are Not Available)

THE INDEX

         With respect to approximately 97.53% of the Adjustable-Rate Mortgage Loans, the Index is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note ("Six Month LIBOR"); with respect to approximately 2.31% of the Adjustable-Rate Mortgage Loans, the Index is the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note ("1 Year CMT"); and with respect to approximately 0.16% of the Adjustable-Rate Mortgage Loans, the Index is the weekly average yield on United States Treasury securities adjusted to a constant maturity of three years as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note ("3 Year CMT").

         If any Index becomes unpublished or is otherwise unavailable, the applicable Servicer will select an alternative index which is based upon comparable information.

TERMS OF THE MORTGAGE LOANS

         The Mortgage Loans accrue interest on a simple interest basis (the "Simple Interest Mortgage Loans") or a self-amortizing basis (the "Actuarial Mortgage Loans"). Approximately 0.34% of the Mortgage Loans are expected to be Simple Interest Mortgage Loans, and approximately 99.66% of the Mortgage Loans are expected to be Actuarial Mortgage Loans, in each case as a percentage of the Statistical Calculation Date Principal Balance.

         For Simple Interest Mortgage Loans, the Mortgage Loan is amortized over a series of equal monthly payments. Each monthly interest payment is calculated by multiplying the outstanding Principal Balance of the loan by the stated interest rate. Such product is then multiplied by a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made and the denominator of which is either 365 or 360, depending on applicable state law. Payments received on a Simple Interest Mortgage Loan are applied first to interest accrued to the date payment is received and second to reduce the unpaid Principal Balance of the Mortgage Loan. Accordingly, if a mortgagor makes a payment on the Mortgage Loan less than 30 days after the previous payment, the interest collected for the period since the preceding payment was made will be less than 30 days' interest, and the amount of principal repaid in such month will be correspondingly greater. Conversely, if a mortgagor makes a payment on the Mortgage Loan more than 30 days after the previous payment, the interest collected for the period since the preceding payment was made will be greater than 30 days' interest, and the amount of principal repaid in the month will be correspondingly reduced. As a result, based on the payment characteristics of a particular mortgagor, the principal due on the final Due Date of a Simple Interest Mortgage Loan may vary from the principal payment that would be made if payments for such Mortgage Loan were always made on their Due Dates.

         For Actuarial Mortgage Loans, interest will be calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on an Actuarial Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid. When a partial prepayment of principal is made on an Actuarial Mortgage Loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

         If a mortgagor pays more than one installment on a Simple Interest Mortgage Loan at a time, the regular installment will be treated as described above. However, the entire amount of the additional installment will be treated as a receipt of one or more regular principal payments and applied to reduce the Principal Balance of the related Mortgage Loan. Although such mortgagor will not be required to make the next monthly installment, interest will continue to accrue on the Principal Balance of such Mortgage Loan, as reduced by the application of the early installment. As a result, when such mortgagor pays the next required installment on a Simple Interest Mortgage Loan, such payment may be insufficient to cover the interest that has accrued since the last payment by the mortgagor. Notwithstanding such insufficiency, such Mortgage Loan would be considered to be current. This situation would continue until the monthly installments are once again sufficient to cover all accrued interest and to reduce the Principal Balance of such Mortgage Loan. Depending on the Principal Balance and interest rate of the related Mortgage Loan and on the number of installments paid early, there may be extended periods of time during which Simple Interest Mortgage Loans in respect of which such additional installments have been made are not amortizing and are considered current.


                                   THE SELLER

         Morgan Stanley Mortgage Capital Inc. ("MSMC"), is an affiliate of Morgan Stanley & Co. Incorporated, one of the Underwriters, was formed as a New York corporation to originate and/or acquire loans secured by mortgages on residential, commercial and multifamily real estate. Each of the Mortgage Loans was purchased by MSMC, and all of the Mortgage Loans (other than the Mortgage Loans sold to MSMC by Countrywide) were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York, 10036. MSMC's telephone number is (212) 761-4700.


                             UNDERWRITING STANDARDS

         The following is a description of the underwriting standards used by the Seller in connection with its acquisition of the Mortgage Loans.

         Each Mortgage Loan included in the Trust Fund has satisfied the credit, appraisal and underwriting guidelines established by the Seller that are described below. To determine satisfaction of such guidelines, the Seller or a loan reviewer reviewed the files related to the Mortgage Loans in connection with the acquisition of the Mortgage Loans by the Seller. These files include the documentation pursuant to which the mortgage loan was originally underwritten, as well as the mortgagor's payment history on the mortgage loan. The Seller's underwriting guidelines when re-underwriting mortgage loans are intended to evaluate the mortgagor's credit standing, repayment ability and willingness to repay debt in a timely and consistent fashion, as well as the value and adequacy of the mortgaged property as collateral. In general, to establish the adequacy of the mortgaged property as collateral, the Seller may review the original appraisal (if available), obtain one or more broker's price opinions, and/or conduct a desk review of such property.

         In some cases however, the Seller was unable to conduct such a review where the documentation from the originator or mortgage loan seller was unavailable. The Mortgage Loans would be indicated as having a documentation level of "Unknown/NA" in the table captioned "Documentation Levels" in the section of this Prospectus Supplement entitled "The Mortgage Pool--Mortgage Loan Statistics."

         The Seller generally purchases mortgage loans that were originated pursuant to one of the following documentation programs:

         Full Documentation. Mortgage loans originally underwritten with "Full Documentation" include a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor was required to fill out a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor generally provided a balance sheet, current as of the origination of the mortgage loan, describing assets and liabilities and a statement of income and expenses, and in certain cases may have authorized the originator to obtain a credit report summarizing the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification was obtained wherein the employer reported the length of employment with that organization, the mortgagor's salary as of the mortgage loan's origination, and an indication as to whether it is expected that the mortgagor will continue such employment after the mortgage loan's origination. If a mortgagor was self-employed when such mortgagor's loan was originated, the mortgagor submitted copies of signed tax returns. Generally, the originator was also provided with a record of bank statements at financial institutions where the mortgagor had demand or savings accounts.

         In determining the adequacy of the property as collateral at origination, an independent appraisal was made of each property in connection with the origination of the related mortgage loan. The appraiser inspected the property and verified that it was in good condition and that construction, if new, had been completed at the time of the loan's origination. Such appraisal was based on the appraiser's judgment of values, giving appropriate weight to both the then market value of comparable homes and the cost of replacing the property. In the case of a refinancing, the Seller may have reviewed an independent certification of the original appraisal to the extent such appraisal was reasonably current.

         Other Levels of Documentation. Other mortgage loans purchased and re-underwritten by the Seller were originally underwritten pursuant to alternative documentation programs that require less documentation and verification than do traditional Full Documentation programs, including "No Documentation," "Limited Documentation," "Alternative Documentation," "Stated Documentation" and "Streamlined Documentation" programs for certain qualifying mortgage loans. Under a "No Documentation" program, the originator does not undertake verification of a mortgagor's stated income, assets or employment. Under a "Limited Documentation" program, certain underwriting documentation concerning income and employment verification is waived. Under "Stated Documentation" programs, a mortgagor's income is deemed to be that stated on the mortgage application and is not independently verified by the originator. These are underwriting programs designed to streamline the underwriting process by eliminating the requirement for income verification. Depending on the facts and circumstances of a particular case, the originator of the mortgage loan may have accepted other information based on limited documentation that eliminated the need for either income verification and/or asset verification. The objective use of limited documentation is to shift the emphasis of the underwriting process from the credit standing of the mortgagor to the value and adequacy of the mortgaged property as collateral.


                       COUNTRYWIDE UNDERWRITING STANDARDS

         General. Approximately 34.23% of the Mortgage Loans were originated or acquired by Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans") Countrywide Home Loans provided the information set forth in the following paragraphs with respect to its origination and underwriting procedures. None of the Depositor, the Seller, the Trustee, the Custodian, the other Servicers, the Master Reporting Agent, any Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         Sub-prime Mortgage Loans. The following is a description of the underwriting procedures customarily employed by Countrywide Home Loans with respect to sub-prime mortgage loans. Countrywide Home Loans produces its sub-prime mortgage loans through its Consumer Markets, Full Spectrum Lending, Correspondent Lending and Wholesale Lending Divisions. Prior to the funding of any sub-prime mortgage loan, Countrywide Home Loans underwrites the related mortgage loan in accordance with the underwriting standards established by Countrywide Home Loans. In general, the mortgage loans are underwritten centrally by a specialized group of underwriters who are familiar with the unique characteristics of sub-prime mortgage loans. In general, Countrywide Home Loans does not purchase any sub-prime mortgage loan that it has not itself underwritten.

         Countrywide Home Loans' underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan and the borrower's credit standing and repayment ability. On a case by case basis, Countrywide Home Loans may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include low loan-to-value ratio, low debt-to-income ratio, stable employment and time in the same residence. It is expected that a significant number of the Mortgage Loans will have been originated based on such underwriting exceptions.

         Each prospective borrower completes an application which includes information with respect to the applicant's assets, liabilities, income and employment history, as well as certain other personal information. If the loan-to-value ratio is greater than 70%, Countrywide Home Loans generally verifies the source of funds for the down-payment; Countrywide Home Loans does not verify the source of such funds if the loan-to-value ratio is 70% or less. Countrywide Home Loans requires an independent credit bureau report on the credit history of each applicant in order to evaluate the applicant's prior willingness and/or ability to repay. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

         After obtaining all applicable employment, credit and property information, Countrywide Home Loans uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations to the borrower's gross monthly income. The maximum monthly debt-to-income ratio varies depending upon a borrower's credit grade and documentation level (as described below) but does not generally exceed 60%. Variations in the monthly debt-to-income ratios limit are permitted based on compensating factors.

         Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations and require an independent appraisal of the mortgaged property prepared on a Uniform Residential Appraisal Report (Form 1004) or other appraisal form as applicable to the specific mortgaged property type. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. Every independent appraisal is reviewed by a representative of Countrywide Home Loans before the loan is funded, and an additional review appraisal is generally performed in connection with appraisals not provided by Landsafe Appraisals, Inc., a wholly owned subsidiary of Countrywide Home Loans, Inc. In most cases, properties that are not at least in average condition (including properties requiring major deferred maintenance) are not acceptable as collateral for a sub-prime loans. The maximum loan amount varies depending upon a borrower's credit grade and documentation level but does not generally exceed $500,000. Variations in maximum loan amount limits are permitted based on compensating factors.

         Countrywide Home Loans' underwriting standards permit first mortgage loans with loan-to-value ratios at origination of up to 100% and second mortgage loans with combined loan-to-value ratios at origination of up to 100% depending on the program, type and use of the property, documentation level, creditworthiness of the borrower and debt-to-income ratio.

         Countrywide Home Loans requires title insurance on all sub-prime mortgage loans. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance or the replacement cost of the mortgaged property, whichever is less.

         Countrywide Home Loans' sub-prime mortgage loan underwriting standards are more flexible than the standards generally acceptable to Countrywide Home Loans for its non-sub-prime mortgage loans with regard to the borrower's credit standing and repayment ability. While more flexible, Countrywide Home Loans' underwriting guidelines still place primary reliance on a borrower's ability to repay; however Countrywide Home Loans may require lower loan-to-value ratios than for loans underwritten to more traditional standards. Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy more traditional underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Countrywide Home Loans' sub-prime mortgage loan underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors with more risk factors resulting in lower loan-to-value ratios.

         Countrywide Home Loans underwrites or originates sub-prime mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Loan Program (the "Full Doc Program"), Simple Documentation Loan Program (the "Simple Doc Program") and Stated Income Loan Program (the "Stated Income Program"). Under each of the underwriting programs, Countrywide Home Loans verifies the loan applicant's sources of income (except under the Stated Income Program), calculates the amount of income from all sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the appraisal of the mortgaged property for compliance with Countrywide Home Loans' underwriting standards.

         The Simple Doc Program is an alternative documentation program whereby income is verified using methods other than those employed under the Full Doc Program. Under the Simple Doc Program, acceptable documentation of income consists of six months' income verification. In the case of self-employed individuals, acceptable alternative documentation consists of a profit and loss statement supported by a record of bank statements. Maximum loan-to-value ratios and maximum loan amounts are generally lower than those permitted under the Full Doc Program.

         Under the Stated Income Program, the borrower's employment and income sources must be stated on the borrower's application. The borrower's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the borrower's income as stated on the application is not independently verified. Maximum loan-to-value ratios are generally lower than those permitted under the Full Doc Program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral related underwriting guidelines apply.

         Under the Full Doc, Simple Doc, and Stated Income Programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower's credit history, the occupancy status of the mortgaged property and the type of mortgaged property. In general, higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies result in a loan being assigned to a higher credit risk category.

         Countrywide Home Loans' underwriting guidelines for sub-prime mortgage loans utilize credit grade categories to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loans. In general, a credit grade category is assigned by evaluating a borrower's consumer credit history, mortgage history, time since bankruptcy, and time since foreclosure or notice of default. The credit grade categories establish guidelines for determining maximum allowable loan-to-value ratios, debt-to-income ratios and loan amounts for a given mortgage loan. A summary of the credit grade categories is set forth below.

Credit Grade Category: "A"
         LOAN-TO-VALUE RATIO:  Maximum of 100%
         DEBT-TO-INCOME RATIO:  Maximum of 50%
         LOAN AMOUNT:  Maximum of $500,000
         CONSUMER CREDIT HISTORY: Credit Bureau Risk Score must be greater than or equal to 600, unless no mortgage delinquencies of 30 days in the past twelve months or the Loan-To-Value Ratio is less than or equal to 85%, in which case greater than or equal to 580. If no Credit Bureau Risk Score is available, then no more than 4 delinquencies of 30 days in the past 12 months.
         MORTGAGE HISTORY: No more than 1 delinquency of 30 days during the past 12 months.
         BANKRUPTCY: At least 2 years since discharge/dismissal. FORECLOSURE/NOTICE OF DEFAULT (NOD): At least 3 years since foreclosure/NOD released.

Credit Grade Category: "A--"
         LOAN-TO-VALUE RATIO:  Maximum of 90%
         DEBT-TO-INCOME RATIO:  Maximum of 55%
         LOAN AMOUNT:  Maximum of $500,000
         CONSUMER CREDIT HISTORY: Credit Bureau Risk Score must be greater than or equal to 580, unless no mortgage delinquencies of 30 days in the past twelve months or the Loan-To-Value Ratio is less than or equal to 85%, in which case greater than or equal to 560. If no Credit Bureau Risk Score is available, then no more than 6 delinquencies of 60 days in the past 12 months.
         MORTGAGE HISTORY: No more than 2 non-consecutive delinquencies of 30 days during the past 12 months.
         BANKRUPTCY: At least 2 years since discharge/dismissal. FORECLOSURE/NOTICE OF DEFAULT (NOD): At least 3 years since foreclosure/NOD released.

Credit Grade Category: "B"
         LOAN-TO-VALUE RATIO:  Maximum of 85%
         DEBT-TO-INCOME RATIO:  Maximum of 55%
         LOAN AMOUNT:  Maximum of $350,000
         CONSUMER CREDIT HISTORY: Credit Bureau Risk Score must be greater than or equal to 560, unless no mortgage delinquencies of 30 days in the past twelve months or the Loan-To-Value Ratio is less than or equal to 80%, in which case greater than or equal to 540. If no Credit Bureau Risk Score is available, then no more than 10 delinquencies of 30 days, 4 delinquencies of 60 days, and 2 delinquencies of 90 or more days in the past 12 months.
         MORTGAGE HISTORY: No more than 4 non-consecutive delinquencies of 30 days during the past 12 months, or no more than 2 non-consecutive delinquencies of 30 days and 1 delinquency of 60 days in the past 12 months. BANKRUPTCY: Chapter 13 Bankruptcy must be dismissed at least 2 years prior to funding. Chapter 13 Bankruptcy must be discharged at least 1 year prior to funding. Chapter 7 Bankruptcy must be discharged/dismissed at least 1 year prior to funding. FORECLOSURE/NOTICE OF DEFAULT (NOD): At least 2 years since foreclosure/NOD released.

Credit Grade Category: "C"
         LOAN-TO-VALUE RATIO:  Maximum of 80%
         DEBT-TO-INCOME RATIO:  Maximum of 55%
         LOAN AMOUNT:  Maximum of $350,000
         CONSUMER CREDIT HISTORY: The preferred minimum Credit Bureau Risk Score is 520. Credit Bureau Risk Score must be greater than or equal to 540 if the Loan-To-Value Ratio is greater than 75%. If no Credit Bureau Risk Score is available, then no more than 8 delinquencies of 60 days, and 4 delinquencies of 90 days or more in the past 12 months. MORTGAGE HISTORY: No more than 1 delinquency of 90 days during the past 12 months.
         BANKRUPTCY: At least 1 year since discharge/dismissal. FORECLOSURE/NOTICE OF DEFAULT (NOD): At least 1 year since foreclosure/NOD released.

Credit Grade Category: "C--"
         LOAN-TO-VALUE RATIO:  Maximum of 70%
         DEBT-TO-INCOME RATIO:  Maximum of 55%
         LOAN AMOUNT:  Maximum of $300,000
         CONSUMER CREDIT HISTORY: The preferred minimum Credit Bureau Risk Score is 500. If no Credit Bureau Risk Score is available, then no more than 12 delinquencies of 60 days, and 8 delinquencies of 90 days or more in the past 12 months. MORTGAGE HISTORY: No more than 2 delinquencies of 90 days during the past 12 months.
         BANKRUPTCY: Chapter 13 Bankruptcy must be discharged/dismissed, or paid-off through escrow at funding. Chapter 7 Bankruptcy must be discharged/dismissed at least 1 day prior to funding. FORECLOSURE/NOTICE OF DEFAULT (NOD): None at time of funding.

Credit Grade Category: "D"
         LOAN-TO-VALUE RATIO:  Maximum of 65%
         DEBT-TO-INCOME RATIO:  Maximum of 55%
         LOAN AMOUNT:  Maximum of $250,000
         CONSUMER CREDIT HISTORY: The preferred minimum Credit Bureau Risk Score is 500. If no Credit Bureau Risk Score is available, then no more than 12 delinquencies of 60 days, and 8 delinquencies of 90 days or more in the past 12 months. MORTGAGE HISTORY: Notice of default is acceptable at funding.
         BANKRUPTCY: Chapter 13 Bankruptcy must be discharged/dismissed, or paid-off through escrow at funding. Chapter 7 Bankruptcy must be discharged/dismissed at least 1 day prior to funding. FORECLOSURE/NOTICE OF DEFAULT (NOD): Notice of default is acceptable at time of funding.

         The loan-to-value ratios, debt-to-income ratios, and loan amounts stated above are maximum levels for a given credit grade category. There are additional restrictions on loan-to-value ratios, debt-to-income ratios, and loan amounts depending on, but not limited to, the occupancy status of the mortgaged property, the type of mortgaged property, and the documentation program.

         The "Credit Bureau Risk Score" is a statistical credit score obtained by Countrywide Home Loans in connection with the loan application to help assess a borrower's credit-worthiness. Credit Bureau Risk Scores are generated by models developed by a third party and are made available to mortgage lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Bureau Risk Scores are based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of client history, types of credit, and bankruptcy experience. Credit Bureau Risk Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Bureau Risk Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Bureau Risk Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Bureau Risk Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Bureau Risk Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Bureau Risk Scores set forth in Annex A hereto were obtained either at the time of origination of the Mortgage Loan or more recently. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriter's judgment.

         In determining a Credit Bureau Risk Score for a particular borrower, Countrywide Home Loans attempts to obtain Credit Bureau Risk Scores from each of the three national credit bureaus that produce such scores. Although different scores may be available from each of the three national credit bureaus for a particular borrower, Countrywide Home Loans will use only one score in its determination of whether to underwrite a mortgage loan, based on the following methodology: if scores are available from each of the three national credit bureaus, Countrywide Home Loans will disregard the highest and lowest scores, and use the remaining score; and if scores are available from only two of the three national credit bureau, Countrywide Home Loans will use the lower of the two scores. If only one score is available, Countrywide Home Loans will follow its No Credit Score guidelines. In the case of a mortgage loan with more than one applicant, Countrywide Home Loans will use the Credit Bureau Risk Score of the applicant contributing the highest percentage of the total qualifying income.


                                  THE SERVICERS

         Each of the Servicers provided the information set forth in the following paragraphs with respect to such Servicer. None of the Servicers have made or will make any representation as to the accuracy or completeness of information which it did not provide. None of the Depositor, the Seller, the Trustee, the Custodian, the Master Reporting Agent, the other Servicers, any Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

COUNTRYWIDE HOME LOANS SERVICING LP

         Countrywide Home Loans Servicing LP ("Countrywide Servicing") will act as the servicer for approximately 34.23% of the Mortgage Loans as of the Statistical Calculation Date. The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly-owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

         Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit). While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other servicers.

         In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and the United States Department of Veterans Affairs and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans. As of March 31, 2003, Countrywide Servicing had a net worth of approximately $6.4 billion.

Countrywide Home Loans

         Countrywide Home Loans is a direct wholly-owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"), formerly known as Countrywide Credit Industries, Inc. The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

         Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of March 31, 2003, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $497.24 billion, substantially all of which are being serviced for unaffiliated persons. As of March 31, 2003, Countrywide Home Loans provided servicing for approximately $27.29 billion in sub-prime mortgage loans.

Loan Servicing

         Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

               (a) collecting, aggregating and remitting mortgage loan payments;

               (b)  accounting for principal and interest;

               (c) holding escrow (impound) funds for payment of taxes and insurance;

               (d)  making inspections as required of the mortgaged properties;

               (e) preparation of tax related information in connection with the mortgage loans;

               (f)  supervision of delinquent mortgage loans;

               (g)  loss mitigation efforts;

               (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

               (i) generally administering the mortgage loans, for which it receives servicing fees.

         Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notices of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with such statements.

Collection Procedures

         Sub-prime Mortgage Loans. When a mortgagor fails to make a payment on a sub-prime mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's sub-prime servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

         Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

         Servicing and charge-off policies and collection practices with respect to sub-prime mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

Foreclosure and Delinquency Experience

         Sub-prime Mortgage Loans. The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of sub-prime mortgage loans originated and serviced by Countrywide Home Loans. A sub-prime mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the related due date. The delinquency and foreclosure experience may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the Mortgage Loans serviced by Countrywide Servicing, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on such Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

         For purposes of the following table:

               o the period of delinquency is based on the number of days payments are contractually past due;

               o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

               o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

               o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.



                                                           DELINQUENCY AND FORECLOSURE EXPERIENCE
                                      ------------------------------------------------------------------------------
                                              AS OF DECEMBER 31, 2000                  AS OF DECEMBER 31, 2001
                                      -------------------------------------   --------------------------------------
                                      PRINCIPAL BALANCE       PERCENTAGE        PRINCIPAL BALANCE       PERCENTAGE
                                      ------------------   ----------------   -----------------------  -------------
Total Portfolio                       $    7,867,335,642.62      100.00%       $    9,081,242,926.99       100.00%
Delinquency Percentage
   30-59 Days                         $     617,079,497.93         7.84%       $     806,843,594.55          8.88%
   60-89 Days                                209,082,975.61        2.66               255,443,513.99         2.81
   90+ Days                                   87,295,342.66        1.11               103,605,791.49         1.14
                                      ------------------   ----------------   -----------------------  -------------
   Sub-Total                          $     913,457,816.20        11.61%       $   1,165,892,900.03         12.84%
                                      ------------------   ----------------   -----------------------  -------------
Foreclosure Rate                      $     231,465,019.95         2.94%       $     356,652,093.38          3.93%
Bankruptcy Rate                       $     109,183,964.35         1.39%       $     232,679,880.26          2.56%


                                                          DELINQUENCY AND FORECLOSURE EXPERIENCE
                                     -------------------------------------------------------------------------------
                                             AS OF DECEMBER 31, 2002                    AS OF MARCH 31, 2003
                                     --------------------------------------  ---------------------------------------
                                        PRINCIPAL BALANCE       PERCENTAGE        PRINCIPAL BALANCE       PERCENTAGE
                                     ------------------------  ------------  -------------------------  ------------
Total Portfolio                      $    10,499,524,957.75      100.00%       $  12,051,227,600.40        100.00%
Delinquency Percentage
   30-59 Days                        $     776,262,182.66          7.39%       $     759,579,662.19          6.30%
   60-89 Days                               272,447,833.46         2.59              242,823,173.75          2.01
   90+ Days                                 112,192,108.56         1.07               71,249,693.96          0.59
                                     ------------------------  ------------  -------------------------  ------------
   Sub-Total                         $    1,160,902,124.68        11.06%       $    1,073,652,529.90         8.91%
                                     ------------------------  ------------  -------------------------  ------------
Foreclosure Rate                     $     277,872,737.06          2.65%       $      301,445,696.31         2.50%
Bankruptcy Rate                      $     293,013,840.50          2.79%       $      293,088,674.42         2.43%


         Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on sub-prime mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

OCWEN FEDERAL BANK FSB

         Ocwen Federal Bank FSB will act as the servicer for approximately 46.82% of the Mortgage Loans as of the Statistical Calculation Date.

         Ocwen Federal Bank FSB is a federally chartered savings bank with its home office in Fort Lee, New Jersey, its servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen Federal Bank FSB is a wholly-owned subsidiary of Ocwen Financial Corporation, a public financial services holding company ("OCN") headquartered in West Palm Beach, Florida. OCN's primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

         Ocwen Federal Bank FSB is rated "SQ1" as a primary servicer of subprime loans and as a special servicer by Moody's Investors Service, Inc., is rated as a "Strong" residential subprime servicer and residential special servicer by Standard & Poor's and has an "RPS2" rating as a subprime servicer and an "RSS2" rating as special servicer from Fitch Ratings. In addition, Ocwen Federal Bank FSB is an approved Freddie Mac and Fannie Mae seller/servicer. As of March 31, 2003, Ocwen Federal Bank FSB provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $30.2 billion, substantially all of which are being serviced for third parties.

         As of March 31, 2003, OCN had approximately $1.242 billion in assets, approximately $939.5 million in liabilities and approximately $302.5 million in equity. As of March 31, 2003, Ocwen Federal Bank FSB's core capital ratio was approximately 13.46% and its total risk-based capital ratio was approximately 19.61%, as measured by the Office of Thrift Supervision. For the quarter ended March 31, 2003, OCN's net loss was approximately $8.4 million, down from an approximate net loss of $10.0 million reported for the quarter ended December 31, 2002. OCN reported approximately $216.8 million of cash and cash equivalents as of March 31, 2003, up from approximately $192.2 million as of December 31, 2002. On August 14, 2002, Standard and Poor's lowered its long term credit rating on Ocwen Financial Corporation and Ocwen Federal Bank FSB to B- and B+, respectively.

         The following tables set forth, for the non-conforming credit mortgage loan servicing portfolio serviced by Ocwen Federal Bank FSB, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen Federal Bank FSB's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                                  AS OF                                              AS OF
                                            DECEMBER 31, 2001                                  DECEMBER 31, 2002
                             ----------------------------------------------    ------------------------------------------------
                                                         PERCENT    PERCENT                               PERCENT     PERCENT
                                                           BY         BY                                     BY          BY
                              BY NO.       BY DOLLAR      NUMBER     DOLLAR     BY NO.     BY DOLLAR       NUMBER      DOLLAR
                             OF LOANS       AMOUNT       OF LOANS    AMOUNT    OF LOANS      AMOUNT       OF LOANS     AMOUNT
                             ---------  -------------  -----------  --------  ----------  ------------    ----------  ---------
Total Portfolio.......        186,955   $17,422,016      100.00%     100.00%    229,335   $26,356,007      100.00%     100.00%
Period of Delinquency (1)
   30-59 days.........          8,520   $   719,620        4.56%       4.13%      8,483   $   858,552       3. 70%       3.26%
   60-89 days.........          3,755       324,753        2.01        1.86       3,718       393,762        1.62        1.49
   90 days or more....         22,709     1,896,796       12.15       10.89      19,823     1,820,509        8.64        6.91
Total Delinquent Loans         34,984   $ 2,941,169       18.71%      16.88%     32,024   $ 3,072,823       13.96%      11.66%
Loans in
Foreclosure(2)........         10,286   $   908,884        5.50%       5.22%      4,342   $   436,557        1.89%       1.66%


(1) Includes 18,559 loans totaling $1,581,233 for March 31, 2003, which were delinquent at the time of transfer to Ocwen.
(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                                       AS OF
                                                  MARCH 31, 2003
                          -----------------------------------------------------------------
                            BY NO. OF       BY DOLLAR       PERCENT BY         PERCENT BY
                              LOANS           AMOUNT      NUMBER OF LOANS     DOLLAR AMOUNT
                          -------------  --------------  -----------------  ---------------
Total Portfolio.......     222,978        $ 25,248,125      100.00%            100.00%
Period of Delinquency(1)
   30-59 days.........       6,556        $    693,187        2.94%              2.75%
   60-89 days.........       3,066             339,412        1.38               1.34
   90 days or more....      20,992           1,970,614        9.41               7.80
Total Delinquent Loans      30,614        $  3,003,213       13.73%             11.89%
Loans in Foreclosure(2)      9,524        $  1,015,300        4.27%              4.02%


(1) Includes 18,559 loans totaling $1,581,233 for March 31, 2003, which were delinquent at the time of transfer to Ocwen.
(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                                         AS OF                          AS OF                          AS OF
                                   DECEMBER 31, 2001              DECEMBER 31, 2002               MARCH 31, 2003
                               ------------------------      ---------------------------   --------------------------
                               BY NO. OF      BY DOLLAR       BY NO. OF       BY DOLLAR     BY NO. OF      BY DOLLAR
                                 LOANS         AMOUNT           LOANS          AMOUNT         LOANS         AMOUNT
                               -----------  -----------      ------------    -----------   ------------  -------------
Total Portfolio..........      186,955       $17,422,016       229,335       $26,356,007    222,978       $25,248,125
Foreclosed Loans(1)......        3,983       $   301,782         3,484       $   285,598      3,925       $   329,968
Foreclosure Ratio(2).....        2.13%             1.73%         1.52%             1.08%      1.76%             1.31%


(1) For the purpose of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.
(2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.


                           LOAN GAIN / LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                         AS OF                   AS OF                  AS OF
                                                   DECEMBER 31, 2001       DECEMBER 31, 2002       MARCH 31, 2003
                                               -----------------------  ----------------------  ---------------------
Total Portfolio(1)                                 $17,422,016             $26,356,007              $25,248,125
Net Gains/(Losses)(2)(3)                             ($266,262)              ($275,036)               ($231,211)
Net Gains/(Losses) as a Percentage of
   Total Portfolio                                     (1.53)%                 (1.04)%                (0.92)%


(1) "Total Portfolio" on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.
(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for each respective period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.
(3) Includes ($144,166) as of March 31, 2003 of losses attributable to loans which were delinquent at the time of transfer to Ocwen.


WILSHIRE CREDIT CORPORATION

         Wilshire Credit Corporation ("Wilshire") will act as servicer for approximately 18.95% of the Mortgage Loans as of the Statistical Calculation Date. The principal executive offices of Wilshire are located at 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005. The telephone number of such offices is (503) 223-5600. Wilshire, a Nevada corporation, is a wholly-owned subsidiary of Wilshire Financial Services Group Inc. ("WFSG"). Wilshire, together with the predecessor to Wilshire has conducted a loan servicing business since 1994. Wilshire currently services WFSG's portfolio as well as portfolios for unaffiliated third parties.

         Wilshire is primarily engaged in the specialty loan servicing and resolution business. At December 31, 2002, Wilshire was servicing approximately $4.1 billion aggregate principal amount of loans and charge off assets. At December 31, 2002, Wilshire had approximately 380 employees.

Delinquency and Foreclosure Statistics

         Wilshire's servicing portfolio was acquired from, and originated by, a variety of institutions. Wilshire does not believe that the information regarding the delinquency, loss and foreclosure experience of Wilshire's servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the mortgage loans. For example, the delinquency and loss experience of Wilshire's servicing portfolio includes (i) loans and financial assets acquired from entities other than those by which the mortgage loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and
(iii) loans and financial assets which Wilshire began servicing when they were in a state of delinquency, foreclosure or bankruptcy. In addition, Wilshire's consolidated servicing portfolio includes loans with a variety of payment and other characteristics that do not correspond to those of the mortgage loans.


                           LOAN DELINQUENCY EXPERIENCE

                                           AS OF                                                AS OF
                                     DECEMBER 31, 2001                                    DECEMBER 31, 2002
                   ---------------------------------------------------   --------------------------------------------------
                                                              PERCENT                                             PERCENT
                                                  PERCENT       BY                                  PERCENT BY       BY
                     NUMBER       PRINCIPAL      BY NO. OF   PRINCIPAL  NUMBER OF     PRINCIPAL       NO. OF     PRINCIPAL
                    OF LOANS       BALANCE         LOANS      BALANCE     LOANS        BALANCE         LOANS      BALANCE
                   -----------  -------------   ----------  ----------  ---------    -------------   ----------  ----------
Period of
Delinquency
30-59 days........     5,665   $  257,214,281      6.87%        7.47%      6,043     $  285,899,283      6.41%       6.99%
60-89 days........     1,778       80,368,447      2.17         2.33       2,138        102,988,144      2.27        2.52
90 days or more...    16,568      311,456,198     20.11         9.04      20,319        576,008,400     21.54       14.09

Total Delinquent               $
Loans.............    24,021      649,038,926     29.15%       18.84%     28,500     $  964,895,927     30.21%      23.60%
Current...........    57,115    2,721,090,010     69.31        79.00      63,748      2,964,280,462     67.58       72.51
Foreclosures......     1,271       74,207,175      1.54         2.15       2,081        158,988,367      2.21        3.89
Total.............    82,407   $3,444,336,111    100.00%      100.00%     94,329     $4,088,164,656    100.00%     100.00%


         Pending Litigation Relating to Wilshire. In June 1999, Wilshire (then named WCC Inc.), a subsidiary of WFSG, purchased the assets of and assumed certain liabilities from a predecessor entity, which had previously been doing business under the name Wilshire Credit Corporation and is now known as Capital Wilshire Holdings, Inc. Between 1994 and 1998, Capital Consultants, Inc. ("CCL") as agent for various clients, made a number of loans to that predecessor entity then known as Wilshire Credit Corporation. A number of CCL's clients filed lawsuits against CCL and related persons in several cases filed in federal district court in Oregon. The plaintiffs allege that CCL and others made improper loans to the entity then known as Wilshire Credit Corporation from 1994 through 1998, and thereafter misled the CCL clients by failing to disclose significant losses on those loans and used additional CCL client funds to cover up those losses. Wilshire and affiliated companies have been named as defendants in this litigation. The parties have entered into a settlement agreement, which has been approved by the court, that resolves all of this litigation and the Wilshire parties have performed all of their obligations thereunder.

         It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of the related Servicer's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the related Servicer's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. There can be no assurance that the Mortgage Loans comprising the Mortgage Pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicers. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.


                           THE MASTER REPORTING AGENT

         The following information under this heading has been provided by The Murrayhill Company. None of the Depositor, the Seller, the Trustee, the Custodian, any Servicer, any Underwriter or any of their respective affiliates have made or will make any representations as to the completeness of such information.

         The Murrayhill Company ("Murrayhill"), founded in 1997, is a firm of credit risk management professionals with expertise in the mortgage-backed securities ("MBS") industry. Murrayhill created credit risk

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management in the MBS industry, and its mission is to enhance the value of MBS transactions by increasing the availability of information, and improving the effectiveness and efficiency of loan servicers, asset managers and other transaction fiduciaries.

         Murrayhill's core business is the credit risk management of mortgage-related asset backed securities on behalf of investors, mortgage insurers, MBS issuers, and other stakeholders. As of April 30, 2003, Murrayhill monitored $124 billion of residential loans, $427 billion at securitization, in the capacity of credit risk manager. In addition, Murrayhill performs in-depth servicer evaluations and servicer benchmarking, and provides bond analytics to investors.

         Murrayhill's offices are located at 1670 Broadway Suite 3450, Denver, Colorado 80202.


               THE POOLING AGREEMENT AND THE SERVICING AGREEMENTS


GENERAL

         The Certificates will be issued pursuant to the Pooling Agreement, dated as of June 1, 2003 (the "Pooling Agreement"), among the Depositor, the Seller, the Trustee, the Custodian and the Master Reporting Agent. The Trust Fund created under the Pooling Agreement will consist of, among other things,
(i) all of the Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) the Arrearage Reserve Fund into which any P&I Arrearages, to the extent recovered, will be deposited, (iv) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed-in-lieu of foreclosure, and any revenues received thereon, (v) the rights of the Trustee under all insurance policies required to be maintained pursuant to the related Servicing Agreement and (vi) the rights of the Depositor under the Mortgage Loan Purchase Agreement. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee.

         Each of the Servicers will enter into a Servicing Agreement, each dated as of June 1, 2003 (each, a "Servicing Agreement"), among the Depositor, the related Servicer and the Trustee, pursuant to which the related Servicer will service and administer the Mortgage Loans.


ASSIGNMENT OF THE MORTGAGE LOANS

         On or about June 30, 2003 (the "Closing Date") the Seller will transfer to the Depositor, and the Depositor will transfer to the Trust Fund, all of its respective right, title and interest in and to each Mortgage Loan, the related mortgage notes, mortgages and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date and the rights to any P&I Arrearages related thereto; provided, however, that no Servicing Arrearages shall be conveyed to the Trust. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee, the Custodian and the Master Reporting Agent pursuant to the Pooling Agreement. Such Mortgage Loan Schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Interest Rate as well as other information.

         The Pooling Agreement will require that, within the time period specified therein, the Seller will deliver or cause to be delivered to the Custodian the mortgage notes endorsed to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Seller may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Seller or the originator of such Mortgage Loan.

         Within 60 days following the Closing Date, the Custodian will review the Mortgage Loans and the Related Documents pursuant to the Pooling Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 120 days following written notification of such defect to the Seller (or within 90 days of the earlier of discovery or the Seller's receipt of notification if such defect would cause the Mortgage Loan not to be a "qualified mortgage" for REMIC purposes) and the Trustee by the Custodian (or 150 days following the Closing Date, in the case of missing mortgages or assignments), the Seller will be obligated, to the extent such defect interferes with the related servicer's ability to foreclose on the related mortgaged property or would cause the Mortgage Loan not to be a "qualified mortgage" for REMIC purposes, to either (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs comprising the Trust Fund as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan (either at the time of foreclosure or upon determination that such Mortgage Loan is not a "qualified mortgage" for REMIC purposes, as applicable) at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon computed at the Mortgage Interest Rate from the Cut-off Date, through the end of the calendar month in which the purchase is effected, plus any unreimbursed Advances and Servicing Advances made by the related Servicer, plus any costs and damages incurred by the Trust Fund in connection with any violation of any predatory or abusive lending law. The Purchase Price will be deposited in the Collection Account maintained by the related Servicer on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

         In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account maintained by the related Servicer on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Seller or Countrywide, as the case may be, for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance, after deduction of the principal portion of any scheduled payment due in the month of substitution, not in excess of, and, with respect to the Seller only, not more than 10% less than, the outstanding Principal Balance of the Defective Mortgage Loan, (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than that of the Defective Mortgage Loan,
(iii) with respect to the Seller only, have a Combined Amortized Loan-to Value Ratio no higher than that of the Defective Mortgage Loan, (iv) have a remaining term to maturity no greater than (and not more than one year less than) that of the Defective Mortgage Loan, (v) conform to each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement or the Countrywide Agreement, as the case may be (deemed to be made as of the date of substitution), (vi) be of the same type as the Defective Mortgage Loan (i.e., fixed-rate or adjustable-rate with the same adjustment limits) and (vii) satisfy certain other conditions specified in the Pooling Agreement or the Countrywide Agreement, as the case may be.

         The Seller will make certain representations and warranties, or assign certain representations and warranties made by Countrywide to the Seller with respect to Mortgage Loans originated by Countrywide, as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Principal Balance and the Mortgage Interest Rate as of the Cut-off Date). In addition, the Seller will represent and warrant, or assign representations and warranties, as the case may be, on the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan and Related Documents, the Seller or Countrywide, as applicable, will have a period of no more than 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within such period, the Seller or Countrywide, as applicable, will be obligated in accordance with the Pooling Agreement or the Countrywide Agreement, as the case may be, to (i) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (ii) purchase such Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty made or assigned pursuant to the Pooling Agreement that materially and adversely affects the interests of the Certificateholders or the status of any of the REMICs in the Trust Fund.

         Mortgage Loans required to be transferred to the Seller or Countrywide, as applicable, as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT, DISTRIBUTION ACCOUNT AND ARREARAGE RESERVE ACCOUNT

         Each Servicer will establish and maintain or cause to be maintained a separate trust account (each a "Collection Account") for the benefit of the holders of the Certificates. Each Collection Account will be an Eligible Account (as defined herein). Upon receipt by the related Servicer of amounts in respect of the Mortgage Loans that such Servicer services (excluding amounts representing the related Servicing Fee, reimbursement for Advances and Servicing Advances, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), such Servicer will deposit such amounts in the related Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the related Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. A "Business Day" is any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Delaware, the State of New York, the state in which the related Servicer is located or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed. Pursuant to the Pooling Agreement, the Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Accounts for distribution to Certificateholders on a Distribution Date, other than P&I Arrearages. The Trustee will also establish, pursuant to the Pooling Agreement, an account (the "Arrearage Reserve Account") into which all P&I Arrearages collected by the Servicers will be deposited once withdrawn from the related Collection Accounts on each Servicer Remittance Date. The Distribution Account and the Arrearage Reserve Account will each be an Eligible Account. Amounts on deposit in each such account may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date unless such Eligible Investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such Eligible Investments may mature on the related Distribution Date.

         An "Eligible Account" is a segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are in one of the two highest rating categories by each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency. Eligible Investments are specified in the Pooling Agreement and the Servicing Agreements and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.


ADVANCES

         Subject to the following limitations, the related Servicer will be obligated to advance or cause to be advanced at least three Business Days prior to each Distribution Date (the "Servicer Remittance Date") its own funds, or funds in the related Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the related Servicing Fee, that were due during the related Collection Period on the Actuarial Mortgage Loans that such Servicer services, other than Balloon Payments, and that were not received by the related Determination Date and, with respect to Balloon Loans which are Actuarial Mortgage Loans that such Servicer services, with respect to which the Balloon

Payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan (any such advance, an "Advance").

         The Servicers will not make any Advances of principal or interest with respect to Simple Interest Mortgage Loans or REO Properties.

         Advances with respect to Actuarial Mortgage Loans are required to be made only to the extent the related Servicer deems them to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The related Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the Monthly Payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or any similar state law (the "Relief Act"). Subject to the recoverability standard above, the related Servicer's obligation to make Advances as to any Actuarial Mortgage Loan will continue until the earlier of such time as the Trust acquires title to the related Mortgaged Property or such Mortgage Loan is paid in full by the mortgagor or disposed of by the Trust.

         All Advances will be reimbursable to the related Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that the related Servicer deems to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the related Servicer out of any funds in the related Collection Account prior to the distributions on the Certificates. In the event the related Servicer fails in its obligation to make any such Advance, the Trustee, in its capacity as successor Servicer, will be obligated to make any such Advance, to the extent required in the related Servicing Agreement.

         In the course of performing its servicing obligations, each Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance."

         Each Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts the related Servicer may collect from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the related Servicer, in which event reimbursement will be made to the related Servicer from general funds in the related Collection Account.


THE CUSTODIAN

         Deutsche Bank National Trust Company, a national banking association, will act as custodian of the mortgage files (the "Custodian") pursuant to the Pooling Agreement. The Custodian's offices for notices under the Pooling Agreement are located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Mortgage Custody MS03BC, and its telephone number is (714) 247-6000. The principal compensation to be paid to the Custodian in respect of its obligation under the Pooling Agreement will be a component of the Expense Fee. The Pooling Agreement will provide that the Custodian and any director, officer, employee or agent of the Custodian will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Custodian in the ordinary course of the Custodian's performance in accordance with the provisions of the Pooling Agreement) the Custodian incurs arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Custodian's duties under the Pooling Agreement, or by reason of reckless disregard, of the Custodian's obligations and duties under the Pooling Agreement.

THE TRUSTEE

         Wells Fargo Bank Minnesota, National Association, a national banking association, will act as trustee (the "Trustee") for the Certificates pursuant to the Pooling Agreement. The Trustee's offices for Certificate transfer purposes are located at Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, MN 55479, Attention: Corporate Trust Services, and for all other purposes, including notices under the Pooling Agreement are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services-MSAC 2003-SD1 and its telephone number is (410) 884-2000. The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling Agreement will be a component of the Expense Fee. The Pooling Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling Agreement) the Trustee incurs arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (i) that the Trustee is specifically required to bear under the Pooling Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling Agreement, or by reason of reckless disregard, of the Trustee's obligations and duties under the Pooling Agreement.


MASTER REPORTING AGENT

         Murrayhill will act as master reporting agent (the "Master Reporting Agent") and will enter into a Master Reporting Agreement dated as of June 1, 2003 with each of the Servicers (each, a "Master Reporting Agreement"). The Master Reporting Agent's offices for notices under the Master Reporting Agreement are located at 1670 Broadway, Suite 3450, Denver, Colorado 80202 and its telephone number is (720) 947-6947. The principal compensation to be paid to the Master Reporting Agent in respect of its obligations under the Master Reporting Agreement and the Pooling Agreement will be a component of the Expense Fee. Pursuant to the related Master Reporting Agreement, the Master Reporting Agent will monitor the related Servicer's performance under the related Servicing Agreement, identify and monitor developments in the areas of underwriting, collateral, reporting and servicing as they relate to the Mortgage Loans in the Trust Fund, and pursuant to the Pooling Agreement will provide the Trustee with certain reports, which reports will be made available to Certificateholders by the Trustee.


REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the Trustee will prepare and make available to the parties to the Servicing Agreements and the Pooling Agreement and each registered Certificateholder, a monthly statement setting forth certain information relating to the Certificates and the Mortgage Loans for each Distribution Date, to the extent such information is provided to the Trustee by the Servicers pursuant to the Servicing Agreements. The Trustee will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available via the Trustee's internet website which initially shall be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trustee's customer service desk at
(301) 815-6600. Parties that are unable to use the above distribution are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and requesting a copy. The Trustee shall have the right to change the way monthly statements are distributed in order to make such distribution more convenient and/or more accessible to the Certificateholders and the Trustee shall provide timely notice and adequate notification to all Certificateholders regarding any such changes.

         The Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement and may affix thereto any disclaimer appropriate in its reasonable discretion. As a condition to access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. In accordance with the terms of the Pooling Agreement, the Trustee will not be liable for the dissemination of information.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation (the "Servicing Fee") to be paid to each of the Servicers in respect of its servicing activities for the related Mortgage Loans will be at the "Servicing Fee Rate" of 0.50% per annum on the

Principal Balance of each Mortgage Loan serviced by such servicer. As additional servicing compensation, each Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the related Collection Account and any escrow accounts. Each Servicer is obligated to offset any Prepayment Interest Shortfall on Actuarial Mortgage Loans on any Distribution Date (payments made by the related Servicer in satisfaction of such obligation, "Compensating Interest") by an amount not in excess of its Servicing Fee (or with respect to Countrywide, 50% of its Servicing Fee) for such Distribution Date. The Servicers will not offset any Prepayment Interest Shortfall on Simple Interest Mortgage Loans on any Distribution Date. The Servicers are obligated to pay certain insurance premiums and certain ongoing expenses associated with the related Mortgage Pool and incurred by the related Servicer in connection with its responsibilities under the relate Servicing Agreement and is entitled to reimbursement therefor as provided in the related Servicing Agreement.

         The principal compensation to be paid to the Trustee, the Custodian and the Master Reporting Agent in respect of its related activities under the Pooling Agreement collectively, the "Expense Fee" will be an aggregate amount equal to the "Expense Fee Rate" of 0.03% per annum on the Principal Balance of each Mortgage Loan.

         The "Determination Date" with respect to any Distribution Date will be the 10th day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the Business Day immediately preceding such 10th day. With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment in full was applied during the prior calendar month, the "Prepayment Interest Shortfall" is an amount equal to the interest at the Mortgage Interest Rate for such Mortgage Loan (net of the Servicing Fee Rate) on the amount of such principal prepayment for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of such prior calendar month.


OPTIONAL TERMINATION

         The Servicers, as they may mutually agree in accordance with the Pooling Agreement and each Servicing Agreement, will have the right to purchase all but not part of the Mortgage Loans and REO Properties in the Trust Fund and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date The first Distribution Date on which such option could be exercised is referred to herein as the "Optional Termination Date." In the event that the option is exercised, the purchase will be made at a price (the "Termination Price") generally equal to par plus accrued interest for each Mortgage Loan at the related Mortgage Interest Rate plus the amount of any unreimbursed Advances and Servicing Advances made by the related Servicer. Proceeds from such purchase will be included in Available Funds and will be distributed to the holders of the Certificates in accordance with the Pooling Agreement. Any such purchase of Mortgage Loans and REO Properties will result in the early retirement of the Certificates.

         Notwithstanding the foregoing, if S&P has rated a class of debt securities ("Net Interest Margin Securities") then outstanding that are backed by the Class X and Class P Certificates, pursuant to the Pooling Agreement, the Servicer(s) exercising such Optional Termination will be permitted to purchase the Mortgage Loans only if one of the following conditions is met: (i) after distribution of the proceeds of the Optional Termination to the Certificateholders (other than the holders of the Class X, Class P and Class R Certificates), the distribution of the remaining proceeds to the Class X and Class P Certificates will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the Net Interest Margin Securities, or
(ii) (A) prior to the Optional Termination, the Servicer(s) exercising such Optional Termination remit to the Trustee an amount that, together with the Termination Price, will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the Net Interest Margin Securities, and (B) the Trustee remits that amount directly to the indenture trustee under the indenture creating the Net Interest Margin Securities.


EVENTS OF SERVICING TERMINATION

         Events of Servicing Termination will consist, among other things, of:
(i) any failure by the related Servicer to deposit in the related Collection Account or the Distribution Account the required amounts or remit to the Trustee any payment which continues unremedied for one Business Day following written notice to the related Servicer; (ii) any failure of the related Servicer to make any Advance with respect to an Actuarial Mortgage Loan or to cover any

Compensating Interest on Actuarial Mortgage Loans, as described herein, which failure continues unremedied for one Business Day; (iii) any failure by the related Servicer to observe or perform in any material respect any other of its covenants or agreements in the related Servicing Agreement, which continues unremedied for 30 days after the first date on which (x) the Servicer has knowledge of such failure or (y) written notice of such failure is given to the Servicer; (iv) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations; (v) to the extent set forth in the Ocwen and Wilshire Servicing Agreements, cumulative Realized Losses or 60+ Day Delinquent Loans as of any Distribution Date exceed the amounts specified in the related Servicing Agreement; or (vi) to the extent set forth in the related Servicing Agreement, certain rating events with respect to such Servicer.


RIGHTS UPON EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination under the related Servicing Agreement remains unremedied, the Trustee may, and at the direction of the holders of the Offered Certificates evidencing not less than 51% of the Voting Rights is required to, terminate all of the rights and obligations of the related Servicer in its capacity as servicer with respect to the Mortgage Loans, as provided in the related Servicing Agreement. Within ninety (90) days of receipt by the related Servicer of notice of termination, the Trustee will succeed to all of the responsibilities and duties of the terminated Servicer under the related Servicing Agreement, including the obligation to make any required Advances and will be entitled to similar compensation arrangements. No assurance can be given that termination of the rights and obligations of the Servicer under the related Servicing Agreement would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of such Mortgage Loans.

         No holder of an Offered Certificate, solely by virtue of such holder's status as a holder of an Offered Certificate, will have any right under the Servicing Agreements to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of default and unless the holders of Offered Certificates having not less than 51% of the Voting Rights evidenced by the Offered Certificates so agree and have offered indemnity satisfactory to the Trustee.


VOTING RIGHTS

         With respect to any date of determination, the percentage of all the Voting Rights allocated among holders of the Certificates (other than the Class P, Class X and Class R Certificates) will be 98% and will be allocated among the classes of such Certificates in the proportion that the aggregate Certificate Principal Balance of all the Certificates of such class then outstanding bear to the aggregate Certificate Principal Balance of all Certificates then outstanding. With respect to any date of determination, the percentage of all the Voting Rights allocated among holders of the Class P and Class X Certificates will be 2%. The Voting Rights allocated to a class of Certificates will be allocated among all holders of each such class in proportion to the outstanding certificate balances (or Percentage Interest) of such Certificates. The Class R Certificates will not have any Voting Rights.


AMENDMENT

         The Pooling Agreement may be amended by the Seller, the Depositor, the Trustee, the Custodian and the Master Reporting Agent, without the consent of the holders of the Certificates, for any of the purposes set forth under "The Agreements--Amendment" in the Prospectus. In addition, the Pooling Agreement may be amended by the Seller, the Depositor, the Trustee, the Custodian and the Master Reporting Agent and the holders of a majority in interest of any class of Offered Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the holders of any class of Offered Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of Offered Certificates without the consent of the holders of such Certificates; (ii) adversely affect in any material respect the interests of the holders of any class of Offered Certificates in a manner other than as described in clause (i) above, without the consent of the holders of such class evidencing percentage interests aggregating at least 66%; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Offered Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all such Certificates.

         The Servicing Agreements may be amended from time to time by the Depositor, the related Servicer and the Trustee without the consent of the Certificateholders for any of the purposes set forth under "The Agreements--Amendment" in the Prospectus. In addition, the Servicing Agreements may be amended by the Depositor, the related Servicer and the Trustee and the holders of a majority in interest of any class of Offered Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Servicing Agreement or of modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any class of Certificates in a manner other than as described in clause (x) above, without the consent of the holders of Certificates of such class evidencing percentage interests aggregating at least 66%, or (z) reduce the aforesaid percentage above without the consent of the holders of all Certificates of such class then outstanding.



                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates will be issued pursuant to the Pooling Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement. When particular provisions or terms used in the Pooling Agreement are referenced, the actual provisions (including definitions of terms) are incorporated by reference.

         The Trust will issue the Class A-1 and Class A-2 Certificates (together, the "Class A Certificates" or the "Senior Certificates"), the Class M-1 and Class M-2 Certificates (together, the "Class M Certificates"), the Class B-1 and Class B-2 Certificates (together, the "Class B Certificates"), the Class P and Class X Certificates (collectively with the Class M and Class B Certificates, the "Subordinated Certificates") and the Class R Certificates (the "Residual Certificates"). The Senior Certificates, the Subordinated Certificates and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Class A, Class M and Class B Certificates are offered hereby (the "Offered Certificates").

         The Offered Certificates will have the respective original Certificate Principal Balances specified on the cover hereof, subject to a permitted variance of plus or minus five percent.

         The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof.

         Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in July 2003 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the Record Date. With respect to the Offered Certificates, the "Record Date" is the Business Day immediately preceding such Distribution Date; provided, however, that if any of such Certificates becomes a Definitive Certificate (as defined herein), the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.


BOOK-ENTRY CERTIFICATES

         The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") will hold such Certificates through DTC in the United States, or Clearstream or Euroclear (in Europe) if they are participants of such systems (the "Participants"), or indirectly through organizations which are participants in such systems (the "Indirect Participants"). The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

         Clearstream Banking, societe anonyme (formerly Cedelbank) is incorporated under the laws of Luxembourg as a professional depository ("Clearstream"). Clearstream holds securities for its participant organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms And Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC Participants to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Servicers or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


ALLOCATION OF AVAILABLE FUNDS

         Distributions to holders of each class of Offered Certificates will be made on each Distribution Date from Available Funds. "Available Funds" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable or payable to the related Servicer, including the Servicing Fee and any accrued and unpaid Servicing Fee: (i) the aggregate amount of Monthly Payments on the Mortgage Loans due during the related Collection Period and received by the Trustee no later than the Servicer Remittance Date,
(ii) P&I Arrearages received by the related Servicer during the related Collection Period and deposited in the Arrearage Reserve Account on the Servicer Remittance Date, (iii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments (but excluding any prepayment charges collected),
(iv) insurance proceeds and liquidation proceeds net of certain expenses (including unreimbursed Advances and Servicing Advances with respect to the related Liquidated Loan) received during the related Prepayment Period, (v) payments from the Servicer in connection with Advances and Prepayment Interest Shortfalls for such Distribution Date, (vi) the Purchase Price for any repurchased Mortgage Loan deposited to the Collection Account during the related Prepayment Period, (vii) any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period, and (viii) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, the Termination Price.

         The "Collection Period" with respect to any Distribution Date means the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

         The "Prepayment Period" with respect to any Distribution Date means the calendar month preceding the month in which such Distribution Date occurs.


INTEREST DISTRIBUTIONS

         On each Distribution Date, based upon the information provided to it in the Remittance Report, the Trustee will distribute the Interest Remittance Amount in the following order of priority to the extent available:

                  first, to the Trustee, the Custodian and the Master Reporting Agent, the component of the Expense Fee in accordance with the Pooling Agreement;

                  second, to the Class A-1 and Class A-2 Certificates on a pro-rata basis, the Accrued Certificate Interest thereon for such Distribution Date;

                  third, to the Class A-1 and Class A-2 Certificates on a pro-rata basis, the Interest Carry Forward Amount for the Class A-1 and Class A-2 Certificates;

                  fourth, to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

                  fifth, to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

                  sixth, to the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

                  seventh, to the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and
                  eighth, the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above which is defined below as the "Monthly Excess Interest Amount" for such Distribution Date and will be applied as described below under "--Application of Arrearage Reserve Account Release Amounts and Monthly Excess Cashflow Amounts."

         "Accrued Certificate Interest" for each class of Offered Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance of such class of Certificates, minus each class's Interest Percentage of shortfalls caused by the Relief Act or Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest paid by the related Servicer) for such Distribution Date.

         "Interest Accrual Period" for any Distribution Date and each class of Offered Certificates means the period from and including the preceding Distribution Date, or in the case of the first Distribution Date, from the Closing Date, through and including the day prior to the current Distribution Date. With respect to the Offered Certificates all calculations of interest will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year.

         "Interest Carry Forward Amount" means for any class of Certificates and any Distribution Date the sum of (a) the portion of the Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

         "Interest Remittance Amount" means, as of any Determination Date, the sum, without duplication, of (i) all interest collected or advanced with respect to the related Collection Period on the Mortgage Loans (less the related Servicing Fee, certain amounts available for reimbursement of Advances and Servicing Advances as described above under "The Pooling Agreement and the Servicing Agreements--Advances" and certain other reimbursable expenses (including but not limited to any indemnity payable to the Trustee and the Custodian) pursuant to the related Servicing Agreement and the Pooling Agreement), (ii) all Compensating Interest paid by the related Servicer on such Determination Date with respect to the Mortgage Loans and (iii) the portion of any payment in connection with any substitution, Purchase Price, Termination Price, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the Mortgage Loans received during the related Collection Period.

         "Interest Percentage" with respect to any class of Certificates and any Distribution Date, means the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such class to the Accrued Certificate Interest for all classes, in each case with respect to such Distribution Date.


PRINCIPAL DISTRIBUTIONS

         With respect to each Distribution Date (a) before the Stepdown Date or
(b) with respect to which a Trigger Event is in effect, Holders of the Class A-1 and Class A-2 Certificates will in the aggregate, on a pro-rata basis, be entitled to receive the Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof have been reduced to zero. Once the Certificate Principal Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero, the Holders of the Class M-1 Certificates will be entitled to receive 100% of the Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero. Once the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, the Holders of the Class M-2 Certificates will be entitled to receive 100% of the Principal Distribution Amount until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero. Similarly, once the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, the Holders of the Class B-1 Certificates will be entitled to receive 100% of the Principal Distribution Amount until the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero. Finally, once the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero, the Holders of the Class B-2 Certificates will be entitled to receive 100% of the Principal Distribution Amount until the Certificate Principal Balance of the Class B-2 Certificates has been reduced to zero.

         With respect to each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Holders of all classes of Certificates will be entitled to receive payments of principal, in the order of priority and in the amounts set forth below:

                  first, the lesser of (x) the Principal Distribution Amount and
         (y) the Class A Principal Distribution Amount, will be distributed on a pro rata basis to the Class A-1 and Class A-2 Certificates until the Certificate Principal Balances thereof have been reduced to zero;

                  second, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A-1 and Class A-2 Certificates in priority first above and (y) the Class M-1 Principal Distribution Amount will be distributed to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A-1 and Class A-2 Certificates in priority first above and the amount distributed to the Class M-1 Certificates in priority second above and (y) the Class M-2 Principal Distribution Amount will be distributed to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A-1 and Class A-2 Certificates pursuant to priority first above, the amount distributed to the Class M-1 Certificates pursuant to priority second above and the amount distributed to the Class M-2 Certificates pursuant to priority third above and (y) the Class B-1 Principal Distribution Amount will be distributed to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  fifth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A-1 and Class A-2 Certificates pursuant to priority first above, the amount distributed to the Class M-1 Certificates pursuant to priority second above, the amount distributed to the Class M-2 Certificates pursuant to priority third above and the amount distributed to the Class B-1 Certificates pursuant to priority fourth above and (y) the Class B-2 Principal Distribution Amount will be distributed to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  sixth, any amount of the Principal Distribution Amount remaining after making all of the distributions in priority first, second, third, fourth and fifth above will be included as part of the Monthly Excess Cashflow Amount and will be applied as described below under "--Application of Arrearage Reserve Account Release Amounts and Monthly Excess Cashflow Amounts."

         For purposes of the foregoing, the following terms will have the respective meanings set forth below.

         "Certificate Principal Balance" with respect to any class of Certificates and any Distribution Date, means an amount equal the principal balance of such class on the date of the initial issuance of the Certificates as reduced, but not below zero, by:

         o all amounts distributed on previous Distribution Dates on such class on account of principal; and

         o such class's pro rata share of any Applied Realized Loss Amount for previous Distribution Dates; provided, that no Applied Realized Loss Amount shall be applied against the Certificate Principal Balance of the Class A-1 Certificates.

          "Class A Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect an amount equal to the excess of (x) the Certificate Principal Balance of the Class A-1 and Class A-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 64.0% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the excess, if any, of the Pool Balance as of the last day of the related Collection Period over $872,086.

         "Class M-1 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A-1 and Class A-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 76.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the excess, if any, of the Pool Balance as of the last day of the related Collection Period over $872,086.

         "Class M-2 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A-1 and Class A-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 86.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the excess, if any, of the Pool Balance as of the last day of the related Collection Period over $872,086.

         "Class B-1 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A-1 and Class A-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (iv) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.90% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the excess, if any, of the Pool Balance as of the last day of the related Collection Period over $872,086.

         "Class B-2 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A-1 and Class A-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), and (v) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the excess, if any, of the Pool Balance as of the last day of the related Collection Period over $872,086.

         "Arrearage Reserve Account Release Amount" means, as of any Distribution Date, the lesser of (x) the amount, if any, on deposit in the Arrearage Reserve Account as of such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

         "Extra Principal Distribution Amount" means, as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Deficiency for such Distribution Date over (ii) the Arrearage Reserve Account Release Amount, if any, for such Distribution Date.

         "Overcollateralization Amount" means, as of any Distribution Date the excess, if any, of (x) the Pool Balance as of the last day of the immediately preceding Collection Period over (y) the aggregate Certificate

Principal Balance of all classes of Offered Certificates (after taking into account all distributions of principal on such Distribution Date).

         "Overcollateralization Deficiency" means, as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates resulting from the distribution of the Principal Remittance Amount on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

         "Overcollateralization Release Amount" means, with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

         "Principal Distribution Amount" means as of any Distribution Date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any), (ii) the Arrearage Reserve Account Release Amount, if any, and (ii) the Extra Principal Distribution Amount, if any.

         "Principal Remittance Amount" means, with respect to any Distribution Date, to the extent of funds available therefor as described herein, the amount equal to the sum (less certain amounts available for reimbursement of Advances and Servicing Advances as described above under "The Pooling Agreement and The Servicing Agreements--Advances" and certain other reimbursable expenses (including, but not limited to, any indemnity payable to the Trustee and the Custodian) pursuant to the related Servicing Agreement and the Pooling Agreement) of the following amounts (without duplication) with respect to the Mortgage Loans and the immediately preceding Collection Period: (i) each payment of principal on a Mortgage Loan due during such Collection Period and received by the Servicers on or prior to the related Determination Date, including any Advances with respect thereto, (ii) all full and partial principal prepayments received by the Servicers during the related Prepayment Period, (iii) the liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period, (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Prepayment Period, (v) any Substitution Adjustments received on or prior to the previous Determination Date and not yet distributed, and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price in respect of principal.

         "Re-Performing 60+ Day Delinquent Loan" means each Mortgage Loan with respect to which, as of any date of determination, (x) any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and (y) with respect to which the mortgagor has made three aggregate Monthly Payments within the three calendar months preceding such date of determination.

         "Senior Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinated Certificates and (ii) the Overcollateralization Amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by
(y) the Pool Balance as of the last day of the related Collection Period.

         "Senior Specified Enhancement Percentage" on any date of determination thereof means approximately 36.00%.

         "60+ Day Delinquent Loan" means each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due (other than a Re-Performing 60+ Day Delinquent Loan), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date.

         "Stepdown Date" means the later to occur of (x) the earlier to occur of
(A) the Distribution Date in July 2006 and (B) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A-1 and Class A-2 Certificates is reduced to zero, and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

         "Targeted Overcollateralization Amount" means as of any Distribution Date, (x) prior to the Stepdown Date, 1.75% of the initial Pool Balance and (y) on and after the Stepdown Date, the greater of (A) 3.50% of the Pool Balance as of the last day of the related Collection Period and (B) 0.50% of the initial Pool Balance; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Targeted Overcollateralization Amount shall not be reduced to the applicable percentage of the Pool Balance, but instead shall remain the same as the prior period's Targeted Overcollateralization Amount until the Distribution Date on which a Trigger Event is no longer occurring. When the Certificate Principal Balance of each class of Offered Certificates has been reduced to zero, the Targeted Overcollateralization Amount shall thereafter equal zero.

         A "Trigger Event" has occurred on a Distribution Date if (i) the six-month rolling average of 60+ Day Delinquent Loans equals or exceeds 45% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period divided by the initial Pool Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:


         DISTRIBUTION DATES OCCURRING IN                                                 PERCENTAGE
                                                                         ------------------------------------------
         July 2006 through June 2007................................     4.00% for the first month, plus 1/12th of
                                                                         2.00% for each month thereafter;
         July 2007 through June 2008................................     6.00% for the first month, plus 1/12th of
                                                                         1.50% for each month thereafter;
         July 2008 through June 2009................................     7.50% for the first month, plus 1/12th of
                                                                         0.25% for each month thereafter; and
         July 2009 and thereafter...................................     7.75%


ALLOCATION OF LOSSES

         A "Realized Loss" is:

         o as to any Liquidated Mortgage Loan, the unpaid Principal Balance thereof plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property.

         o     as to any Mortgage Loan, a Deficient Valuation.

         o as to any Mortgage Loan, a reduction in the Principal Balance thereof resulting from a Servicer Modification.

         A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

         A Realized Loss may result from the personal bankruptcy of a mortgagor if the bankruptcy court establishes the value of the Mortgaged Property at an amount less than the then outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property and reduces the secured debt to such value. In such case, the Trust, as the holder of such Mortgage Loan, would become an unsecured creditor to the extent of the difference between the outstanding Principal Balance of such mortgage loan and such reduced secured debt (such difference, a "Deficient Valuation").

         If a Mortgage Loan is in default, or if default is reasonably foreseeable, the related Servicer may permit a modification of such Mortgage Loan to reduce its Principal Balance and/or extend its term to a term not longer than the latest maturity date of any other Mortgage Loan (any such modification, a "Servicer Modification"). Any such principal reduction will constitute a Realized Loss at the time of such reduction. An extension of the term will not result in a Realized Loss unless coupled with a principal reduction.

         Realized Losses will, in effect, be absorbed first by the Class X Certificates (through the application of the Monthly Excess Interest Amount to fund such deficiency, as well as through a reduction in the Overcollateralization Amount).

         If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date the aggregate Certificate Principal Balance of the Offered Certificates exceeds the Pool Balance as of the end of the related Collection Period, such excess will be allocated against the Class B-2, Class B-1, Class M-2 and Class M-1 Certificates, in that order, and then will be allocated to the Class A-2 Certificates, until the respective Certificate Principal Balances thereof are reduced to zero. Any allocation of such excess in reduction of a Certificate Principal Balance is referred to as an "Applied Realized Loss Amount." Any such reduction of a Certificate Principal Balance will not be reversed or reinstated; provided, however, on future Distribution Dates, Certificateholders of the related class may receive amounts in respect of prior reductions in the related Certificate Principal Balances as described below. Such subsequent payments will be applied in the reverse of the order set forth above.

APPLICATION OF ARREARAGE RESERVE ACCOUNT RELEASE AMOUNTS AND MONTHLY EXCESS CASHFLOW AMOUNTS

         The weighted average Net Mortgage Interest Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Certificates. This excess interest for a Collection Period, together with interest on the Overcollateralization Amount itself, is the "Monthly Excess Interest Amount."

         The "Net Mortgage Interest Rate" for each Mortgage Loan is the applicable Mortgage Interest Rate less sum of (i) the related Servicing Fee Rate and (ii) the Expense Fee Rate.

         The required level of overcollateralization for any Distribution Date is the Targeted Overcollateralization Amount. The Targeted Overcollateralization Amount is initially approximately $3,052,302.

         If Realized Losses not covered by an application of the Monthly Excess Interest Amount occur, such Realized Losses will result in an Overcollateralization Deficiency (since it will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate Certificate Principal Balance of the Certificates). The cashflow priorities of the Trust Fund require that, in this situation, amounts on deposit in the Arrearage Reserve Fund, if any, be used to make principal distributions on the Certificates for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount. If the Arrearage Reserve Fund Release Amount paid to the Certificateholders as principal is insufficient to re-establish the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount, an Extra Principal Distribution Amount will be paid (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) to Certificateholders. The application of (i) the Arrearage Reserve Account Release Amount and (ii) the Monthly Excess Interest Amount to the payment of principal to the class or classes of Certificates then entitled to distributions of principal may have the effect of accelerating the amortization of those Certificates relative to the amortization of the Mortgage Loans.

         On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "step-down." provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Targeted Overcollateralization Amount shall not be allowed to "step-down" but instead shall remain the same as the prior period's Targeted Overcollateralization Amount until the Distribution Date on which a Trigger Event is no longer occurring. If the Targeted Overcollateralization Amount is permitted to "step-down" on a Distribution Date, the Pooling Agreement permits a portion of the Principal Remittance Amount for such Distribution Date not to be passed through as a distribution of principal on the Offered Certificates on such Distribution Date. This may have the effect of decelerating the amortization of the Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases overcollateralization from the Trust Fund. The amount of such releases are the Overcollateralization Release Amounts.

         On any Distribution Date, the sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Offered Certificates is the "Monthly Excess Cashflow Amount," which is required to be applied in the following order of priority on such Distribution Date:

                  (i) to the Class A-2 Certificates, the Unpaid Realized Loss Amount for that class;

                  (ii) to the Class M-1 Certificates, the Interest Carry Forward Amount for that class, if any;

                  (iii) to the Class M-1 Certificates, any Unpaid Realized Loss Amount for that class;

                  (iv) to the Class M-2 Certificates, the Interest Carry Forward Amount for that class, if any

                  (v) to the Class M-2 Certificates, any Unpaid Realized Loss Amount for that class;

                  (vi) to the Class B-1 Certificates, the Interest Carry Forward Amount for that class, if any;

                  (vii) to the Class B-1 Certificates, any Unpaid Realized Loss Amount for that class;

                  (viii) to the Class B-2 Certificates, the Interest Carry Forward Amount for that class, if any;

                  (ix) to the Class B-2 Certificates, any Unpaid Realized Loss Amount for that class;

                  (x) to the Excess Reserve Fund Account, the amount of any Basis Risk Carry Forward Amount for such Distribution Date;

                  (xi) from funds on deposit in the Excess Reserve Account with respect to such Distribution Date, to the Class A-1 and Class A-2 Certificates, on a pro rata basis, any Basis Risk Carry Forward Amount for each such class;

                  (xii) from funds on deposit in the Excess Reserve Account with respect to such Distribution, sequentially, to the Class M-1, Class M-2, Class B-1 and Class B-2 Certificates, in that order, any Basis Risk Carry Forward Amount for such classes; and

                  (xiii) to fund distributions to the Holders of the Class X and Class R Certificates in the amounts specified in the Pooling Agreement.

         On each Distribution Date, the Trustee is required to distribute to the holders of the Class P certificates all amounts representing prepayment charges in respect of the Mortgage Loans received during the related Prepayment Period.

         For purposes of the foregoing, the "Unpaid Realized Loss Amount" with respect to any class of Class A-2, Class M-1, Class M-2, Class B-1 and Class B-2 certificates and as to any Distribution Date, is the excess of (i) Applied Realized Loss Amounts with respect to that class over (ii) the sum of all distributions in reduction of Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to the Class A-2 Certificate or any class of Subordinate Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of that class.

PASS-THROUGH RATES

         Interest for each Distribution Date will accrue on the Offered Certificates during the related Interest Accrual Period at a rate equal to the lesser of (i) LIBOR plus the applicable certificate margin set forth below (each such rate, a "Pass-Through Rate") and (ii) the WAC Cap for such Distribution Date.


                                                     PRIOR TO THE                    IF THE OPTIONAL TERMINATION
CERTIFICATE MARGIN                               OPTIONAL TERMINATION                     IS NOT EXERCISED
----------------------------------     ------------------------------------    ---------------------------------------
Class A-1 Margin                                         0.50%                                  1.00%

Class A-2 Margin                                         0.75%                                  1.50%

Class M-1 Margin                                         1.50%                                  2.25%

Class M-2 Margin                                         2.60%                                  3.90%

Class B-1 Margin                                         4.00%                                  6.00%

Class B-2 Margin                                         4.00%                                  6.00%



         With respect to the Offered Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

         The "WAC Cap" for any Distribution Date will equal the product of (i) the weighted average Net Mortgage Interest Rate for the Mortgage Loans at the beginning of the related Collection Period and (ii) a fraction, (a) the numerator of which is 30 and (b) the denominator of which is the actual number of days in the related Interest Accrual Period.

         If on any Distribution Date, the Accrued Certificate Interest for any Offered Certificate is based on the WAC Cap, the excess of (i) the amount of interest such Offered Certificate would have been entitled to receive on such Distribution Date based on its Pass-Through Rate, over (ii) the amount of interest such Offered Certificate received on such Distribution Date based on the WAC Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such Offered Certificate) will be the "Basis Risk Carry Forward Amount." Any Basis Risk Carry Forward Amount will be paid on the same or future Distribution Dates from amounts that would otherwise be distributed on the Class X Certificates.

         The pooling agreement establishes an account (referred to as the "Excess Reserve Fund Account"), which is held in trust, as part of the Trust Fund, by the Trustee. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the offered certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. The Excess Reserve Fund Account shall be funded from amounts otherwise to be paid to the Class X Certificates. Any distribution by the Trustee from amounts in the Excess Reserve Fund Account shall be made on the applicable Distribution Date.


CALCULATION OF LIBOR

         LIBOR for the first Distribution Date will be determined on the second business day preceding the Closing Date and for each subsequent Distribution Date will be determined on the second business day prior to the immediately preceding Distribution Date (each such date, a "LIBOR Determination Date"). With respect to each Distribution Date, "LIBOR" will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the related LIBOR Determination Date. "Telerate Page 3750" means the display designated as page 3750 on the Moneyline Telerate (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee, the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee as of 11:00 A.M., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date.

         The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.


                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS


STRUCTURING ASSUMPTIONS

         The prepayment model used in this Prospectus Supplement represents an assumed rate of prepayment each month relative to the then outstanding Principal Balance of a pool of Mortgage Loans for the life of those Mortgage Loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of Mortgage Loans, including the related Mortgage Loans. With respect to the Fixed-Rate Mortgage Loans, the prepayment assumption assumes rates of approximately 1.467% per annum of the then outstanding Principal Balance of the Mortgage Loans in the first month of the life of the related Mortgage Loans and an additional 1.467% per annum (precisely 22%/15 expressed as a percentage) in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the related Mortgage Loans, the prepayment assumption assumes a CPR of 22% per annum each month (the "Fixed-Rate Prepayment Assumption"). The prepayment assumption with respect to the Adjustable-Rate Mortgage Loans assumes a CPR of 22% per annum (the "Adjustable-Rate Prepayment Assumption").

         Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Certificate Principal Balances of the outstanding classes of Certificates and weighted average lives of the Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust Fund have characteristics which may differ from those assumed in preparing the tables set forth below, the distributions of principal on the Certificates may be made earlier or later than as indicated in the tables.

         Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions which collectively are the structuring assumptions:

         o     the Closing Date for the Certificates occurs on June 30, 2003;

         o distributions on the Certificates are made on the 25th day of each month, commencing in July 2003, in accordance with the priorities described in this Prospectus Supplement;

         o the Mortgage Loans prepayment rates with respect to the assumed Mortgage Loans are a multiple of the applicable prepayment assumption as stated in the table under "--Prepayment Scenarios" below;

         o     prepayments include 30 days' interest on the related Mortgage
               Loan;

         o the Optional Termination is not exercised (except with respect to the weighted average life to call);

         o the Targeted Overcollateralization Amount is initially as specified in this Prospectus Supplement and thereafter decreases in accordance with the provisions in this Prospectus Supplement;

         o with respect to each Adjustable-Rate Mortgage Loan, (a) the mortgage rate for each Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the applicable Loan Index (subject to the applicable Periodic Rate Cap and Minimum and Maximum Mortgage Interest Rate), (b) Six-Month LIBOR remains constant at 1.0600%, (c) 1 Year CMT remains constant at 1.0000%, (d) 3 Year CMT remains constant at 1.3835% and (e) the scheduled Monthly Payment on the Mortgage Loans is adjusted to equal a fully amortizing payment;

         o     One-Month LIBOR remains constant at 1.1800%;

         o there are no Realized Losses, no Liquidated Mortgage Loans and no Trigger Event is in effect;

         o scheduled payments of interest and/or principal on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month;

         o prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month in which the Closing Date occurs;

         o the initial Certificate Principal Balance of each class of Certificates is as set forth on the cover page of this Prospectus Supplement;

         o     there are no Simple Interest Mortgage Loans;

         o none of the Adjustable-Rate Mortgage Loans convert to Fixed-Rate Mortgage Loans;

         o     none of the negative amortization Mortgage Loans have a cap;

         o interest accrues on each class of Certificates at the applicable Pass-Through Rate set forth or described in this Prospectus Supplement; and

         o the assumed Mortgage Loans have the approximate characteristics described below:




                                      STATISTICAL SERVICING   WEIGHTED
                                      CALCULATION    AND       AVERAGE
                                         DATE      EXPENSE    REMAINING    ORIGINAL                         NEXT      RATE
                         PRINCIPAL      GROSS       FEE     AMORTIZATION AMORTIZATION  BALLOON    GROSS     RATE      RESET
                          BALANCE      MORTGAGE    RATES       TERM         TERM        TERM      MARGIN    RESET      FREQ
 TYPE     INDEX NAME        ($)          RATE(%)     (%)      (MONTHS)     (MONTHS)    (MONTHS)    (%)    (MONTHS)   (MONTHS)
------  -------------  -------------  ----------- --------- ------------ ------------ --------    -------  --------  --------
ARM     6 Month LIBOR  27,376,475.15      8.975      0.53        351          360         0        6.366      15         6
ARM     6 Month LIBOR  19,867,338.28      7.762      0.53        355          359         0        6.785      32         6
ARM     6 Month LIBOR  11,386,747.38      7.748      0.53        355          360         0        6.626      19         6
ARM     6 Month LIBOR   8,871,348.54      9.516      0.53        282          359         0        5.933       4         6
ARM     6 Month LIBOR   6,969,567.98      9.760      0.53        350          359         0        6.443      15         6
ARM     6 Month LIBOR   4,888,303.62      9.301      0.53        343          359         0        6.319       9         6
ARM     6 Month LIBOR   3,384,863.50      8.427      0.53        353          360         0        7.239      17         6
ARM     6 Month LIBOR   3,036,685.04      8.214      0.53        353          360         0        6.140      29         6
ARM     6 Month LIBOR   2,856,467.66     10.379      0.53        323          360         0        6.640       4         6
ARM     6 Month LIBOR   2,459,463.62      7.584      0.53        353          360         0        6.618      53         6
ARM     6 Month LIBOR   2,216,939.25      8.819      0.53        355          360         0        6.995      20         6
ARM     6 Month LIBOR   2,151,398.97      9.787      0.53        342          358         0        6.978      20         6
ARM     6 Month LIBOR   1,660,136.79      9.962      0.53        336          361         0        6.363       4         6
ARM     6 Month LIBOR   1,495,167.65      9.666      0.53        348          360         0        5.891      12         6
ARM     6 Month LIBOR   1,473,461.60     10.009      0.53        346          360         0        6.814      10         6
ARM     6 Month LIBOR   1,265,400.73      8.114      0.53        352          359         0        6.483      29         6
ARM     6 Month LIBOR   1,178,209.48      9.848      0.53        290          361         0        5.662       4         6
ARM     1YearCMT          697,286.41      5.242      0.53        275          358         0        2.740       2        12
ARM     6 Month LIBOR     475,343.21      9.828      0.53        340          360         0        6.304      16         6
ARM     6 Month LIBOR     418,589.06      7.775      0.53        356          360         0        7.654      32         6
ARM     6 Month LIBOR     314,804.42      9.494      0.53        350          360         0        7.148      20         6
ARM     1 Year CMT        285,882.29      5.542      0.53        252          414         0        1.891       2        12
ARM     1 Year CMT        247,119.36      5.139      0.53        218          360         0        2.898      11        12
ARM     6 Month LIBOR     229,472.36     10.771      0.53        349          360         0        6.783      25         6
ARM     1 Year CMT        211,973.26      4.573      0.53        269          359         0        2.750      12        12
ARM     6 Month LIBOR     191,795.62     10.259      0.53        356          360         0        7.500      32         6
ARM     6 Month LIBOR     176,667.36     10.990      0.53        300          360         0        7.500       6         6
ARM     1 Year CMT        167,038.67      5.000      0.53        230          360         0        2.750       2        12
ARM     1 Year CMT        156,367.48      6.751      0.53        220          360         0        2.000       4        12
ARM     1 Year CMT        155,742.78      9.250      0.53        331          360         0        3.000       7        12
ARM     6 Month LIBOR     135,304.59      6.875      0.53        354          360         0        5.625       6         6
ARM     3 Year CMT        125,305.14      6.625      0.53        210          360         0        2.750      30        36
ARM     1 Year CMT        108,713.79      7.875      0.53        279          360         0        5.850       3        12
ARM     1 Year CMT        104,457.82      9.500      0.53        312          480         0        3.250      12        12
ARM     1 Year CMT         99,128.10      4.620      0.53        183          360         0        2.500       3        12
ARM     6 Month LIBOR      84,763.69      7.875      0.53        356          360         0        6.500      56         6
ARM     3 Year CMT         67,951.50      5.000      0.53        171          357         0        2.750       6        12
ARM     1 Year CMT         67,479.88      4.250      0.53        343          360         0        2.750       7        12
ARM     1 Year CMT         63,693.00      4.375      0.53        227          359         0        2.250      12        12
ARM     6 Month LIBOR      52,662.22      7.900      0.53        172          180         0        5.630      28         6
ARM     3 Year CMT         48,083.81      6.500      0.53        236          360         0        2.950      20        36
ARM     1 Year CMT         47,916.98      4.750      0.53        150          360         0        2.250       6        12
ARM     6 Month LIBOR      29,459.96     10.250      0.53         82          180         0        7.500       4         6
FRM           -        20,167,634.89      8.024      0.53        355          360         0          -         -         -
FRM           -         9,910,318.87      9.567      0.53        197          330         0          -         -         -
FRM           -         6,821,358.19      8.637      0.53        351          359         0          -         -         -
FRM           -         4,986,227.06      9.904      0.53        267          353         0          -         -         -




             GROSS                CURRENT      NEXT
             LIFE       GROSS     PER RATE     PER      PERIODIC
             FLOOR     LIFE CAP     CAP      RATE CAP   PAY CAP
 TYPE         (%)        (%)        (%)        (%)        (%)
------     ---------  ---------  ---------  ---------- ----------
ARM           8.489     15.695     2.109      1.197         0
ARM           7.762     14.762     1.519      1.500         0
ARM           7.759     14.302     2.13       1.339         0
ARM           9.087     16.270     1.011      1.011         0
ARM           9.317     16.355     1.703      1.233         0
ARM           7.981     15.357     1.464      1.01          0
ARM           8.427     14.950     2.500      1.285         0
ARM           8.214     14.497     3.000      1.013         0
ARM          10.245     17.016     1.294      1.061         0
ARM           7.584     14.007     3.103      1.000         0
ARM           8.819     15.331     1.622      1.000         0
ARM           9.787     15.927     3.000      1.000         0
ARM           9.962     16.027     1.794      1.000         0
ARM           9.407     16.317     1.947      1.118         0
ARM           9.865     16.467     1.738      1.14          0
ARM           8.114     14.927     1.457      1.379         0
ARM           9.660     16.319     1.000      1.000         0
ARM           2.740     12.720     1.834      1.834         0
ARM           7.704     16.588     1.476      1.000         0
ARM           7.775     14.275     3.000      1.000         0
ARM           9.494     15.745     2.248      1.000         0
ARM           4.189     14.083     2.000      2.000       1.075
ARM           2.898     11.918     2.000      2.000         0
ARM          10.771     16.739     3.000      1.000         0
ARM           2.750     13.437     2.000      2.000         0
ARM          10.259     17.259     1.500      1.500         0
ARM           7.500     20.990     1.000      1.000       1.075
ARM           2.750     13.500     2.000      2.000         0
ARM           1.813     11.813     1.000      1.000         0
ARM           3.000     14.250     5.000      2.000         0
ARM           6.875     13.375     1.000      1.000         0
ARM           2.750     15.500     2.000      2.000         0
ARM           2.950     10.875     2.000      2.000         0
ARM           4.950     15.500     2.000      2.000       1.100
ARM           2.250     13.500     2.000      2.000       1.075
ARM           7.875     14.375     3.000      1.000         0
ARM           2.500     14.500     2.000      2.000         0
ARM           2.750     11.000     2.000      2.000         0
ARM           2.250     12.875     2.000      2.000       1.075
ARM           7.900     13.900     3.000      1.000         0
ARM           1.125     13.125     2.000      2.000         0
ARM           4.750     14.750     2.000      2.000         0
ARM          11.250     18.250     1.000      1.000         0
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -





                                      STATISTICAL SERVICING   WEIGHTED
                                      CALCULATION    AND       AVERAGE
                                         DATE      EXPENSE    REMAINING    ORIGINAL                         NEXT      RATE
                         PRINCIPAL      GROSS       FEE     AMORTIZATION AMORTIZATION  BALLOON    GROSS     RATE      RESET
                          BALANCE      MORTGAGE    RATES       TERM         TERM        TERM      MARGIN    RESET      FREQ
 TYPE     INDEX NAME        ($)          RATE(%)     (%)      (MONTHS)     (MONTHS)    (MONTHS)    (%)    (MONTHS)   (MONTHS)
------  -------------  -------------  ----------- --------- ------------ ------------ --------    -------  --------  --------
FRM           -         4,634,729.80      8.285      0.53        334          360         0          -         -         -
FRM           -         3,910,505.17     10.067      0.53        325          363         0          -         -         -
FRM           -         3,337,357.49     10.085      0.53        153          255         0          -         -         -
FRM           -         2,502,162.98     11.477      0.53         82          180         0          -         -         -
FRM           -         2,340,028.42     10.124      0.53        175          180         0          -         -         -
FRM           -         1,125,908.80      8.923      0.53        170          179         0          -         -         -
FRM           -         1,118,184.49     11.084      0.53        262          357        192         -         -         -
FRM           -           892,555.58      9.322      0.53        273          352         0          -         -         -
FRM           -           871,978.09     10.997      0.53        327          360        178         -         -         -
FRM           -           724,446.93     10.518      0.53        349          355        180         -         -         -
FRM           -           635,495.65     10.516      0.53        202          322         0          -         -         -
FRM           -           506,585.13     11.169      0.53        143          238         0          -         -         -
FRM           -           473,535.73      9.373      0.53        231          240         0          -         -         -
FRM           -           428,663.00      9.839      0.53         32          154         0          -         -         -
FRM           -           321,988.22     11.545      0.53        222          324        180         -         -         -
FRM           -           311,916.25     11.818      0.53        232          240         0          -         -         -
FRM           -           300,021.49     11.844      0.53        267          364        180         -         -         -
FRM           -           178,440.73     11.372      0.53        360          407         0          -         -         -
FRM           -           161,548.79     12.459      0.53         91          195         0          -         -         -
FRM           -           123,522.88     11.292      0.53         47          116         0          -         -         -
FRM           -           115,965.52     13.882      0.53         92          191        180         -         -         -
FRM           -           103,437.71     11.353      0.53        350          357        180         -         -         -
FRM           -            49,252.81      9.250      0.53        347          361        180         -         -         -
FRM           -            33,694.55     12.000      0.53        116          120         0          -         -         -
FRM           -            28,836.92     10.670      0.53        112          120         0          -         -         -




             GROSS                CURRENT      NEXT
             LIFE       GROSS     PER RATE     PER      PERIODIC
             FLOOR     LIFE CAP     CAP      RATE CAP   PAY CAP
 TYPE         (%)        (%)        (%)        (%)        (%)
------     ---------  ---------  ---------  ---------- ----------

FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -
FRM           -          -           -          -           -

         While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans that will be delivered to the trustee and characteristics of the Mortgage Loans assumed in preparing the tables in this Prospectus Supplement.


GENERAL

         Each Interest Accrual Period for the Certificates will consist of the actual number of days elapsed from the Distribution Date preceding the month of the applicable Distribution Date (or, in the case of the first Interest Accrual Period, from the Closing Date) through the day before the applicable Distribution Date.


DEFAULTS IN DELINQUENT PAYMENTS

         The yield to maturity of the Certificates, and particularly the Class M and Class B certificates, will be sensitive to defaults on the Mortgage Loans. If a purchaser of a Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the Certificates may not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of Mortgage Loans underwritten in accordance with customary Fannie Mae and Freddie Mac standards.


PREPAYMENT CONSIDERATIONS AND RISKS

         The rate of principal payments on the Certificates, the aggregate amount of distributions on the Certificates and the yields to maturity of the Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the Optional Termination by the Servicer(s)). Because certain of the Mortgage Loans contain prepayment charges, the rate of principal payments may be less than the rate of principal payments for Mortgage Loans which did not have prepayment charges. The Mortgage Loans are subject to the "due-on-sale" provisions included in the Mortgage Loans. See "The Mortgage Pool" in this Prospectus Supplement.

         Prepayments, liquidations and purchases of the Mortgage Loans (including any optional repurchase of the remaining Mortgage Loans in the Trust Fund in connection with the Optional Termination of the Trust Fund, in each case as described in this Prospectus Supplement) will result in distributions on the Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Certificates may vary from the anticipated yield will depend upon the degree to which that Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Certificate is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to that investor that is lower than the anticipated yield.

         The rate of principal payments (including prepayments) on the Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Fixed-Rate Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Fixed-Rate Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Fixed-Rate Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

         As is the case with Fixed-Rate Mortgage Loans, the Adjustable-Rate Mortgage Loans, or "ARMs", may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Rate Cap and Maximum Mortgage Interest Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the Fixed-Rate Mortgage Loans because the amount of the Monthly Payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs will not have their initial Adjustment Date until one, two, three or five years after their origination (the "Hybrid ARMs"). The prepayment experience of Hybrid ARMs may differ from that of the other ARMs. The Hybrid ARMs may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the Hybrid ARMs as borrowers seek to avoid changes in their Monthly Payments.

         The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         Each Interest Accrual Period for the Certificates will consist of the actual number of days elapsed from the preceding Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the day preceding the applicable Distribution Date. The Pass-Through Rate for each class of Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this Prospectus Supplement.

         The Pass-Through Rate for each class of Certificates may be calculated by reference to the adjusted Net Mortgage Interest Rates of the Mortgage Loans, which are based on the applicable Loan Index. If the Mortgage Loans bearing higher mortgage rates, either through higher margins or an increase in the applicable Loan Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted Net Mortgage Interest Rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the applicable Loan Index. It is possible that a decrease in the applicable Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable Pass-Through Rate for a class or classes of Certificates were to be higher than the WAC Cap, the Pass-Through Rate on the related Certificates would be lower than would otherwise be the case. Although holders of the Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.


OVERCOLLATERALIZATION PROVISIONS

         The operation of the overcollateralization provisions of the Pooling Agreement will affect the weighted average lives of the Certificates and consequently the yields to maturity of those Certificates. Unless and until the Overcollateralization Amount equals the Targeted Overcollateralization Amount, Monthly Excess Cashflow Amounts will be applied as distributions of principal of the class or classes of Certificates then entitled to distributions of principal, thus reducing the weighted average lives of those Certificates. The actual Overcollateralization Amount may change from Distribution Date to Distribution Date producing uneven distributions of Monthly Excess Cashflow Amounts. There can be no assurance as to when or whether the Overcollateralization Amount will equal the Targeted Overcollateralization Amount.

         The Monthly Excess Interest Amount generally is a function of the excess of interest collected or advanced on the Mortgage Loans over the interest required to pay interest on the Certificates and expenses at the expense rate. Mortgage Loans with higher adjusted Net Mortgage Interest Rates will contribute more interest to the Monthly Excess Interest Amount. Mortgage Loans with higher adjusted Net Mortgage Interest Rates may prepay faster than Mortgage Loans with relatively lower adjusted Net Mortgage Interest Rates in response to a given change in market interest rates. Any disproportionate prepayments of Mortgage Loans with higher adjusted Net Mortgage Interest Rates may adversely affect the amount of the Monthly Excess Cashflow Amount available to make accelerated payments of principal of the Certificates.

         As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Certificates may vary significantly over time and from class to class.


CLASS A-2, CLASS M AND CLASS B CERTIFICATES

         The Class A-2 Certificates and each Class M and Class B Certificates provides credit enhancement for certain other classes of Certificates that have a higher payment priority, and the Class A-2 Certificates and each class of Class M and Class B Certificates may absorb losses on the Mortgage Loans. The weighted average lives of, and the yields to maturity on, the Class M and Class B Certificates, in reverse order of their relative payment priorities (with Class B-2 certificates having the lowest priority, then Class B-1 Certificates, then Class M-2 Certificates, then Class M-1 Certificates and then the Class A-2 Certificates) will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Class A-2, Class M or Class B Certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized Losses on the Mortgage Loans will reduce the Certificate Principal Balance of the class of the Class A-2, Class M and Class B Certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Certificate Principal Balances of all classes of Certificates, following all distributions on a Distribution Date exceeds the total principal balances of the related Mortgage Loans. As a result of such reduction, less interest will accrue on any such affected Class A-2, Class M and Class B Certificates than would otherwise be the case.

         The Principal Distribution Amount to be made to the holders of the Certificates includes the net proceeds in respect of principal received upon the liquidation of a related Mortgage Loan. If such net proceeds are less than the unpaid Principal Balance of the liquidated Mortgage Loan, the total Principal Balances of the Mortgage Loans will decline more than the aggregate Certificate Principal Balances of the Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class M and Class B Certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Class M and Class B Certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the Mortgage Loans, a holder of a Class M or Class B Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable Mortgage Loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal of the senior certificates, depending on the timing of Realized Losses, the Class M and Class B Certificates may bear a disproportionate percentage of the Realized Losses on the Mortgage Loans.

         For all purposes, the Class B-2 Certificates will have the lowest payment priority of any class of Subordinated Certificates.


WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

         The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of the Certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of the Certificate referred to in clause (a).

         For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "--Prepayment Considerations and Risks" above and "Yield and Prepayment Considerations" in the Prospectus.

         In general, the weighted average lives of the Certificates will be shortened if the speed of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of Certificates. See "Description of the Certificates-- Interest Distributions and Principal Distributions" in this Prospectus Supplement.

         The interaction of the foregoing factors may have different effects on various classes of Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Certificates. Further, to the extent the prices of the Certificates represent discounts or premiums to their respective original Certificate Principal Balances, variability in the weighted average lives of those classes of Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see the Decrement Tables below.


DECREMENT TABLES

         The following tables indicate the percentages of the initial Certificate Principal Balances of the classes of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the Mortgage Loans will have the characteristics assumed, (ii) all of the Mortgage Loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the Mortgage Loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the Mortgage Loans are consistent with the remaining terms to maturity and mortgage rates of the Mortgage Loans specified in the structuring assumptions.


PREPAYMENT SCENARIOS


                                      SCENARIO I      SCENARIO II     SCENARIO III      SCENARIO IV      SCENARIO V
                                     ------------    -------------   --------------    -------------    -------------
Fixed-Rate Mortgage Loans (% of
   Fixed-Rate Prepayment
   Assumption)                             0%            75%             100%             125%             150%
Adjustable-Rate Mortgage Loans
   (% of Adjustable-Rate
   Prepayment Assumption)                  0%            75%             100%             125%             150%

         PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                         CLASS A-1                          CLASS A-2
DISTRIBUTION DATE                                   PREPAYMENT SCENARIO                PREPAYMENT SCENARIO
                                                 --------------------------------  ----------------------------------
                                                   I      II    III     IV     V      I      II   III      IV     V
                                                 ----   -----  -----   ----   ---   -----  -----  ----    -----  ----
Initial Percentage...........................     100    100    100    100    100    100    100    100     100    100
June 2004....................................      86     79     73     66     60     86     79     73      66     60
June 2005....................................      72     61     51     41     32     72     61     51      41     32
June 2006....................................      61     46     34     23     14     61     46     34      23     14
June 2007....................................      50     36     27     21     14     50     36     27      21     14
June 2008....................................      41     29     21     15     10     41     29     21      15     10
June 2009....................................      35     24     16     10      6     35     24     16      10      6
June 2010....................................      30     19     12      7      4     30     19     12       7      4
June 2011....................................      26     16      9      5      3     26     16      9       5      3
June 2012....................................      23     13      7      4      2     23     13      7       4      2
June 2013....................................      20     10      5      3      1     20     10      5       3      1
June 2014....................................      17      8      4      2      1     17      8      4       2      1
June 2015....................................      14      7      3      1      0     14      7      3       1      0
June 2016....................................      12      5      2      1      0     12      5      2       1      0
June 2017....................................      10      4      2      0      0     10      4      2       0      0
June 2018....................................       9      3      1      0      0      9      3      1       0      0
June 2019....................................       7      3      1      0      0      7      3      1       0      0
June 2020....................................       6      2      0      0      0      6      2      0       0      0
June 2021....................................       5      2      0      0      0      5      2      0       0      0
June 2022....................................       4      1      0      0      0      4      1      0       0      0
June 2023....................................       4      1      0      0      0      4      1      0       0      0
June 2024....................................       3      1      0      0      0      3      1      0       0      0
June 2025....................................       2      0      0      0      0      2      0      0       0      0
June 2026....................................       2      0      0      0      0      2      0      0       0      0
June 2027....................................       1      0      0      0      0      1      0      0       0      0
June 2028....................................       1      0      0      0      0      1      0      0       0      0
June 2029....................................       1      0      0      0      0      1      0      0       0      0
June 2030....................................       0      0      0      0      0      0      0      0       0      0
June 2031....................................       0      0      0      0      0      0      0      0       0      0
June 2032....................................       0      0      0      0      0      0      0      0       0      0
June 2033....................................       0      0      0      0      0      0      0      0       0      0

Weighted Average Life to Maturity
   (years)(2)................................    5.94   4.23   3.20   2.50   1.97   5.94   4.23   3.20   2.50    1.97

Weighted Average Life to Call (years)(2)(3)..    5.58   3.92   2.95   2.30   1.80   5.58   3.92   2.95   2.30    1.80

----------------------------

(1)  Rounded to the nearest whole percentage.
(2)  The weighted average life of a Certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Certificate Principal Balance described in clause (i).
(3) Calculation assumes the exercise of the 10% Optional Termination on the earliest possible date.

         PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)


                                                           CLASS M-1                           CLASS M-2
             DISTRIBUTION DATE                        PREPAYMENT SCENARIO                 PREPAYMENT SCENARIO
                                                 --------------------------------   ----------------------------------
                                                   I     II     III    IV      V       I     II     III    IV      V
                                                 -----  -----  -----  -----  -----  ------ ------ ------- -----  -----
Initial Percentage........................        100    100    100    100    100     100    100    100    100    100
June 2004................................         100    100    100    100    100     100    100    100    100    100
June 2005................................         100    100    100    100    100     100    100    100    100    100
June 2006................................         100    100    100    100    100     100    100    100    100    100
June 2007................................         100     92     70     53     56     100     92     70     53     38
June 2008................................         100     75     54     37     25     100     75     54     37     25
June 2009................................          90     61     41     26     17      90     61     41     26     17
June 2010................................          78     50     31     19     11      78     50     31     19     11
June 2011................................          67     41     24     13      7      67     41     24     13      7
June 2012................................          58     33     18      9      5      58     33     18      9      1
June 2013................................          50     27     13      7      1      50     27     13      5      0
June 2014................................          43     21     10      5      0      43     21     10      1      0
June 2015................................          37     17      8      1      0      37     17      8      0      0
June 2016................................          31     14      6      0      0      31     14      3      0      0
June 2017................................          27     11      4      0      0      27     11      0      0      0
June 2018................................          22      9      1      0      0      22      9      0      0      0
June 2019................................          19      7      0      0      0      19      6      0      0      0
June 2020................................          16      5      0      0      0      16      3      0      0      0
June 2021................................          13      4      0      0      0      13      0      0      0      0
June 2022................................          11      2      0      0      0      11      0      0      0      0
June 2023................................           9      0      0      0      0       9      0      0      0      0
June 2024................................           7      0      0      0      0       7      0      0      0      0
June 2025................................           6      0      0      0      0       4      0      0      0      0
June 2026................................           5      0      0      0      0       1      0      0      0      0
June 2027................................           2      0      0      0      0       0      0      0      0      0
June 2028................................           0      0      0      0      0       0      0      0      0      0
June 2029................................           0      0      0      0      0       0      0      0      0      0
June 2030................................           0      0      0      0      0       0      0      0      0      0
June 2031................................           0      0      0      0      0       0      0      0      0      0
June 2032................................           0      0      0      0      0       0      0      0      0      0
June 2033................................           0      0      0      0      0       0      0      0      0      0

Weighted Average Life to Maturity (years)(2)    11.44   8.21   6.27   5.23   4.79   11.36   8.12   6.19   5.09   4.49

Weighted Average Life to Call (years)(2)(3)     10.58   7.49   5.68   4.76   4.40   10.58   7.49   5.67   4.67   4.14

-----------------------------

(1)  Rounded to the nearest whole percentage.
(2)  The weighted average life of a Certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Certificate Principal Balance described in clause (i).
(3) Calculation assumes the exercise of the 10% Optional Termination on the earliest possible date.

         PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)


                                                            CLASS B-1                              CLASS B-2
DISTRIBUTION DATE                                      PREPAYMENT SCENARIO                    PREPAYMENT SCENARIO
                                               --------------------------------------  -------------------------------------
                                                  I      II      III     IV       V       I      II      III     IV      V
                                               ------  -------  ------  -----   -----  ------- ------  -------  -----  -----
Initial Percentage........................       100     100     100     100     100     100     100     100    100     100
June 2004................................        100     100     100     100     100     100     100     100    100     100
June 2005................................        100     100     100     100     100     100     100     100    100     100
June 2006................................        100     100     100     100     100     100     100     100    100     100
June 2007................................        100      92      70      53      38     100      92      70     53      38
June 2008................................        100      75      54      37      25     100      75      54     37      21
June 2009................................         90      61      41      26      17      90      61      41     24       0
June 2010................................         78      50      31      19       6      78      50      31      5       0
June 2011................................         67      41      24      11       0      67      41      17      0       0
June 2012................................         58      33      18       3       0      58      33       3      0       0
June 2013................................         50      27      11       0       0      50      24       0      0       0
June 2014................................         43      21       5       0       0      43      12       0      0       0
June 2015................................         37      17       0       0       0      37       2       0      0       0
June 2016................................         31      11       0       0       0      31       0       0      0       0
June 2017................................         27       6       0       0       0      24       0       0      0       0
June 2018................................         22       2       0       0       0      14       0       0      0       0
June 2019................................         19       0       0       0       0       6       0       0      0       0
June 2020................................         15       0       0       0       0       0       0       0      0       0
June 2021................................         11       0       0       0       0       0       0       0      0       0
June 2022................................          7       0       0       0       0       0       0       0      0       0
June 2023................................          3       0       0       0       0       0       0       0      0       0
June 2024................................          0       0       0       0       0       0       0       0      0       0
June 2025................................          0       0       0       0       0       0       0       0      0       0
June 2026................................          0       0       0       0       0       0       0       0      0       0
June 2027................................          0       0       0       0       0       0       0       0      0       0
June 2028................................          0       0       0       0       0       0       0       0      0       0
June 2029................................          0       0       0       0       0       0       0       0      0       0
June 2030................................          0       0       0       0       0       0       0       0      0       0
June 2031................................          0       0       0       0       0       0       0       0      0       0
June 2032................................          0       0       0       0       0       0       0       0      0       0
June 2033................................          0       0       0       0       0       0       0       0      0       0

Weighted Average Life to Maturity
   (years)(2)............................      11.10    7.90    6.01    4.90    4.25   10.50    7.43    5.63   4.57    3.95

Weighted Average Life to Call
   (years)(2)(3).........................      10.58    7.49    5.67    4.63    4.03   10.46    7.39    5.59   4.55    3.93


-----------------------
(1)  Rounded to the nearest whole percentage.
(2)  The weighted average life of a Certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Certificate Principal Balance described in clause (i).
(3) Calculation assumes the exercise of the 10% Optional Termination on the earliest possible date.

HYPOTHETICAL AVAILABLE FUNDS AND SUPPLEMENTAL INTEREST RATE CAP TABLE

         Assuming that prepayments on the Mortgage Loans occur at 100% of the applicable fixed-rate or adjustable-rate prepayment assumption (i.e., Scenario
III), that no losses are experienced with respect to the Mortgage Loans and that One-Month LIBOR, Six-Month LIBOR, 1 Year CMT and 3 Year CMT each remain constant at 20%, the following table indicates the Available Funds and Supplemental Interest Rate Cap that would result for indicated Distribution Dates under an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the Mortgage Loans will occur at a constant rate of 100% of the applicable prepayment assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

                         SCHEDULE OF AVAILABLE FUNDS AND
               SUPPLEMENTAL INTEREST RATE CAP RATES (CASH CAP)(1)


                CLASS A-1    CLASS A-2    CLASS M-1    CLASS M-2    CLASS B-1    CLASS B-2
     DATE         CAP(%)       CAP(%)       CAP(%)       CAP(%)       CAP(%)       CAP(%)
-------------- ------------ ------------ ------------ ----------- ------------  -------------
                ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
     7/25/2003      10.25        10.25        10.02        10.02        10.02        10.02
     8/25/2003       8.26         8.26         8.08         8.08         8.08         8.08
     9/25/2003       8.27         8.27         8.09         8.09         8.09         8.09
    10/25/2003       8.55         8.55         8.36         8.36         8.36         8.36
    11/25/2003       8.38         8.38         8.19         8.19         8.19         8.19
    12/25/2003       8.66         8.66         8.46         8.46         8.46         8.46
     1/25/2004       8.39         8.39         8.19         8.19         8.19         8.19
     2/25/2004       8.40         8.40         8.19         8.19         8.19         8.19
     3/25/2004       8.98         8.98         8.75         8.75         8.75         8.75
     4/25/2004       8.45         8.45         8.23         8.23         8.23         8.23
     5/25/2004       8.84         8.84         8.60         8.60         8.60         8.60
     6/25/2004       8.56         8.56         8.33         8.33         8.33         8.33
     7/25/2004       8.88         8.88         8.62         8.62         8.62         8.62
     8/25/2004       8.60         8.60         8.35         8.35         8.35         8.35
     9/25/2004       8.62         8.62         8.35         8.35         8.35         8.35
    10/25/2004       9.35         9.35         9.06         9.06         9.06         9.06
    11/25/2004       9.16         9.16         8.86         8.86         8.86         8.86
    12/25/2004       9.52         9.52         9.21         9.21         9.21         9.21
     1/25/2005       9.24         9.24         8.92         8.92         8.92         8.92
     2/25/2005       9.39         9.39         9.06         9.06         9.06         9.06
     3/25/2005      10.47        10.47        10.09        10.09        10.09        10.09
     4/25/2005       9.74         9.74         9.37         9.37         9.37         9.37
     5/25/2005      10.18        10.18         9.78         9.78         9.78         9.78
     6/25/2005       9.89         9.89         9.50         9.50         9.50         9.50
     7/25/2005      10.25        10.25         9.83         9.83         9.83         9.83
     8/25/2005      10.02        10.02         9.60         9.60         9.60         9.60
     9/25/2005      10.08        10.08         9.63         9.63         9.63         9.63
    10/25/2005      10.71        10.71        10.22        10.22        10.22        10.22
    11/25/2005      10.48        10.48         9.99         9.99         9.99         9.99
    12/25/2005      10.94        10.94        10.41        10.41        10.41        10.41
     1/25/2006      10.62        10.62        10.09        10.09        10.09        10.09
     2/25/2006      10.73        10.73        10.18        10.18        10.18        10.18
     3/25/2006      12.14        12.14        11.49        11.49        11.49        11.49
     4/25/2006      11.26        11.26        10.64        10.64        10.64        10.64
     5/25/2006      11.75        11.75        11.09        11.09        11.09        11.09


                CLASS A-1    CLASS A-2    CLASS M-1    CLASS M-2    CLASS B-1    CLASS B-2
     DATE         CAP(%)       CAP(%)       CAP(%)       CAP(%)       CAP(%)       CAP(%)
-------------- ------------ ------------ ------------ ----------- ------------  -------------
                ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
     6/25/2006      11.46        11.46        10.79        10.79        10.79        10.79
     7/25/2006      19.32        19.32        11.16        11.16        11.16        11.16
     8/25/2006      12.93        12.93        10.89        10.89        10.89        10.89
     9/25/2006      13.11        13.11        11.09        11.09        11.09        11.09
    10/25/2006      13.78        13.78        11.69        11.69        11.69        11.69
    11/25/2006      13.38        13.38        11.36        11.36        11.36        11.36
    12/25/2006      13.86        13.86        11.77        11.77        11.77        11.77
     1/25/2007      13.42        13.42        11.40        11.40        11.40        11.40
     2/25/2007      13.45        13.45        11.42        11.42        11.42        11.42
     3/25/2007      15.12        15.12        12.86        12.86        12.86        12.86
     4/25/2007      13.66        13.66        11.61        11.61        11.61        11.61
     5/25/2007      14.12        14.12        12.01        12.01        12.01        12.01
     6/25/2007      13.69        13.69        11.65        11.65        11.65        11.65
     7/25/2007      14.16        14.16        12.04        12.04        12.04        12.04
     8/25/2007      13.70        13.70        11.65        11.65        11.65        11.65
     9/25/2007      13.90        13.90        11.84        11.84        11.84        11.84
    10/25/2007      14.37        14.37        12.24        12.24        12.24        12.24
    11/25/2007      13.91        13.91        11.84        11.84        11.84        11.84
    12/25/2007      14.44        14.44        12.30        12.30        12.30        12.30
     1/25/2008      13.98        13.98        11.90        11.90        11.90        11.90
     2/25/2008      13.98        13.98        11.91        11.91        11.91        11.91
     3/25/2008      15.08        15.08        12.85        12.85        12.85        12.85
     4/25/2008      14.11        14.11        12.02        12.02        12.02        12.02
     5/25/2008      14.58        14.58        12.43        12.43        12.43        12.43
     6/25/2008      14.13        14.13        12.04        12.04        12.04        12.04
     7/25/2008      14.61        14.61        12.45        12.45        12.45        12.45
     8/25/2008      14.14        14.14        12.05        12.05        12.05        12.05
     9/25/2008      14.14        14.14        12.05        12.05        12.05        12.05
    10/25/2008      14.62        14.62        12.45        12.45        12.45        12.45
    11/25/2008      14.15        14.15        12.05        12.05        12.05        12.05
    12/25/2008      14.64        14.64        12.47        12.47        12.47        12.47
     1/25/2009      14.17        14.17        12.07        12.07        12.07        12.07
     2/25/2009      14.18        14.18        12.08        12.08        12.08        12.08
     3/25/2009      15.70        15.70        13.37        13.37        13.37        13.37
     4/25/2009      14.19        14.19        12.08        12.08        12.08        12.08
     5/25/2009      14.66        14.66        12.49        12.49        12.49        12.49
     6/25/2009      14.21        14.21        12.10        12.10        12.10        12.10
     7/25/2009      14.69        14.69        12.50        12.50        12.50        12.50
     8/25/2009      14.22        14.22        12.10        12.10        12.10        12.10
     9/25/2009      14.22        14.22        12.11        12.11        12.11        12.11
    10/25/2009      14.70        14.70        12.51        12.51        12.51        12.51
    11/25/2009      14.23        14.23        12.11        12.11        12.11        12.11
    12/25/2009      14.83        14.83        12.52        12.52        12.52        12.52
     1/25/2010      14.25        14.25        12.12        12.12        12.12        12.12
     2/25/2010      14.25        14.25        12.13        12.13        12.13        12.13
     3/25/2010      15.79        15.79        13.43        13.43        13.43        13.43
     4/25/2010      14.26        14.26        12.13        12.13        12.13        12.13
     5/25/2010      14.83        14.83        12.54        12.54        12.54        12.54
     6/25/2010      14.26        14.26        12.14        12.14        12.14        12.14


                CLASS A-1    CLASS A-2    CLASS M-1    CLASS M-2    CLASS B-1    CLASS B-2
     DATE         CAP(%)       CAP(%)       CAP(%)       CAP(%)       CAP(%)       CAP(%)
-------------- ------------ ------------ ------------ ----------- ------------  -------------
                ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
     7/25/2010      14.73        14.73        12.54        12.54        12.54        12.54
     8/25/2010      14.26        14.26        12.14        12.14        12.14        12.14
     9/25/2010      14.27        14.27        12.14        12.14        12.14        12.14
    10/25/2010      14.75        14.75        12.55        12.55        12.55        12.55
    11/25/2010      14.28        14.28        12.15        12.15        12.15        12.15
    12/25/2010      13.49        13.49        12.56        12.56        12.56        12.56
     1/25/2011      12.91        12.91        12.15        12.15        12.15        12.15
     2/25/2011      12.93        12.93        12.16        12.16        12.16        12.16
     3/25/2011      14.34        14.34        13.46        13.46        13.46        13.46
     4/25/2011      12.97        12.97        12.16        12.16        12.16        12.16
     5/25/2011      13.42        13.42        12.57        12.57        12.57        12.57
     6/25/2011      13.01        13.01        12.16        12.16        12.16        12.16
     7/25/2011      13.47        13.47        12.57        12.57        12.57        12.57
     8/25/2011      13.07        13.07        12.18        12.18        12.18        12.18
     9/25/2011      13.09        13.09        12.18        12.18        12.18        12.18
    10/25/2011      13.55        13.55        12.59        12.59        12.59        12.59
    11/25/2011      13.14        13.14        12.19        12.19        12.19        12.19
    12/25/2011      13.60        13.60        12.60        12.60        12.60        12.60
     1/25/2012      13.19        13.19        12.20        12.20        12.20        12.20
     2/25/2012      13.21        13.21        12.20        12.20        12.20        12.20
     3/25/2012      14.15        14.15        13.04        13.04        13.04        13.04
     4/25/2012      13.26        13.26        12.20        12.20        12.20        12.20
     5/25/2012      13.73        13.73        12.61        12.61        12.61        12.61
     6/25/2012      13.31        13.31        12.21        12.21        12.21        12.21
     7/25/2012      13.78        13.78        12.62        12.62        12.62        12.62
     8/25/2012      13.37        13.37        12.21        12.21        12.21        12.21
     9/25/2012      13.39        13.39        12.22        12.22        12.22        12.22
    10/25/2012      13.87        13.87        12.63        12.63        12.63        12.63
    11/25/2012      13.45        13.45        12.22        12.22        12.22        12.22
    12/25/2012      13.93        13.93        12.63        12.63        12.63        12.63
     1/25/2013      13.51        13.51        12.23        12.23        12.23         -
     2/25/2013      13.54        13.54        12.23        12.23        12.23         -
     3/25/2013      15.03        15.03        13.54        13.54        13.54         -
     4/25/2013      13.61        13.61        12.23        12.23        12.23         -
     5/25/2013      14.10        14.10        12.64        12.64        12.64         -
     6/25/2013      13.68        13.68        12.24        12.24        12.24         -
     7/25/2013      14.17        14.17        12.65        12.65        12.65         -
     8/25/2013      13.75        13.75        12.25        12.25        12.25         -
     9/25/2013      13.78        13.78        12.25        12.25        12.25         -
    10/25/2013      14.28        14.28        12.66        12.66        12.66         -
    11/25/2013      13.86        13.86        12.25        12.25        12.25         -
    12/25/2013      14.36        14.36        12.67        12.67        12.67         -
     1/25/2014      13.94        13.94        12.26        12.26        12.26         -
     2/25/2014      13.98        13.98        12.26        12.26        12.26         -
     3/25/2014      15.52        15.52        13.58        13.58        13.58         -
     4/25/2014      14.06        14.06        12.27        12.27        12.27         -
     5/25/2014      14.58        14.58        12.68        12.68        12.68         -
     6/25/2014      14.15        14.15        12.27        12.27        12.27         -
     7/25/2014      14.67        14.67        12.69        12.69        12.69         -


                CLASS A-1    CLASS A-2    CLASS M-1    CLASS M-2    CLASS B-1    CLASS B-2
     DATE         CAP(%)       CAP(%)       CAP(%)       CAP(%)       CAP(%)       CAP(%)
-------------- ------------ ------------ ------------ ----------- ------------  -------------
                ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
     8/25/2014      14.24        14.24        12.28        12.28        12.28         -
     9/25/2014      14.29        14.29        12.28        12.28        12.28         -
    10/25/2014      14.82        14.82        12.70        12.70        12.70         -
    11/25/2014      14.39        14.39        12.29        12.29        12.29         -
    12/25/2014      14.92        14.92        12.70        12.70        12.70         -
     1/25/2015      14.49        14.49        12.30        12.30        12.30         -
     2/25/2015      14.55        14.55        12.30        12.30        12.30         -
     3/25/2015      16.17        16.17        13.62        13.62        13.62         -
     4/25/2015      14.66        14.66        12.31        12.31        12.31         -
     5/25/2015      15.21        15.21        12.72        12.72        12.72         -
     6/25/2015      14.77        14.77        12.31        12.31        12.31         -
     7/25/2015      15.33        15.33        12.73        12.73        12.73         -
     8/25/2015      14.92        14.92        12.33        12.33        12.33         -
     9/25/2015      14.99        14.99        12.33        12.33        12.33         -
    10/25/2015      15.55        15.55        12.75        12.75        12.75         -
    11/25/2015      15.12        15.12        12.34        12.34        12.34         -
    12/25/2015      15.69        15.69        12.76        12.76         -            -
     1/25/2016      15.25        15.25        12.35        12.35         -            -
     2/25/2016      15.32        15.32        12.35        12.35         -            -
     3/25/2016      16.46        16.46        13.21        13.21         -            -
     4/25/2016      15.47        15.47        12.36        12.36         -            -
     5/25/2016      16.06        16.06        12.77        12.77         -            -
     6/25/2016      15.62        15.62        12.36        12.36         -            -
     7/25/2016      16.22        16.22        12.78        12.78         -            -
     8/25/2016      15.78        15.78        12.37        12.37         -            -
     9/25/2016      15.86        15.86        12.37        12.37         -            -
    10/25/2016      16.48        16.48        12.79        12.79         -            -
    11/25/2016      16.03        16.03        12.38        12.38         -            -
    12/25/2016      16.66        16.66        12.79        12.79         -            -
     1/25/2017      16.21        16.21        12.38        12.38         -            -
     2/25/2017      16.30        16.30        12.38        12.38         -            -
     3/25/2017      18.15        18.15        13.71        13.71         -            -
     4/25/2017      16.49        16.49        12.39        12.39         -            -
     5/25/2017      17.15        17.15        12.81        12.81         -            -
     6/25/2017      16.69        16.69        12.40        12.40         -            -
     7/25/2017      17.36        17.36        12.81        12.81         -            -
     8/25/2017      16.90        16.90        12.40        12.40         -            -
     9/25/2017      17.01        17.01        12.40        12.40         -            -
    10/25/2017      17.70        17.70        12.82        12.82         -            -
    11/25/2017      17.24        17.24        12.41        12.41         -            -
    12/25/2017      17.94        17.94        12.83        12.83         -            -
     1/25/2018      17.52        17.52        12.43         -            -            -
     2/25/2018      17.65        17.65        12.43         -            -            -
     3/25/2018      19.67        19.67        13.77         -            -            -
     4/25/2018      17.90        17.90        12.43         -            -            -
     5/25/2018      18.63        18.63        12.85         -            -            -
     6/25/2018      18.16        18.16        12.44         -            -            -
     7/25/2018      18.91        18.91        12.85         -            -            -
     8/25/2018      18.44        18.44        12.44         -            -            -


                CLASS A-1    CLASS A-2    CLASS M-1    CLASS M-2    CLASS B-1    CLASS B-2
     DATE         CAP(%)       CAP(%)       CAP(%)       CAP(%)       CAP(%)       CAP(%)
-------------- ------------ ------------ ------------ ----------- ------------  -------------
                ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
     9/25/2018      18.58        18.58        12.45         -            -            -
    10/25/2018      19.36        19.36        12.87         -            -            -
    11/25/2018      18.89        18.89        12.46         -            -            -
    12/25/2018      19.68        19.68        12.87         -            -            -
     1/25/2019      19.20        19.20        12.46         -            -            -
     2/25/2019      19.37        19.37        12.46         -            -            -
     3/25/2019      21.63        21.63        13.80         -            -            -
     4/25/2019      19.70        19.70        12.47         -            -            -
     5/25/2019      20.55        20.55         -            -            -            -
     6/25/2019      20.17        20.17         -            -            -            -
     7/25/2019      21.15        21.15         -            -            -            -
     8/25/2019      20.79        20.79         -            -            -            -
     9/25/2019      21.13        21.13         -            -            -            -
    10/25/2019      22.20        22.20         -            -            -            -
    11/25/2019      21.86        21.86         -            -            -            -
    12/25/2019      23.01        23.01         -            -            -            -
     1/25/2020      22.67        22.67         -            -            -            -
     2/25/2020      23.11        23.11         -            -            -            -
     3/25/2020      25.19        25.19         -            -            -            -
     4/25/2020      24.06        24.06         -            -            -            -
     5/25/2020      25.41        25.41         -            -            -            -
     6/25/2020      25.15        25.15         -            -            -            -
     7/25/2020      26.62        26.62         -            -            -            -
     8/25/2020      26.41        26.41         -            -            -            -
     9/25/2020      27.11        27.11         -            -            -            -
    10/25/2020      28.80        28.80         -            -            -            -
    11/25/2020      28.69        28.69         -            -            -            -
    12/25/2020      30.57        30.57         -            -            -            -
     1/25/2021      30.57        30.57         -            -            -            -
     2/25/2021      31.64        31.64         -            -            -            -
     3/25/2021      36.34        36.34         -            -            -            -
     4/25/2021      34.13        34.13         -            -            -            -
     5/25/2021      36.77        36.77         -            -            -            -
     6/25/2021      37.21        37.21         -            -            -            -
     7/25/2021      40.34        40.34         -            -            -            -
     8/25/2021      41.11        41.11         -            -            -            -
     9/25/2021      43.48        43.48         -            -            -            -
    10/25/2021      47.75        47.75         -            -            -            -
    11/25/2021      49.39        49.39         -            -            -            -
    12/25/2021      54.92        54.92         -            -            -            -
     1/25/2022      57.64        57.64         -            -            -            -
     2/25/2022      63.12        63.12         -            -            -            -
     3/25/2022      77.43        77.43         -            -            -            -
     4/25/2022      78.67        78.67         -            -            -            -
     5/25/2022      93.23        93.23         -            -            -            -
     6/25/2022     107.48       107.48         -            -            -            -
     7/25/2022     136.26       136.26         -            -            -            -
     8/25/2022     171.92       171.92         -            -            -            -
     9/25/2022     249.86       249.86         -            -            -            -



                CLASS A-1    CLASS A-2    CLASS M-1    CLASS M-2    CLASS B-1    CLASS B-2
     DATE         CAP(%)       CAP(%)       CAP(%)       CAP(%)       CAP(%)       CAP(%)
-------------- ------------ ------------ ------------ ----------- ------------  -------------
                ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
    10/25/2022     482.88       482.88         -            -            -            -
    11/25/2022       *           **            -            -            -            -


* The Class Certificate Balance of the Class A-1 Certificates is $1,951 and the Class A-1 Certificates have been paid $21,588 in respect of interest.

** TheClass Certificate Balance of the Class A-2 Certificates is $650 and the Class A-2 Certificates have been paid $7,196 in respect of interest.

(1) Annualized interest rate based on total interest paid to the applicable class of Certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the current Certificate Principal Balance for each class of Certificates.


FINAL SCHEDULED DISTRIBUTION DATE

         The Final Scheduled Distribution Date for each class of Certificates is the Distribution Date occurring in March 2033.

         The Final Scheduled Distribution Date for each class of Certificates is the date on which the initial Certificate Principal Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The Final Scheduled Distribution Dates for all classes have been calculated as the Distribution Date occurring in the month following the latest maturity date of any Mortgage Loan.

         Since the rate of distributions in reduction of the Certificate Principal Balance of each class of Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Certificate Principal Balance of each class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Certificates" above in this Prospectus Supplement and "Yield Considerations" in the Prospectus.


                                 USE OF PROCEEDS

         The Depositor will apply the net proceeds of the sale of the Offered Certificates to the purchase price of the Mortgage Loans transferred to the Trust Fund. See "Method of Distribution" in this Prospectus Supplement.


                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

         Investors may wish to review the following discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates together with the information in the section "Material Federal Income Tax Consequences" in the Prospectus.

         The discussion in this section and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates. References in this section and in the "ERISA Considerations" section to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.


GENERAL

         The Pooling Agreement provides that the Trust, exclusive of the assets held in the Excess Reserve Fund Account and certain other accounts specified in the Pooling Agreement, will comprise a "Lower Tier REMIC" and an "Upper Tier REMIC" organized in a two-tiered REMIC structure. Each Certificate, other than the Class R Certificate, represents ownership of a regular interest in the Upper Tier REMIC. The Class R Certificate will represent ownership of the sole class of residual interest in each of the Lower Tier REMIC and the Upper Tier REMIC. In addition, each of the Offered Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account. Elections will be made to treat each of the Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

         Upon the issuance of the Offered Certificates, Dewey Ballantine LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Pooling Agreement and the Servicing Agreements, for federal income tax purposes, the Lower Tier REMIC and the Upper Tier REMIC will each qualify as a REMIC within the meaning of Section 860D of the Code.


TAXATION OF REGULAR INTERESTS

         Certain classes of Certificates may be issued with original issue discount ("OID") within the meaning of section 1273(a) of the Code. A Holder of a class of Offered Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests in the Upper Tier REMIC. In addition, the Pooling Agreement provides that each Holder of an Offered Certificate will be treated as owning a right to receive Basis Risk Carry Forward Amounts (the "Cap Contract"). Holders of Offered Certificates must allocate the purchase price for such Certificates between their components -- the REMIC regular interest component and the Cap Contract component. To the extent the Cap Contract component has significant value, the regular interest component will be viewed as having been issued with an additional amount of OID (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Material Federal Income Tax Consequences -- Taxation of Debt Securities -- Interest and Acquisition Discount" in the Prospectus.

         Interest on the regular interest component of an Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the Holder's regular method of accounting. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will, with respect to the Fixed-Rate Mortgage Loans, be a rate equal to 100% of the Fixed-Rate Prepayment Assumption and, with respect to the Adjustable Rate Mortgage Loans, will be 100% of the Adjustable-Rate Prepayment Assumption. See "Prepayment Yield, Prepayment and Maturity Considerations" herein. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

         Upon the sale, exchange, or other disposition of an Offered Certificate, the holder must allocate the amount realized between the components of such Certificate based on the relative fair market values of its components at the time of sale. Assuming that an Offered Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.


STATUS OF THE OFFERED CERTIFICATES

         The regular interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent the regular interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code. The Cap Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.


THE CAP CONTRACT COMPONENT

         The following discussion assumes that the Cap Contract component will be treated as a notional principal contract and not as an interest in a partnership for federal income tax purposes. As indicated above, a portion of the purchase price paid by a Holder to acquire an Offered Certificate will be attributable to the Cap Contract component of such Certificate. The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of such Certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield or constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

         Any payments made to a holder from the Excess Reserve Fund Account will be treated as periodic payments on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.


OTHER MATTERS

         For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Material Federal Income Tax Consequences -- Miscellaneous Tax Aspects -- Backup Withholding" and "-- Tax Treatment of Foreign Investors" in the Prospectus.


                                   STATE TAXES

         The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.


                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code, impose requirements on employee benefit plans subject to ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the Prospectus.

         The U.S. Department of Labor (the "DOL") has granted to Morgan Stanley & Co. Incorporated, one of the underwriters, an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the Mortgage Loans in the Trust Fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) to extend exemptive relief to certificates representing interests in asset-backed pass-through trusts that contain residential and home equity loan receivables that are less than fully secured, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

         Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Offered Certificates are the following:

                  (1) The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

                  (2) The rights and interests evidenced by the Offered Certificates are not subordinated to the rights and interests evidenced by other certificates issued by the Trust unless none of the Mortgage Loans has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% on the date of issuance of the Offered Certificates;

                  (3) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the two highest generic rating categories from S&P, Moody's or Fitch (each, a "Rating Agency") or one of the four highest generic rating categories if none of the Mortgage Loans has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% on date of issuance of the Offered Certificates;

                  (4) None of the Mortgage Loans has a loan-to-value ratio or combined loan-to-value ratio that exceeds 125% on the date of issuance of the Offered Certificates;

                  (5) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below), other than the Underwriters;

                  (6) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the Offered Certificates to the Trust Fund represents not more than the fair market value of the Mortgage Loans. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Pooling and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

                  (7) The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Offered Certificates in connection with their initial issuance, at least fifty (50) percent of each class of Offered Certificates in which Plans have invested and at least fifty (50) percent of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in each class of Offered Certificates does not exceed twenty-five (25) percent of that class outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than twenty-five
(25) percent of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than five (5) percent of the fair market value of the obligations in the Trust. This relief is not available to Plans sponsored by the Depositor, any Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

         The rating of a certificate may change. If a class of otherwise eligible Offered Certificates no longer has a rating of at least AA- or its equivalent (or BBB- or its equivalent if none of the Mortgage Loans has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% on the date of issuance of the certificates), then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

         The Exemption will not apply to the Class B Certificates or the Class M Certificates if any of the Mortgage Loans in the Final Mortgage Loan Pool has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% on the date of issuance of such certificates. If any such Mortgage Loan is included in the Final Mortgage Loan Pool, each Certificate Owner of a Class B Certificate or Class M Certificate shall be deemed to represent that either (i) it is not a Plan and is not acting on behalf of or investing the assets of a Plan or (ii)
(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate is an "insurance company general account," as such term is defined in U.S. Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), and (3) the conditions for exemption relief under Sections I and III of PTCE 95-60 have been satisfied.

         Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

         Any Plan fiduciary who proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates. Assets of a Plan or individual retirement account should not be invested in the Offered Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.


                                LEGAL INVESTMENT

         The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in the Prospectus.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, between the Depositor and Morgan Stanley & Co. Incorporated ("Morgan Stanley" ), an affiliate of the Depositor, as representative (in such capacity, the "Representative") of Utendahl Capital Partners, L.P. and The Williams Capital Group, L.P. (together with Morgan Stanley, the "Underwriters"), the Underwriters have severally agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates in the respective principal amounts set forth under their names below:


                                     CLASS A-1      CLASS A-2     CLASS M-1     CLASS M-2     CLASS B-1      CLASS B-2
          UNDERWRITERS             CERTIFICATES    CERTIFICATES  CERTIFICATES  CERTIFICATES  CERTIFICATES  CERTIFICATES
-----------------------------     -------------    ------------  ------------  ------------  ------------  ------------
Morgan Stanley & Co.
Incorporated.................     $ 106,194,330    $35,397,450   $ 10,360,350  $  9,065,430  $  6,388,470  $  2,244,330

Utendahl Capital Partners, L.P.   $     536,335    $    178,775  $     52,325  $     45,785  $     32,265  $     11,335

The Williams Capital Group, L.P.  $     536,335    $    178,775  $     52,325  $     45,785  $     32,265  $     11,335

Total........................     $ 107,267,000    $35,755,000   $ 10,465,000  $  9,157,000  $  6,453,000  $  2,267,000


         The Depositor is obligated to sell, and the underwriters are obligated to purchase, all of the certificates offered hereby if any are purchased.

         The underwriters have advised the depositor that they propose to offer the Offered Certificates purchased by the underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The underwriters may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter or purchasers of the offered certificates for whom they may act as agent. Any dealers that participate with the underwriters in the distribution of the offered certificates purchased by the underwriters may be deemed to be an underwriter, and any discounts or commissions received by them or the underwriters and any profit on the resale of Offered Certificates by them or the underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended.

         In connection with the offering of the Offered Certificates, the underwriters and their affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the offered certificates. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Offered Certificates for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the offered certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

         The Depositor has been advised by the underwriters that the underwriters presently intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The underwriters are not obligated to make a market in the Offered Certificates and any market making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

         For further information regarding any offer or sale of the Offered Certificates pursuant to this Prospectus Supplement and the accompanying Prospectus, see "Plan of Distribution" in the Prospectus.

         The Underwriting Agreement provides that the depositor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

         Morgan Stanley & Co. Incorporated is an affiliate of the Depositor.


                                  LEGAL MATTERS

         Certain matters relating to the validity of the Offered Certificates and certain tax matters will be passed upon for the Depositor and Underwriters by Dewey Ballantine LLP, New York, New York.


                                    RATINGS

         It is a condition to the issuance of the Offered Certificates that the Certificates receive the following ratings from S&P, Moody's and Fitch:


                   CLASS                      S&P                   MOODY'S                   FITCH
        ---------------------     ------------------------       --------------       --------------------
                    A-1                       AAA                     Aaa                      AAA

                    A-2                       AAA                     Aaa                      AAA

                    M-1                       AA                      Aa2                      AA

                    M-2                        A                       A2                       A

                    B-1                       BBB                     Baa2                     BBB

                    B-2                      BBB-                     Baa3                     BBB-


         A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood of the payment of any Basis Risk Carry Forward Amount, the frequency of prepayments on the Mortgage Loans, or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                         INDEX OF PRINCIPAL DEFINITIONS

1 Year CMT................................................................S-34
3 Year CMT................................................................S-34
60+ Day Delinquent Loan...................................................S-62
Accrued Certificate Interest..............................................S-59
Actuarial Mortgage Loans..................................................S-34
Adjustable-Rate Mortgage Loans............................................S-16
Adjustable-Rate Prepayment Assumption.....................................S-67
Adjustment Date...........................................................S-19
Advance...................................................................S-50
Applied Realized Loss Amount..............................................S-64
ARMs......................................................................S-72
Arrearage Reserve Account.................................................S-49
Arrearage Reserve Account Release Amount..................................S-61
Available Funds...........................................................S-58
Balloon Loan..............................................................S-18
Balloon Payment...........................................................S-18
Bankruptcy Code...........................................................S-17
Bankruptcy Plan Mortgage Loan.............................................S-17
Basis Risk Carry Forward Amount...........................................S-66
Book-Entry Certificates...................................................S-54
Business Day..............................................................S-49
Cap Contract..............................................................S-84
Certificate Owners........................................................S-54
Certificate Principal Balance.............................................S-60
Certificateholder.........................................................S-55
Class A Certificates......................................................S-54
Class A Principal Distribution Amount.....................................S-60
Class B Certificates......................................................S-54
Class B-1 Principal Distribution Amount...................................S-61
Class B-2 Principal Distribution Amount...................................S-61
Class M Certificates......................................................S-54
Class M-1 Principal Distribution Amount...................................S-61
Class M-2 Principal Distribution Amount...................................S-61
Clearstream...............................................................S-56
Clearstream Participants..................................................S-56
Closing Date..............................................................S-47
Collection Account........................................................S-49
Collection Period.........................................................S-58
Combined Amortized Loan-To-Value Ratio....................................S-22
Compensating Interest.....................................................S-52
Cooperative...............................................................S-56
Countrywide...............................................................S-16
Countrywide Agreement.....................................................S-16
Countrywide Financial.....................................................S-41
Countrywide Home Loans....................................................S-36
Countrywide Servicing.....................................................S-40

Credit Bureau Risk Score..................................................S-39
Credit Scores.............................................................S-32
Custodian.................................................................S-50
Defective Mortgage Loans..................................................S-49
Deferred Interest.........................................................S-19
Deficient Valuation.......................................................S-63
Definitive Certificate....................................................S-55
Delinquent................................................................S-17
Determination Date........................................................S-52
Distribution Account......................................................S-49
Distribution Date.........................................................S-54
DOL.......................................................................S-85
Due Date..................................................................S-18
Eligible Account..........................................................S-49
Eligible Substitute Mortgage Loan.........................................S-48
Euroclear Operator........................................................S-56
European Depositaries.....................................................S-55
Excess Reserve Fund Account...............................................S-66
Exemption.................................................................S-85
Expense Fee...............................................................S-52
Expense Fee Rate..........................................................S-52
Extra Principal Distribution Amount.......................................S-61
Final Mortgage Pool.......................................................S-15
Financial Intermediary....................................................S-55
First Lien................................................................S-19
Fitch......................................................................S-5
Fixed-Rate Mortgage Loans.................................................S-16
Fixed-Rate Prepayment Assumption..........................................S-67
Full Doc Program..........................................................S-37
Full Documentation........................................................S-35
Gross Margin..............................................................S-19
Hybrid ARMs...............................................................S-72
Index.....................................................................S-19
Indirect Participants.....................................................S-54
Initial Periodic Rate Cap.................................................S-19
Interest Accrual Period...................................................S-59
Interest Carry Forward Amount.............................................S-59
Interest Percentage.......................................................S-59
Interest Remittance Amount................................................S-59
LIBOR.....................................................................S-66
LIBOR Determination Date..................................................S-66
Limited Documentation.....................................................S-36
Liquidated Mortgage Loan..................................................S-63
Master Reporting Agent....................................................S-51
Master Reporting Agreement................................................S-51
Maximum Mortgage Interest Rate............................................S-19
MBS.......................................................................S-46
Minimum Mortgage Interest Rate............................................S-19

Monthly Excess Cashflow Amount............................................S-65
Monthly Excess Interest Amount............................................S-64
Monthly Payment...........................................................S-17
Moody's....................................................................S-5
Morgan Stanley............................................................S-87
Mortgage..................................................................S-18
Mortgage Interest Rate....................................................S-18
Mortgage Loan Purchase Agreement..........................................S-16
Mortgage Loan Schedule....................................................S-47
Mortgage Loans............................................................S-15
Mortgage Pool.............................................................S-15
Mortgaged Property........................................................S-18
MSMC......................................................................S-35
Murrayhill................................................................S-46
Net Interest Margin  Securities...........................................S-52
Net Mortgage Interest Rate................................................S-64
No Documentation..........................................................S-36
OCN.......................................................................S-43
Offered Certificates......................................................S-54
OID.......................................................................S-84
Optional Termination Date.................................................S-52
Overcollateralization Amount..............................................S-61
Overcollateralization Deficiency..........................................S-62
Overcollateralization Release Amount......................................S-62
P&I Arrearage.............................................................S-17
Participants..............................................................S-54
Pass-Through Rate.........................................................S-66
Payment Plan Mortgage Loan................................................S-17
Performing Mortgage Loan..................................................S-16
Periodic Rate Cap.........................................................S-19
Plans.....................................................................S-85
Pool Balance..............................................................S-16
Pooling Agreement.........................................................S-47
Prepayment Interest Shortfall.............................................S-52
Prepayment Period.........................................................S-58
Principal Balance.........................................................S-15
Principal Distribution Amount.............................................S-62
Principal Remittance Amount...............................................S-62
PTCE 95-60................................................................S-87
PTE.......................................................................S-85
Purchase Price............................................................S-48
Realized Loss.............................................................S-63
Record Date...............................................................S-54
Reference Bank Rate.......................................................S-67
Regular Scheduled Payments................................................S-17
Related Documents.........................................................S-47
Relevant Depositary.......................................................S-55
Re-Performance Test.......................................................S-17

Re-Performing 60+ Day Delinquent Loan.....................................S-62
Re-Performing Mortgage Loan...............................................S-17
Representative............................................................S-87
Residual Certificates.....................................................S-54
Restricted Group..........................................................S-86
Rules.....................................................................S-55
S&P........................................................................S-5
Seller....................................................................S-15
Senior Certificates.......................................................S-54
Senior Enhancement Percentage.............................................S-62
Senior Specified Enhancement Percentage...................................S-62
Servicer Modification.....................................................S-64
Servicer Remittance Date..................................................S-49
Servicing Agreement.......................................................S-47
Servicing Arrearages......................................................S-17
Servicing Fee.............................................................S-51
Servicing Fee Rate........................................................S-51
Simple Doc Program........................................................S-37
Simple Interest Mortgage Loans............................................S-34
Six Month LIBOR...........................................................S-34
Stated Documentation......................................................S-36
Stated Income Program.....................................................S-37
Statistical Calculation Date..............................................S-15
Statistical Calculation Date Principal Balance............................S-15
Stepdown Date.............................................................S-63
Streamlined Documentation.................................................S-36
Subordinated Certificates.................................................S-54
Sub-Performing Mortgage Loan..............................................S-16
Substitution Adjustment...................................................S-48
Targeted Overcollateralization Amount.....................................S-63
Tax Counsel...............................................................S-84
Termination Price.........................................................S-52
Trigger Event.............................................................S-63
Trust Fund................................................................S-15
Trustee...................................................................S-51
Underwriters..............................................................S-87
Unpaid Realized Loss Amount...............................................S-65
WAC Cap...................................................................S-66
Wilshire..................................................................S-45

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



                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Mortgage Pass-Through Certificates, Series 2003-SD1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

         Initial Settlement for the Global Securities will be in immediately available funds.

         Investors electing to hold their Global Securities through DTC (other than through accounts at Euroclear or Clearstream) will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Global Securities will be credited to the securities custody accounts of Euroclear and Clearstream holders on the business day following the settlement date against payment for value on the settlement date.


SECONDARY MARKET TRADING

         Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between Participants (other than Euroclear Bank and Clearstream Banking International as depositories for Euroclear and Clearstream respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading Between Euroclear Participants and/or Clearstream Customers. Secondary market trading between Euroclear Participants and/or Clearstream customers will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a Participant (other than Euroclear Bank and Clearstream Banking International as depositories for Euroclear and Clearstream, respectively) to the account of a Euroclear Participant or a Clearstream customer, the purchaser must send instructions to Clearstream at least one business day before settlement. Euroclear or Clearstream, as the case may be, will instruct Euroclear Bank or Clearstream Banking International, respectively, to receive the Global Securities against payment. Payment will then be made by Euroclear Bank or Clearstream Banking International, as the case may be, to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear Participants' or Clearstream customers' accounts. Credit for the Global Securities will appear on the next day (European time) and cash debit will be back-valued to, and the interest on the certificates will accrue from the value date (which would be the preceding day when settlement occurs in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debit will be valued instead as of the actual settlement date.

         Euroclear Participants and Clearstream customers will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one-day later.

         As an alternative, if Euroclear or Clearstream has extended a line of credit to them, participants/customers can elect not pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear Participants or Clearstream customers purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's/customer's particular cost of funds.

         Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to Euroclear Bank or Clearstream Banking International for the benefit of Euroclear participants or Clearstream customers. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant, a cross-market transaction will settle no differently from a trade between two Participants.

         Trading Between Euroclear or Clearstream Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear Participants and Clearstream customers may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Euroclear Bank or Clearstream Banking International, to another Participant. The seller must send instructions to Clearstream at least one business day before settlement. In these cases, Euroclear or Clearstream will instruct Euroclear Bank or Clearstream Banking International, as appropriate, to credit the Global Securities to the Participant's account against payment. The payment will then be reflected in the account of the Euroclear Participant or Clearstream customer the following business day, and receipt of the cash proceeds in the Euroclear Participant's or Clearstream customers' account will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If the Euroclear Participant or Clearstream customer has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear Participant's or Clearstream customer's account would instead be valued as of the actual settlement date.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

                  (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

                  (2) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities as well as the application of the withholding regulations. You should consult with your own tax advisors for specific advice regarding your holding and disposing of the Global Securities.

         Exemption for Non-U.S. Persons - Form W-8 BEN. Beneficial owners of Global Securities that are non-U.S. persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, the Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8 BEN provided with a U.S. T.I.N. is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

         Exemption for Non-U.S. Persons with effectively connected income - Form W-8ECI. A non-U.S. person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed.

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries - Form W-8BEN. A non-U.S. person may claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. The Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. A Form W-8 BEN provided with a U.S. T.I.N. is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

         Exemption for U.S. Persons-Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.

         A U.S. person is:

         (1)    a citizen or resident of the United States;

         (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

         (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantive decisions of the trust.

         A non-U.S. person is any person who is not a U.S. person.

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



PROSPECTUS

                       MORGAN STANLEY ABS CAPITAL I INC.
                            ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)

                                  ------------

(sidebar)
CONSIDER CAREFULLY                 Morgan Stanley ABS Capital I Inc. may
THE RISK FACTORS                   periodically establish trusts which will
BEGINNING ON PAGE 6                issue securities.  The securities may be
OF THIS PROSPECTUS.                in the form of asset-backed certificates
                                   or asset-backed notes. Each issue of
The securities                     securities will have its own series
represent obligations              designation.
of the trust only and
do not represent an                Each series of securities will:
interest in or
obligation of Morgan               o   be backed by one or more pools of
Stanley ABS Capital I                  mortgage loans, manufactured housing
Inc., the master                       contracts or mortgage backed securities
servicer or any of
their affiliates.                  o   consist of one or more classes of
                                       securities.
This prospectus may
be used to offer and               Each class of securities:
sell the securities only
if accompanied by a                o   will be entitled to all, some or none
prospectus                             of the interest payments and principal
supplement.                            payments on the assets of the trust;

No market will exist               o   may be senior or subordinate in right
for the securities of                  of payment to other classes; and
any series before the
securities are issued.             o   may receive payments from an insurance
In addition, even after                policy, cash account or other form of
the securities of a                    credit enhancement to cover losses on
series have been                       the trust assets.
issued and sold, there
can be no assurance
that a resale market
will develop.


(end sidebar)



Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

May 9, 2003

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

        o (a) this prospectus, which provides general information, some of which may not apply to your series of securities and

        o (b) the accompanying prospectus supplement, which describes the specific terms of your series of securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary on page 144 where you will find definitions of the capitalized terms used in this prospectus. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
Risk Factors.................................................................6
    The limited resale market for the securities could adversely affect your ability to liquidate your investment............................6
    Protection against losses is limited since the securities will receive payments only from specified sources.................................6
    Declining property values and delays and expenses inherent in foreclosure procedures could delay distributions to you or result in losses.....................................................7
    The trust may contain loans secured by junior liens; these loans are more likely than loans secured by senior liens to experience losses...............................................................8
    If consumer protection laws are violated in the origination or servicing of the loans, losses on your investment could
        result...............................................................8
    Some pools may include a small portion of commercial mortgage loans;
        commercial loans present different risks than residential mortgage loans................................................................9
    Losses could result if violations of environmental laws occurred affecting the mortgaged properties...................................9

The Trust Fund..............................................................10
    General.................................................................10
    The Loans...............................................................12
    Modification of Loans...................................................19
    Agency Securities.......................................................19
    Private Mortgage-Backed Securities......................................26
    Representations by Sellers or Originators; Repurchases..................28
    Substitution of Trust Fund Assets.......................................30

Use of Proceeds.............................................................30

The Depositor...............................................................31

Description of the Securities...............................................31
    General.................................................................32
    Distributions on Securities.............................................34
    Advances................................................................36
    Reports to Securityholders..............................................37
    Categories of Classes of Securities.....................................38
    Indices Applicable to Floating Rate and Inverse Floating
        Rate Classes........................................................42
    LIBOR...................................................................42
    COFI ...................................................................43
    Treasury Index..........................................................45

    Prime Rate..............................................................45
    Book-Entry Registration of Securities...................................46

Credit Enhancement..........................................................50
    General.................................................................50
    Subordination...........................................................50
    Letter of Credit........................................................51
    Insurance Policies, Surety Bonds and Guaranties.........................52
    Over-Collateralization..................................................52
    Spread Account..........................................................52
    Reserve Accounts........................................................53
    Pool Insurance Policies.................................................55
    Cross-Collateralization.................................................56
    Other Insurance, Surety Bonds, Guaranties, and Letters of Credit........57
    Derivative Products.....................................................57

Yield and Prepayment Considerations.........................................58

The Agreements..............................................................61
    Assignment of the Trust Fund Assets.....................................61
    No Recourse to Sellers, Originators, Depositor or
        Master Servicer.....................................................64
    Payments on Loans; Deposits to Security Account.........................64
    Pre-Funding Account.....................................................66
    Sub-Servicing by Sellers................................................68
    Hazard Insurance........................................................69
    Realization Upon Defaulted Loans........................................71
    Servicing and Other Compensation and Payment of Expenses................73
    Evidence as to Compliance...............................................73
    Matters Regarding the Master Servicer and the Depositor.................74
    Events of Default; Rights Upon Event of Default.........................75
    Amendment...............................................................78
    Termination; Optional Termination.......................................79
    The Trustee.............................................................80

Material Legal Aspects of the Loans.........................................80
    General.................................................................80
    Foreclosure/Repossession................................................81
    Environmental Risks.....................................................84
    Rights of Redemption....................................................85
    Anti-deficiency Legislation and Other Limitations on
        Lenders.............................................................86
    Due-on-Sale Clauses.....................................................87
    Enforceability of Prepayment and Late Payment Fees......................88
    Applicability of Usury Laws.............................................88
    The Contracts...........................................................88
    Installment Contracts...................................................91
    Soldiers' and Sailors' Civil Relief Act.................................92
    Junior Mortgages; Rights of Senior Mortgagees...........................93

    Commercial Loans........................................................94
    The Title I Program.....................................................96
    Consumer Protection Laws...............................................100

Material Federal Income Tax Consequences...................................100
    General................................................................100
    Taxation of Debt Securities............................................102
    Taxation of the REMIC and Its Holders..................................108
    REMIC Expenses; Single Class REMICS....................................109
    Taxation of the REMIC..................................................110
    Taxation of Holders of Residual Interest Securities....................111
    Administrative Matters.................................................115
    Tax Status as a Grantor Trust..........................................115
    Sale or Exchange.......................................................119
    Miscellaneous Tax Aspects..............................................119
    Tax Treatment of Foreign Investors.....................................120
    Tax Characterization of the Trust Fund as a Partnership................121
    Tax Consequences to Holders of the Notes...............................122
    Tax Consequences to Holders of the Certificates........................124

State Tax Considerations...................................................129

ERISA Considerations.......................................................129
    General................................................................129
    Prohibited Transactions................................................130
    Plan Asset Regulation..................................................131
    Exemption 83-1.........................................................131
    The Underwriter's Exemption............................................133
    Insurance Company Purchasers...........................................136
    Consultation with Counsel..............................................137

Legal Investment...........................................................137

Method of Distribution.....................................................139

Legal Matters..............................................................141

Financial Information......................................................141

Rating.....................................................................141

Where You Can Find More Information........................................142

Incorporation Of Certain Documents By Reference............................143

Glossary...................................................................144

                                 RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities.

THE LIMITED RESALE MARKET FOR THE SECURITIES COULD ADVERSELY AFFECT YOUR ABILITY TO LIQUIDATE YOUR INVESTMENT.

        No market will exist for the securities of any series before they are issued. We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of securities. There have been times in the past when the absence of a liquid resale market for similar asset and mortgage backed securities has rendered investors unable to sell their securities at all or at other than a significant loss. Consequently, at a time when you desire to sell your securities, you may not be able to do so. Alternatively, you may be able to do so only at a price significantly below that which would be obtainable were there a liquid resale market for your securities.

PROTECTION AGAINST LOSSES IS LIMITED SINCE THE SECURITIES WILL RECEIVE PAYMENTS ONLY FROM SPECIFIED SOURCES.

        The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person. Once released, those assets will no longer be available to make payments to securityholders.

        The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset. There will be no recourse against the seller, the depositor or the master servicer if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

        Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement like insurance policies could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

        You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

DECLINING PROPERTY VALUES AND DELAYS AND EXPENSES INHERENT IN FORECLOSURE PROCEDURES COULD DELAY DISTRIBUTIONS TO YOU OR RESULT IN LOSSES.

        o Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Expenses incurred in the course of liquidating defaulted loans will be applied to reduce the foreclosure proceeds available to investors. Also, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in payable to you.

                    There is no assurance that the value of the trust
               assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders. As a result, you may not receive the full amount of interest and principal due on your security.

        o Decline in Property Values May Increase Loan Losses. Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

        We refer you to "Material Legal Aspects of the Loans--Anti-Deficiency Legislation and other Limitations on Lenders" for additional information.

THE TRUST MAY CONTAIN LOANS SECURED BY JUNIOR LIENS; THESE LOANS ARE MORE LIKELY THAN LOANS SECURED BY SENIOR LIENS TO EXPERIENCE LOSSES.

         The trust may contain loans that are in a junior lien position. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

IF CONSUMER PROTECTION LAWS ARE VIOLATED IN THE ORIGINATION OR SERVICING OF THE LOANS, LOSSES ON YOUR INVESTMENT COULD RESULT.

         Most states have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer to collect interest or principal on the loans and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's ability to collect interest or principal on a loan may result in a loss to you.

         The loans may also be governed by federal laws relating to the origination and underwriting of loans. These laws:

                        o require specified disclosures to the borrowers regarding the terms of the loans;

                        o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

                        o regulate the use and reporting of information related to the borrower's credit experience;

                        o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

                        o permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

                        o limit the ability of the master servicer to collect full amounts of interest on some loans and interfere with the ability of the master servicer to foreclose on some properties.

         If particular provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

         We refer you to "Material Legal Aspects of the Loans" for additional information.

SOME POOLS MAY INCLUDE A SMALL PORTION OF COMMERCIAL MORTGAGE LOANS; COMMERCIAL LOANS PRESENT DIFFERENT RISKS THAN RESIDENTIAL MORTGAGE LOANS.

         Mortgage loans made with respect to commercial properties, including commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, will present different risks than residential mortgage loans, and may entail greater risks of delinquency and foreclosure, and risks of loss. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than any independent income or assets of the mortgagor. The successful operation of the property may in turn be dependant on the creditworthiness of tenants to whom commercial space is leased and the business operated by them, while the risks associated with tenants may be offset by the number of tenants or, if applicable, a diversity of types of business operated by them. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of the property. By contrast, a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of the property.

         Commercial mortgage loans may be nonrecourse loans to the assets of the mortgagor. Further, the concentration of default, foreclosure and loss risks in individual mortgagors or commercial mortgage loans could be greater than for residential loans because the related mortgage loans could have higher principal balances.

LOSSES COULD RESULT IF VIOLATIONS OF ENVIRONMENTAL LAWS OCCURRED AFFECTING THE MORTGAGED PROPERTIES.

         Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage. In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Those costs could result in a loss to the securityholders.

         We refer you to "Material Legal Aspects of the Loans--Environmental Risks" for additional information.


                                THE TRUST FUND

GENERAL

        The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. For each series, a separate trust fund in the form of a common law trust or a Delaware business trust will be formed under the related pooling and servicing agreement or trust agreement. The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following:

        o  single family mortgage loans, including

           oo mortgage loans secured by first, second and/or more subordinate liens on one to four-family residential properties,

           oo closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

           oo home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one- to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and oo manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

        o commercial mortgage loans, including mortgage loans secured by traditional commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes, but as of the creation date of the related pool, no more than 5% of the assets of the trust fund may be comprised of commercial mortgage loans;

        o mortgaged-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

        o privately issued mortgaged-backed securities representing interests in any of the above asset types; and

        o all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the servicer of the loans, agency securities or private mortgaged-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

        The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

        The trust fund assets will be acquired by the depositor, either directly or through affiliates, from sellers. The sellers may be affiliates of the depositor. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under "The Loans--Underwriting Standards." The depositor will cause the trust fund assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through other servicing institutions as subservicers, under a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services. See "The Agreements." With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

        Any mortgage backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

        As used in this prospectus, agreement means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

        If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

        With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund will engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities. No trust fund will have any source of capital other than its assets and any related credit enhancement.

        In general, the only obligations of the depositor with respect to a series of securities will be to obtain representations and warranties from the sellers or the originators regarding the assets to the depositor for inclusion in the related trust fund. The depositor will also establish the trust fund for each series of securities and will assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's rights with respect to those representations and warranties. See "The Agreements--Assignment of the Trust Fund Assets." The only ongoing responsibilities of the depositor with respect to any series of securities will be, if necessary, to assure that it has fully transferred to the trust fund its rights in the assets of the trust fund. The depositor will have no ongoing servicing, administrative or enforcement obligations with respect to any trust fund.

        The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "The Trust Fund--Representations by Sellers or Originators; Repurchases" and "The Agreements--Sub-Servicing By Sellers" and "--Assignment of the Trust Fund Assets", and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans. Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under "Description of the Securities--Advances."

        The following, together with the discussion under "Credit Enhancement" in this prospectus, is a brief description of the assets that will be included in the trust funds. If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities. A copy of the agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities. If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement. However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

THE LOANS

        General. Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts. If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. If so specified, the loans may also include, to a limited extent, mortgage loans or deeds of trust secured by liens on commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

        In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

     o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

     o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity--a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

        Any loans that provide for payments to be allocated to principal and interest based on the "sum of the digits" or "Rule of 78s" method will be described in the related prospectus supplement. Generally, for any loan, the "sum of the digits" or "Rule of 78s" refers to a method of allocating the total monthly payment due from the borrower between interest due on the loan and the repayment of principal. Under this method, during the early months of the loan, the portion of each payment allocable to interest is higher, and the portion of each payment allocable to principal is correspondingly lower that would be the case for a loan that fully amortizes on a level debt service basis. During the later months the situation reverses with the portion of each payment allocable to interest lower and the portion allocable to principal higher than would be the case for a loan that fully amortizes on a level debt service basis.

        A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be established at the origination of loan in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. For any trust fund that acquires buydown loan, the related prospectus supplement will state whether the related buydown fund has been acquired by the trust along with the buydown loan. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

        The real property which secures repayment of the loans is referred to as the mortgaged properties. Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties. The properties relating to loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units--single-family properties--or mixed use properties that are primarily residential. Any mixed use property that is classified for purposes of the trust fund's assets as primarily residential will not exceed three stories and will be predominantly one- to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses. Mixed use properties not meeting these characteristics will be treated as being predominately used for commercial purposes and will be classified for purposes of the trust fund's assets as commercial properties. Properties may include vacation and second homes, investment properties, leasehold interests and, to the limited extent described under "Commercial Loans" below, commercial properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

        Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

        The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either the making of a representation by the borrower at the loan's origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence, or a finding that the address of the underlying property is the borrower's mailing address.

        Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan. Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

        The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months. Under limited circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and will be obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

        Home Improvement Contracts. The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on single family properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements. The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement. The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

        Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

        The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

        Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

        Commercial Loans. The trust fund assets for a series may include, in an amount not to exceed, as of the related cut-off date, 5% by principal balance of the trust fund assets, commercial mortgage loans. The commercial mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of

        o primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space -- multifamily properties,

        o retail stores and establishments, that are primarily for commercial purposes

        o  office buildings, or

        o hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use properties, including mixed commercial uses and mixed commercial and residential uses, and/or unimproved land.

        The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. Commercial loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan. It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

        Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space. Multifamily leases tend to be relatively short-term (i.e., one to five years). Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation. Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

        Retail properties are income-producing properties leased by borrowers to tenants that sell various goods and services. Tenant leases may have a base rent component and an additional component tied to sales. Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers. Some retail properties have anchor tenants or are located adjacent to an anchor store. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property. Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

        Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

        Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

        o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

        o the type of property securing the loan--e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

        o  the original terms to maturity of the loans,

        o the largest principal balance and the smallest principal balance of any of the loans,

        o the earliest origination date and latest maturity date of any of the loans,

        o the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

        o the loan interest rates or range of loan interest rates borne by the loans,

        o  the maximum and minimum per annum loan interest rates, and

        o  the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on Form 8-K filed within 15 days of the closing date.

        No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

        Underwriting Standards. The loans will be acquired by the depositor, either directly or through affiliates, from the sellers. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement. Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

        Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

        The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

MODIFICATION OF LOANS

        The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement. However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

AGENCY SECURITIES

        Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

        Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306(g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

        Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA Loans and/or VA Loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

        The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA Loans.

        If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

        All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

        Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

        Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

        Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

        Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

        Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

        Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

        o  fixed-rate level installment conventional mortgage loans;

        o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

        o  adjustable rate conventional mortgage loans; or

        o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. Each of those mortgage loans will be secured by a first lien on a one- to four-family residential property.

        Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

        Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a

Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

        Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

        Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

        Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

        Freddie Mac. Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

        Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

        Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

        Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home

Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

        Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

        Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

        Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

        Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

        Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

PRIVATE MORTGAGE-BACKED SECURITIES

        General. Private mortgage-backed securities may consist of mortgage pass-through certificates evidencing an undivided interest in an asset pool, or collateralized mortgage obligations secured by an asset pool. Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus. Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement. That agreement will have appointed a trustee to act for the benefit of the PMBS holders. The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

        The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts. If the depositor or any of its affiliates participated in the original issuance of any of the private mortgage-backed securities underlying any series of securities offered under the prospectus, the related prospectus supplement will disclose this fact. Any private mortgage-backed securities acquired by the depositor will be acquired in the secondary market and not pursuant to an initial offering of the securities. In addition, private mortgage-backed securities will have previously been registered under the Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

        Where the related PMBS issuer is not an affiliate of the depositor, it will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences. The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related PMBS trust. Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to by it or any of the PMBS. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

        Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

        Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans. As described in the prospectus supplement,

        o no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

        o the underlying mortgage loan may have had an original term to stated maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

        o the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

        o the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a Title Insurance policy.

        Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

        Additional Information. The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

        (1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

        (2) characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

        (3) the maximum original term-to-stated maturity of the private mortgage-backed securities;

        (4) the weighted average term-to-stated maturity of the private mortgage-backed securities;

        (5) the pass-through or certificate rate of the private mortgage-backed securities;

        (6) the weighted average pass-through or certificate rate of the private mortgage-backed securities;

        (7) the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

        (8) characteristics of credit support, if any, like reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

        (9) the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

        (10) the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

REPRESENTATIONS BY SELLERS OR ORIGINATORS; REPURCHASES

        Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or originated by that originator. The representations and warranties may include, among other things:

        o that Title Insurance, or in the case of properties located in areas where those policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or certificate of title as applicable, remained in effect on the date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the depositor;

        o that the seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

        o that each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, Title Insurance exceptions, if applicable, and other exceptions described in the related agreement, and that the property was free from damage and was in acceptable condition;

        o that there were no delinquent tax or assessment liens against the property;

        o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

        o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

        If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

        The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either

        o to repurchase the loan from the trust fund at a price equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or

        o substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

        If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities--General." Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

        Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of the Trust Fund Assets."

SUBSTITUTION OF TRUST FUND ASSETS

        Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the documentation with respect to any trust fund asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted will be indicated in the related prospectus supplement. Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets. The related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.

                                USE OF PROCEEDS

        The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

        o   to purchase the related trust fund assets;

        o to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus supplement; and

        o to pay the costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement as described under "Credit Enhancement".

        The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR


        Morgan Stanley ABS Capital I Inc. is a direct, wholly-owned subsidiary of Morgan Stanley. Morgan Stanley ABS Capital I Inc. will act as the depositor for the trust with respect to each series of securities. As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust. The depositor was incorporated in the State of Delaware on January 7, 1997. The principal executive offices of the depositor are located at 1585 Broadway, 2nd Floor, New York, New York 10036. Its telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future to have, any significant assets.


        Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                         DESCRIPTION OF THE SECURITIES

        Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee. A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement. A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. A trust that only issues notes, or that issues both notes and certificates, will be formed under a trust agreement. A trust that issues only certificates will be formed under a pooling and servicing agreement. Each pooling and servicing agreement and indenture will be governed by New York law and each trust agreement will be governed by Delaware law. Each trust, as issuer of securities under the applicable agreement, will therefore be subject to the governing law of the agreement. The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in any of the above agreements. The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series.

GENERAL

        The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement. If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund. If the securities are notes, they will be debt obligations secured by the assets of the related trust fund. The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the depositor. In general, the securities will not represent obligations of the depositor or any affiliate of the depositor. A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

        o the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

        o the assets that from time to time have been deposited in the related security account, as described in this prospectus under "The Agreements--Payments on Loans; Deposits to Security Account";

        o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

        o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

        Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related trust fund assets. A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets. In each case, that percentage or portion may be zero or may represent any other specified interest to and including 100%, as specified in the related prospectus supplement. Each class of notes of a series will be secured by the related trust fund assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

        Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement. Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

        The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

        Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal Revenue Code. See "ERISA Considerations." Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by plans. The transfer of securities of a restricted class will not be registered unless the transferee either represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements. If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee's acceptance of the security.

        As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied. As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Internal Revenue Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Internal Revenue Code. As to each series with respect to which a REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee or the master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

        General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

        Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

        Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates.

        Distributions of Interest. Interest will accrue on each class of securities entitled to interest at the pass-through rate or interest rate, as applicable, specified in the related prospectus supplement. In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

        Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

        Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

        If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement--Subordination."

        Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

ADVANCES

        If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee. The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement. In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

        In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement. Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

        If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "--Distributions on Securities" above.

REPORTS TO SECURITYHOLDERS

        Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

        o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in that distribution;

        o   the amount of the distribution allocable to interest;

        o   the amount of any advance;

        o the aggregate amount otherwise allocable to the subordinated securityholders on that distribution date, or withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

        o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that distribution date;

        o the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

        o the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

        o the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

        o the number and aggregate principal balances of loans that are delinquent but not in foreclosure as of the close of business on the last day of the calendar month preceding the distribution date, grouped by those loans that are 31 to 60 days, 61 to 90 days or 91 or more days delinquent;

        o the number and aggregate principal balances of loans that are in foreclosure as of the close of business on the last day of the calendar month preceding the distribution date, grouped by those loans that have been in foreclosure for 1 to 30 days, 31 to 60 days, 61 to 90 days or 91 or more days;

        o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

        o the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

        o if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

        o the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

        o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

        Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

        In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report as to the aggregate of amounts reported under the first and second bullets above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

        The securities of any series may be comprised of one or more classes. Classes of securities, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes
---------------------

Principal Types
---------------

Accretion Directed............................  A class that receives principal payments from the accreted
                                                interest from specified accrual
                                                classes. An accretion directed
                                                class also may receive
                                                principal payments from
                                                principal paid on the
                                                underlying trust fund assets
                                                for the related series.

Component Securities..........................  A class consisting of components. The components of a
                                                class of component securities
                                                may have different principal
                                                and/or interest payment
                                                characteristics but together
                                                constitute a single class. Each
                                                component of a class of
                                                component securities may be
                                                identified as falling into one
                                                or more of the categories in
                                                this chart.

Notional Amount Securities....................  A class having no principal balance and bearing interest
                                                on a notional amount. The
                                                notional amount is used for
                                                purposes of the determination
                                                of interest distributions.

Planned Principal Class or PACs...............  A class that is designed to receive principal payments
                                                using a predetermined principal
                                                balance schedule derived by
                                                assuming two constant
                                                prepayment rates for the
                                                underlying trust fund assets.
                                                These two rates are the
                                                endpoints for the "structuring
                                                range" for the planned
                                                principal class. The planned
                                                principal classes in any
                                                series of securities may be
                                                subdivided into different
                                                categories--e.g., primary
                                                planned principal classes,
                                                secondary planned principal
                                                classes and so forth--having
                                                different effective structuring
                                                ranges and different principal
                                                payment priorities. The
                                                structuring range for the
                                                secondary planned principal
                                                class of a series of securities
                                                will be narrower than that for
                                                the primary planned principal
                                                class of that series.

Scheduled Principal Class.....................  A class that is designed to receive principal payments
                                                using a predetermined principal
                                                balance schedule but is not
                                                designated as a planned
                                                principal class or targeted
                                                principal class. In many cases,
                                                the schedule is derived 33 by
                                                assuming two constant
                                                prepayment rates for the
                                                underlying trust fund assets.
                                                These two rates are the
                                                endpoints for the "structuring
                                                range" for the scheduled
                                                principal class.

Sequential Pay Class..........................  Classes that receive principal payments in a prescribed
                                                sequence, that do not have
                                                predetermined principal balance
                                                schedules and that under all
                                                circumstances receive payments
                                                of principal continuously from
                                                the first distribution date on
                                                which they receive principal
                                                until they are retired. A single
                                                class that receives principal
                                                payments before or after all
                                                other classes in the same series
                                                of securities may be identified
                                                as a sequential pay class.

Strip.........................................  A class that receives a constant proportion, or
                                                "strip," of the principal
                                                payments on the underlying
                                                trust fund assets.

Support Class or Companion Class.............   A class that receives principal
                                                payments on any distribution
                                                date only if scheduled payments
                                                have been made on specified
                                                planned principal classes,
                                                targeted principal classes
                                                and/or scheduled principal
                                                classes on that distribution
                                                date.

Targeted Principal Class or TACs..............  A class that is designed to receive principal payments
                                                using a predetermined principal
                                                balance schedule derived by
                                                assuming a single constant
                                                prepayment rate for the
                                                underlying trust fund assets.

Interest Types
--------------

Fixed Rate....................................  A class with an interest rate that is fixed throughout
                                                the life of that class.

Floating Rate.................................  A class with an interest rate that resets periodically based
                                                upon a designated index and
                                                that varies directly with
                                                changes in that index as
                                                specified in the related
                                                prospectus supplement. Interest
                                                payable to a floating rate
                                                class on a distribution date
                                                may be subject to a cap based
                                                on the amount of funds
                                                available to pay interest on
                                                that distribution date.

Inverse Floating Rate.........................  A class with an interest rate that resets periodically
                                                based upon a designated index
                                                as specified in the related
                                                prospectus supplement and that
                                                varies inversely with changes
                                                in that index.

Variable Rate.................................  A class with an interest rate that resets periodically and is
                                                calculated by reference to the
                                                rate or rates of interest
                                                applicable to specified assets
                                                or instruments--e.g., the loan
                                                rates borne by the underlying
                                                loans.

Auction Rate..................................  A class with an interest rate that resets periodically to an
                                                auction rate that is calculated
                                                on the basis of auction
                                                procedures described in the
                                                related prospectus supplement.

Interest Only.................................  A class that receives some or all of the interest payments
                                                made on the underlying trust
                                                fund assets or other assets of
                                                the trust fund and little or
                                                no principal. Interest only
                                                classes have either a nominal
                                                principal balance or a notional
                                                amount. A nominal principal
                                                balance represents actual
                                                principal that will be paid on
                                                the class. It is referred to as
                                                nominal since it is extremely
                                                small compared to other
                                                classes. A notional amount is
                                                the amount used as a reference
                                                to calculate the amount of
                                                interest due on an interest
                                                only class that is not entitled
                                                to any distributions in respect
                                                of principal.

Principal Only................................  A class that does not bear interest and is entitled to
                                                receive distributions in
                                                respect of principal only.

Partial Accrual...............................  A class that accretes a portion of the amount of accrued
                                                interest with respect to that
                                                class. The accreted interest
                                                will not be distributed but
                                                will instead be added to the
                                                principal balance of that class
                                                on each applicable distribution
                                                date, with the remainder of the
                                                accrued interest to be
                                                distributed currently as
                                                interest on that class. This
                                                partial accrual without
                                                distribution may continue until
                                                a specified event has occurred
                                                or until the partial accrual
                                                class is retired.

Accrual.......................................  A class that accretes the full amount of accrued interest with
                                                respect to that class.

                                                The accreted interest will not
                                                be distributed but will instead
                                                be added as principal to the
                                                principal balance of that class
                                                on each applicable distribution
                                                date. This accrual without
                                                distribution may continue until
                                                some specified event has
                                                occurred or until the accrual
                                                class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

        The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

        On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters Screen LIBO Page, as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBO Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

        LIBOR will be established as follows:

        (1) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

        (2) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

            o   LIBOR as determined on the previous LIBOR determination date or

            o   the reserve interest rate.

        The reserve rate is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

        (3) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (2) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

        Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

        The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

        On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

                o   savings deposits,

                o   time deposits,

                o   FHLBSF advances,

                o   repurchase agreements, and

                o   all other borrowings.

        Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

        A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

        The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

        The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

        The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

TREASURY INDEX

        On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on

        (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or

        (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

        Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

PRIME RATE

        On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal, or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

        As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities--the security owners--will hold their securities through The Depository Trust Company in the United States, or Clearstream Banking (formerly Cedelbank) or Euroclear in Europe if they are participants of the systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream Banking and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security. Unless and until definitive securities are issued, it is anticipated that the only securityholders of the securities will be Cede & Co., as nominee of DTC. Security owners are only permitted to exercise their rights indirectly through participants and DTC.

        The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream Banking or Euroclear, as appropriate.

        Security owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding, except under the circumstances described in this prospectus, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom security owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective security owners. Accordingly, although security owners will not possess certificates, the DTC rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

        Security owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described in this prospectus. Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing the participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

        Because of time zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during the processing will be reported to the relevant Euroclear or Clearstream Banking participants on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

        Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Banking participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Banking participants and Euroclear participants may not deliver instructions directly to the European depositaries.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform

Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

        Clearstream Banking is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream Banking holds securities for its participants, or participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Banking participants through electronic book-entry changes in accounts of Clearstream Banking participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking in any of 37 currencies, including United States dollars. Clearstream Banking provides to As Clearstream Banking participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a licensed bank, Clearstream Banking is regulated by the Luxembourg Monetary Institute. Clearstream Banking participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels.

        Belgium office of Euroclear Bank, as Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and

Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding." Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

        Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

        DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities. Clearstream Banking or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream Banking participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive securities. Upon surrender by DTC of be global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

        Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

        None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                              CREDIT ENHANCEMENT

GENERAL

        Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

        If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior securities of a series by:

        o reducing the ownership interest, if applicable, of the related subordinated securities;

        o a combination of the immediately preceding sentence and the above; or

        o   another method described in the related prospectus supplement.

        If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

        In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement. Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

        If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

        As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

        o   in the order of their scheduled final distribution dates;

        o   in accordance with a schedule or formula;

        o   in relation to the occurrence of events; or

        o by another method as specified in the related prospectus supplement.

As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

        The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements--Termination; Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

        If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

        o maintaining timely payments or providing additional protection against losses on the trust fund assets;

        o   paying administrative expenses; or

        o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

        Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

OVER-COLLATERALIZATION

        If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

SPREAD ACCOUNT

        If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

RESERVE ACCOUNTS

        If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series. The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

        The reserve account for a series will be funded:

        o by the deposit in the reserve account of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments on those amounts or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement;

        o by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled; or

        o in any other manner as may be specified in the related prospectus supplement.

        Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

                (1) obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United States;

                (2) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in he downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

                (3) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

                (4) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a rating agency, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

                (5) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

                (6) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

                (7) repurchase obligations with respect to any security described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4) above;

                (8) securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

                (9) interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

                (10) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.

        Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

        If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund. The insurer issuing the pool insurance policy will be named in that prospectus supplement.

        Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool. Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy. Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.

        The pool insurance policy may provide that no claims may be validly presented unless:

        o any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

        o hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

        o if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

        o the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

        If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

        The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or failure to construct a property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's or originator's representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator. No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.

        The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

CROSS-COLLATERALIZATION

        If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or



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


the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund. Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

        If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, AND LETTERS OF CREDIT

        If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:

        o maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

        o   paying administrative expenses; or

        o establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

DERIVATIVE PRODUCTS

        If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products. For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

        The derivative products may include interest rate swaps and interest rate caps, floors and collars, in each case the purpose of which will be to minimize the risk to securityholders of adverse changes in interest rates. An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as

LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

        Other types or arrangements may be entered into to protect against interest rate moves, to otherwise supplement the interest rates on one or more classes of securities or to provide for payments to the trust fund based on the occurrence of other specified events. These arrangements will be described in the related prospectus supplement

                      YIELD AND PREPAYMENT CONSIDERATIONS

        The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

        The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.



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



        Collections on revolving credit line loans may vary because, among other things, borrowers may

        (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or

        (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

        If specified in the related prospectus supplement, conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property. On the other hand, if specified in the related prospectus supplement, conventional loans will not contain due-on-sale provisions. FHA Loans and VA Loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-- Collection Procedures" and "Material Legal Aspects of the Loans" for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

        The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan rates. However, there can be no assurance that the preceding sentence will be the case.

        When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment. If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.

        Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed. Foreclosure actions may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

        Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

        Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.

        If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

        Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to



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


purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities. See "The
Agreements--Termination; Optional Termination."

        If a funding period is established for the related series of securities as described under "The Agreements - Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire sufficient loans during the pre-funding period, the amounts remaining in the pre-funding account at the end of the funding period will be applied as a prepayment of principal in the manner and priority specified in the related prospectus supplement.

        The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

        The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.

                                THE AGREEMENTS

        Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus. The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

        Assignment of the Loans. At the time of issuance of the securities of a series, and except as otherwise specified in the related prospectus supplement, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.

        If specified in the related prospectus supplement, within the time period specified in that prospectus supplement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee's custodian as to each mortgage loan or home equity loan, among other things:

                (1) the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

                (2) the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the applicable recording office;

                (3) an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

                (4) the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses
(1) through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

        If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans. Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.

        If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage Electronic Registration Systems, Inc., or MERS(R), or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

        With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

        If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to



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


each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Contracts."

        The trustee or its custodian will review the loan documents delivered to it within the time period specified in the related prospectus supplement, and the trustee will hold those documents in trust for the benefit of the related securityholders. If any document is found to be missing or defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

        If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or originator will be obligated to either purchase the related loan from the trust fund at the purchase price or if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement. There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "The Trust Fund--Representations by Sellers or Originators; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

        The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

        The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.



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


         Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

NO RECOURSE TO SELLERS, ORIGINATORS, DEPOSITOR OR MASTER SERVICER

        As described above under "--Assignment of the Trust Fund Assets," the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse. However, each seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under "--Assignment of the Trust Fund Assets" and under "The Trust Fund--Representations by Sellers or Originators; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

        The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

        o maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;

        o an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation);

        o an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

        o an account or accounts otherwise acceptable to each rating agency.

The collateral eligible to secure amounts in the security account is limited to permitted investments. A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

        The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

        o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

        o all payments on account of interest on the loans, net of applicable servicing compensation;

        o all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

        o all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under "The Trust Funds--Representations by Sellers or Originators; Repurchases" or under "--Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "--Termination; Optional Termination" below;

        o all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

        o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

        o all other amounts required to be deposited in the security account pursuant to the agreement.



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



The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:

        o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

        o to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

        o to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

        o to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

        o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

        o to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;

        o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

        o to withdraw any amount deposited in the security account and not required to be deposited in the security account; and

        o to clear and terminate the security account upon termination of the agreement.

In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

        If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-



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funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date.

        The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets. Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement.

        For any series of securities for which a pre-funding account is established, the amount deposited in the pre-funding account on the closing date of the series will equal the depositor's estimate of the principal amount of loans it expects the related seller to convey for deposit into the trust fund during the funding period. However, there will be no assurance that the seller will in fact be able to convey that amount of loans for deposit into the trust fund prior to the date set for the funding period to end. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related



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securities. Therefore, any inability of the seller to convey a sufficient principal amount of loans and the resulting prepayment of principal could cause the overall rate of prepayments on the related securities to be higher than you may have anticipated when you made your investment decision. See "Yield and Prepayment Considerations."

        The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

        In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

SUB-SERVICING BY SELLERS

        Each seller of a loan to the depositor in connection with a series or any other servicing entity may act as the sub-servicer for a loan in connection with that series pursuant to a sub-servicer agreement, which will not contain any terms inconsistent with the related agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.



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



HAZARD INSURANCE

        Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located. Coverage will be in an amount that is at least equal to the lesser of

        (1) the maximum insurable value of the improvements securing the loan or

        (2) the greater of (y) the outstanding principal balance of the loan and (z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

        All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures will be deposited in the related security account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

        In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

        The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally 80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

        (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or



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



        (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

        Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above. See "Credit Enhancement."

        In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

        If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

        (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and

        (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

        If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and


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


amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

        If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan. See "Credit Enhancement."

        In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

        o first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to that loan;

        o second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;

        o third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

        o   fourth, as a recovery of principal of that loan.

        The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.

REALIZATION UPON DEFAULTED LOANS

        General. The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and the


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


expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance. Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

        The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.

        Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required. Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

        FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Material Legal Aspects of the loans--The Title I Program," some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

        Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits



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


the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

        The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement, which may vary, of the outstanding principal balance of each loan, and the compensation will be retained by it from collections of interest on the related loan in the related trust fund. In addition, the master servicer or Sub-Servicer may be entitled to retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

        The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.

EVIDENCE AS TO COMPLIANCE

        Each agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or other program as specified in the related prospectus supplement, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other, including the related agreement, was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac rendered within one year of that statement of firms of independent public accountants with respect to the related sub-servicer.



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        Each agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

        Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

        The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. Each servicing agreement will provide that the master servicer may not resign from its obligations and duties under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

        Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.



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        Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of that series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

        Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:

        o failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting interests constituting that class;

        o any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

        o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

        o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.

        If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

        So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust



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


fund assets. Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

        No securityholder, solely by virtue of that holder's status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

        Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

        o a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

        o failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

        o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

        o any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

        If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

        If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes



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of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

        o the holders of 100% of the voting interests of the notes of that series consent to the sale;

        o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

        o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the voting interests of the notes of that series.

        In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

        Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

        In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series. The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of



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all the affected noteholders. Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.

AMENDMENT

        Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:

        o   to cure any ambiguity;

        o to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

        o to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.

        Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may

        (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

        (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding. If a REMIC election is made with



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respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

        Pooling and Servicing Agreement; Trust Agreement. In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of
(1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

        Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of that option will effect early retirement of the securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series. Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets, causing the retirement of the related series of securities. In that event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of that series of securities and any undistributed shortfall in interest of that series of securities as will be described in the related prospectus supplement. However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of
Section 860F(g)(4) of the Internal Revenue Code.

        Indenture. The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

        In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which



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through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series. In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

        The trustee under each applicable agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                      MATERIAL LEGAL ASPECTS OF THE LOANS

        The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans. Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.

GENERAL

        The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

        Cooperatives. A portion of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all



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common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

        The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "--Foreclosure/ Repossession" below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE/REPOSSESSION

        Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any



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notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

        Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

        Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

        Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.



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         Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

        When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

        Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

        The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

        Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.



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         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

        Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

        In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

        Real property pledged as security to a lender may subject the lender to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien to assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

        Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest--the "secured creditor exclusion"--but without "participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the



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facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.

        The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

        If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

        A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and Recovery Act, or RCRA. The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed EPA's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

        It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.

RIGHTS OF REDEMPTION

        In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due.



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The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

        Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

        Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in specific instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

        Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

        In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its



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security. For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

        The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

        The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Act, subject to exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were

        (1) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and

        (2) originated by lenders other than national banks, federal savings institutions and federal credit unions.

        Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states - Arizona, Michigan, Minnesota, New Mexico and Utah - have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to particular categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

        As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the
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property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

        Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

        Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

        Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE CONTRACTS

        General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor or the seller will transfer



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physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

        Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

        Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

        Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan.



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However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

        Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

        Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

        In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must



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surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

        Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

        Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

        Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

        Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

        The loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the



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borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

        The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

        Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or the Relief Act, a borrower who enters military service after the origination of that borrower's loan including a borrower who was in reserve status at the time of the origination of the loan and is later called to active duty, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the interest rate limitation would have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the loans. Any shortfall in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan



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during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan of this type goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

        To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor. This action would in turn cause the junior mortgagee's lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

        The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

        Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

        The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause,



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which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

COMMERCIAL LOANS

        The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units. Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

        Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under these assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in



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rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

        Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

        Commercial mortgage loans may present additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that: hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the variability of local law requirements. Mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties. Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

        The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants. Furthermore, such factors as the management skill, experience and financial resources of the operator, who may or may not be the borrower, national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.



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THE TITLE I PROGRAM

        General. If so specified in the related prospectus supplement, all or a specified percentage of the loans contained in a trust fund may be loans insured under the Title I Program, which is formally known as the FHA Title I Credit Insurance Program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. For any series of securities backed by loans that are insured under the Title I Program, the related trust fund will be assigned the benefits of the credit enhancement provided to the holders of the loans under the Title I Program. The following describes the material terms of the Title I Programs with respect to the benefits securityholders will receive and the limitations to which they will be subject should the trust fund hold loans insured under the Title I Program.

        Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

        The types of loans which are eligible for FHA insurance under the Title I Program include property improvement loans. A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

        There are two basic methods of lending or originating loans, which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

        Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.



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        Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

        Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

        Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

        Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

        The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not



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later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

        FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

        Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by the amount of the FHA insurance claims approved for payment relating to the insured loans and the amount of insurance coverage attributable to insured loans sold by the lender. The insurance coverage may also be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

        The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of that loan--whichever is less. However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.



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        Claims Procedures Under Title I. Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

        Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

        When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

        Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount is equal to 90% of the sum of:

        o the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;



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        o   the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

        o   the uncollected court costs;

        o   the attorney's fees not to exceed $500; and

        o the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

        Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

        The following is a discussion of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP and Dewey Ballantine LLP, each special counsel to the depositor. The discussion is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and that type of a change could apply retroactively.

        The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. This discussion focuses primarily upon investors who will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised



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to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

        The federal income tax consequences to holders of securities will vary depending on whether:

        (1)     the securities of a series are classified as indebtedness;

        (2) an election is made to treat the trust fund relating to a particular series of securities as one or more REMICs under the Internal Revenue Code;

        (3) the securities represent a beneficial ownership interest in some or all of the assets included in the trust fund for a series; or

        (4) the trust fund relating to a particular series of certificates is treated as a partnership.

        Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP and Dewey Ballantine LLP, each special counsel to the depositor, are of the opinion that, for federal income tax purposes:

                o  securities issued as notes will be treated as indebtedness;

                o securities issued as certificates will be treated as one of the following:

                      --   indebtedness;

                      -- beneficial ownership interests in the related trust fund or in its assets; or

                      -- "REMIC regular interests" or "REMIC residual interests".

The latter treatment would occur in the event that a REMIC election is made with respect to the trust fund, as described under "--Taxation of the REMIC and Its Holders". Each prospectus supplement will specify if this treatment applies to the securities being issued. Subject to the discussion under " --Taxation of the REMIC and Its Holders", Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP and Dewey Ballantine LLP are of the opinion that securities representing REMIC "regular interests" are taxable to the holders of those securities in substantially the same manner as indebtedness issued by the REMIC.

        In all cases, each trust fund will be structured to not be subject to an entity level tax, and Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP and Dewey Ballantine LLP are of the opinion that each trust fund will not be characterized as an association, or publicly traded partnership or taxable mortgage pool, taxable as a corporation.

        The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series.



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TAXATION OF DEBT SECURITIES

        General. If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP and Dewey Ballantine LLP, each special counsel to the depositor, are of the opinion that the securities will be treated as debt for United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. At the time those securities are issued counsel to the depositor will deliver an opinion generally to that effect.

        Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, special counsel to the depositor identified in the prospectus supplement will have advised the depositor that:

        (1) Debt securities held by a domestic building and loan association will not constitute "loans...secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); and

        (2) Debt securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A) and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B).

        Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

        Debt Securities that are Compound Interest Securities--generally, securities all or a portion of the interest on which is not paid currently--will, and some of the other Debt Securities may, be issued with original issue discount. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury (the "OID regulations") regulations thereunder. A holder of Debt Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

        In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.



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        The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

        Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in this prospectus. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

        Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years--i.e., rounding down partial years--from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.



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        Debt Securities may provide for interest based on a qualified variable rate. Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

        (1) the interest is unconditionally payable at least annually at a "current value" of the index;

        (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments;

        (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on that Debt Security; and

        (4) the principal payments are not contingent.

        In the case of Compound Interest Securities, some Interest Weighted Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

        In addition, the IRS has issued regulations the ("Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code
Section 1272(a)(6), such as the Debt Securities. Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

        The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the "daily portions" of that OID. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated interest allocable to that accrual period. The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.

        The amount of OID to be included in income by a holder of a Pay-Through Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other



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debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of

        (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and

        (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

        (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

        (2) events which have occurred before the end of the accrual period and

        (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

        The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

        The depositor may adjust the accrual of OID on a class of Regular Interest Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without those adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

        Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

        A subsequent holder of a Debt Security will also be required to include OID in gross income, but a subsequent holder who purchases that Debt Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt



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Security's issue price, to offset the OID by comparable economic accruals of portions of that excess.

        Effects of Defaults and Delinquencies. Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is deducted as a result of a trust fund asset default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

        Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities. The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities" above.

        Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that

        (1)   the yield to maturity of those Debt Securities and

        (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of those securities.

        Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.



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        Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of "market discount"--generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price--will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either

        (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or

        (2) in the ratio of (a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described in this prospectus, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

        Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

        Premium. A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing that class. If a holder of a Debt Security makes an election to amortize premium on a Debt Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable



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without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

        The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

        Election to Treat All Interest as Original Issue Discount. The OID regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If that election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during or after the year of the election. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

        General. If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP and Dewey Ballantine LLP, each special counsel to the depositor, are of the opinion that the arrangement by which the securities of that series are issued will be treated as a REMIC. At the time the securities are issued Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP or Dewey Ballantine LLP will deliver an opinion to the effect that the securities designated as "regular interests" in the REMIC will be regular interests in a REMIC, and that the securities designated as the sole class of "residual interests" in the REMIC will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. Subject to the discussion below, REMIC regular interests are treated for holders of those interests in substantially the same manner as debt issued by the REMIC for U.S. federal income tax purpose. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.



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        Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities,

        (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and

        (2) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets, and

        (3) Regular Interest Securities held by a FASIT will qualify for treatment as "permitted assets" within the meaning of Section 860L(c)(1)(G) of the Code.

        If less than 95% of the REMIC's assets consist of assets described in
(1) or (2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that those REMIC assets are qualifying assets.

        Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) can be treated as "qualified mortgages" of the REMIC.

        Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

REMIC EXPENSES; SINGLE CLASS REMICS

        As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest Security or Regular Interest Security on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder", including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder of a Regular Interest Security, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, scheduled to be phased out between 2006 and 2009, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable



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year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either

        (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

        (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

        In general the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities. The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.

TAXATION OF THE REMIC

        General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC.

        Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder's other miscellaneous itemized deductions for that year, do not exceed two percent of that holder's adjusted gross income.

        For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount--i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the



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discount in income, but without regard to the de minimis rules. See "Material
Federal Income Tax Consequences--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

        To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

        Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

        (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

        (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

        (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

        (4) the receipt of any fees or other compensation for services rendered by the REMIC.

        It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC. To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

        The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.



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        The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount--if this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

        In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

        Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which that loss arises. A holder's basis in a Residual Interest Security will initially equal that holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

        Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of a payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

        Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.



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        Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on that holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to additional limitations. See "--Tax Treatment of Foreign Investors."

        Alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. In addition, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Moreover, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

        The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for a quarterly period of 120% of the long term applicable Federal Rate on the startup day multiplied by the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term Federal Rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

        Under the REMIC Regulations, in some circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

        Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by "Disqualified Organization. Disqualified Organizations include the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if that entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual


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Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

        If a Residual Interest Security is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

        Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and at the time of the transfer the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents that it will not cause income from the Residual Interest Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States Person and (iv) either the formula test or the assets test (each as described below) is satisfied.

        The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Interest Security does not exceed the sum of: (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the related REMIC generates losses. However, the direct or indirect transfer of the Residual Interest Security to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a domestic transferee is

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not eligible for the formula test. For purposes of this calculation, (i) the transferee is assumed to pay tax at the highest rate currently specified in
Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

        The asset test is satisfied if the transfer of the interest complies with Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:
(i) the transferee is an "eligible corporation," as defined in Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the interest will only be taxed in the United States; (ii) at the time of the transfer, and at the close of the transferee's two fiscal years preceding the year of the transfer, the transferee had gross assets for financial reporting purposes in excess of $100 million and net assets in excess of $10 million (excluding any obligation of a person related to the transferee within the meaning of Treasury Regulations Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy these minimum asset requirements); (iii) the transferee must agree in writing that it will transfer the interest only to another "eligible corporation," as defined in Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the asset test and the three other requirements of the safe harbor identified above, and the transferor must not know or have reason to know that the transferee will not honor these restrictions on the subsequent transfer of the Residual Interest Security; and (iv) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the Residual Interest Security will not be paid.

        Mark to Market Rules. Under IRS regulations, a REMIC Residual Interest Security cannot be marked-to-market.

ADMINISTRATIVE MATTERS

        The REMIC's books must be maintained on a calendar year and accrual method basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

        General. If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code, in which case, Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP and Dewey Ballantine LLP, each special counsel to the depositor, are of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association



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taxable as a corporation for United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets and at the time those Pass-Through Securities are issued, special counsel to the depositor will deliver an opinion generally to that effect. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans. With Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

        Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct fees under Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990 and is scheduled to be phased out between 2006 and 2009, will be reduced by the lesser of

        (1) 3% of the excess of adjusted gross income over the applicable amount or

        (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.

        Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan


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allocable to the security, the interest in the loan allocable to the
Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

        The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

        In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

        Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

        Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points--i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS



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appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

        The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

        Under some circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

        In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest Weighted Securities.

        Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

        (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

        (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

        (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

        Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.



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


        Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

        Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price a holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition of the security. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of

        (1) the amount that would have been includible in the holder's income if the yield on a Regular Interest Security had equaled 110% of the applicable Federal Rate as of the beginning of the holder's holding period, over

        (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

        Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC Residual Security, may, under some circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

        (1) fails to furnish the trustee with its taxpayer identification number;

        (2) furnishes the trustee an incorrect taxpayer identification number;



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        (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or


        (4) under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

        Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation. Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

        The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

        Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

        Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

        Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders of Residual Interest Securities should assume that that income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an



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exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign person transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Taxation of Holders of Residual Interest Securities--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

        If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that

        (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation and

        (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation, then assuming compliance with the related agreement and related documents and applicable law, Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP and Dewey Ballantine LLP, each special counsel to the depositor, are of the opinion that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes, and upon the issuance of those securities, will deliver an opinion to that effect. If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

        If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable


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income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

        Treatment of the Notes as Indebtedness. In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes.

        OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes--i.e.--any excess of the principal amount of the notes over their issue price--does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

        Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

        A holder of a short-term note--with a fixed maturity date of not more than one year from the issue date of that note--may be subject to special rules. An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule


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


referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

        Sale or Other Disposition. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

        Foreign Holders. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8 BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

        Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

        Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not


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


subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

        Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

        Treatment of the Trust Fund as a Partnership. In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

        A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund. This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus. The following discussion assumes that the certificates represent equity interests in a partnership.

        The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

        Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the trust fund.


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The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

        The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement--here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

        (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

        (2) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

        (3) prepayment premium payable to the holders of certificates for that month; and

        (4) any other amounts of income payable to the holders of certificates for that month.

        The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

        All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

        An individual taxpayer's share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that holder being


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taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

        The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

        Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

        If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

        Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated. The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

        Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A holder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

        Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those


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


special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

        If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

        Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

        The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

        Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

        Administrative Matters. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee under a trust agreement will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

        Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. That information



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includes the name, address and taxpayer identification number of the nominee and as to each beneficial owner the name, address and identification number of that person, whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and some information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

        The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the trust fund.

        Tax Consequences to Foreign Holders of Certificates. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8 BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

        The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes created in the United States or organized under the laws of the United States or any state or the District of Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary


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


supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

        Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8 BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

        Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                           STATE TAX CONSIDERATIONS

        In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                             ERISA CONSIDERATIONS

GENERAL

        ERISA and Section 4975 of the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested. Generally, ERISA applies to investments made by these Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or



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control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan, subject to exceptions not here relevant.

        Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code, including under the prohibited transaction rules described in this prospectus, of the acquisition and ownership of those securities.

        Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, within other applicable federal and state law. However, any governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PROHIBITED TRANSACTIONS

        Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and "disqualified persons", within the meaning of the Code, and "parties in interest", within the meaning of ERISA, who have specified relationships to the Plan, unless an exemption applies. Therefore, a Plan fiduciary or any other person using the assets of a Plan and considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, or whether there is an applicable exemption.

        Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes--for example,

        o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

        o PTCE 95-60, which exempts certain transactions by insurance company general accounts;

        o PTCE 91-38, which exempts certain transactions by bank collective investment funds;

        o PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or

        o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".



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


There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Plans.

PLAN ASSET REGULATION

        The DOL has issued Plan Asset Regulations, which are final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. (29 C.F.R. ss.2510.3-101.) The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" so that any person who exercises control over those assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of that investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security"--defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934--nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless an exception applies. If the securities were deemed to be equity interests and no statutory, regulatory or administrative exception applies, the trust fund could be considered to hold plan assets by reason of a Plan's investment in the securities. Those plan assets would include an undivided interest in any assets held by the trust fund. In that event, the trustee and other persons, in providing services with respect to the trust fund's assets, may be Parties in Interest with respect to those Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund's assets.

        Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the Plan Asset Regulation.

EXEMPTION 83-1

        In Prohibited Transaction Class Exemption 83-1, the DOL exempted from ERISA's prohibited transaction rules specified transactions relating to the operation of residential


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mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in Single Family Securities will be exempt from the prohibitions of ERISA Sections 406(a) and 407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Securities at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving subordinate securities. Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

        The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified percentage of future interest payments, greater than 0%, and a specified percentage of future principal payments, greater than 0%, on the loans. It is not clear whether a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

        PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

        (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

        (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

        (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.




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


        The depositor believes that the first general condition referred to above will be satisfied with respect to the Single Family Securities in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus with respect to those Single Family Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of Single Family Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

        Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

THE UNDERWRITER'S EXEMPTION

        The DOL has granted to Morgan Stanley & Co. Incorporated an administrative underwriter's exemption (Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548 (1990)) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including securities, issued by entities, including trusts holding investment pools that consist of receivables, loans, and other obligations that meet the conditions and requirements of the Morgan Stanley Exemption.

        Among the conditions that must be satisfied for the underwriter's exemption to apply are the following:

        (1) the acquisition of the securities by a Plan is on terms, including the price for those securities, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

        (2) unless the investment pool contains only certain types of collateral, such as fully-secured mortgages on real property (a "Designated Transaction") the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

        (3) the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from at least one Rating Agency;

        (4) the trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

        (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation



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


        for underwriting those securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets investment pool represents not more than the fair market value of those assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person's services under the related agreement and reimbursements of that person's reasonable expenses in connection with providing those services; and

        (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

        The trust fund must also meet the following requirements:

        (a) the investment pool must consist solely of assets of the type that have been included in other investment pools;

        (b) securities evidencing interests in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a Rating Agency for at least one year prior to the Plan's acquisition of the securities; and

        (c) securities evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

        The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the trust within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

        (1) the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered does not exceed twenty-five percent (25%);

        (2) all obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a Rating Agency;

        (3) the transfer of those additional obligations to the issuer during the pre-funding period must not result in the securities to be covered by the Morgan Stanley Exemption receiving a lower credit rating from a Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities;

        (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the investment pool at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the investment pool on the closing date;



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


        (5) in order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the investment pool;

             (a) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

             (b) an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the investment pool as of the closing date;

        (6) the pre-funding period must end no later than three months or 90 days after the closing date or earlier in some circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

        (7) amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in permitted investments;

        (8)  the related prospectus or prospectus supplement must describe:

             (a) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

             (b)  the duration of the pre-funding period;

             (c) the percentage and/or dollar amount of the pre-funding limit for the trust; and

             (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal; and

        (9) the related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

        Moreover, the Exemption provides relief from some self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire mortgage-backed or asset-backed securities in a trust, provided that, among other requirements:



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



        (1) neither that person nor its affiliate is an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the investment pool;

        (2) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

        (3) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

        (4) a Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

        (5) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

        This relief under the Morgan Stanley Exemption does not apply to Plans sponsored by any member of the Restricted Group with respect to the related series.

        The Morgan Stanley Exemption may apply to the acquisition, holding and transfer of the securities by Plans if all of the conditions of the Morgan Stanley Exemption are met, including those within the control of the investor.

INSURANCE COMPANY PURCHASERS

        Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTE 95-60 for the purchase and holding of securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.



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CONSULTATION WITH COUNSEL

        There can be no assurance that the Morgan Stanley Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the exemption were satisfied, that the exemption would apply to all transactions involving a trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

        Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the Morgan Stanley Exemption and the availability of exemptive relief under any class exemption.

                               LEGAL INVESTMENT

        The prospectus supplement for each series of securities will specify which, if any, of the classes of offered securities constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered securities that will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in or secured by a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those offered securities, may be subject to significant interpretive uncertainties. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

        As "mortgage related securities", the SMMEA Securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities.

        Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the



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affected investors to rely solely upon existing state law, and not SMMEA.
Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in or secured by a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in the SMMEA Securities only to the extent provided in that legislation.

        SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss.
703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

        All depository institutions considering an investment in the offered securities, whether or not the class of securities under consideration for purchase constitutes a "mortgage related



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security", should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

        Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

        The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

        Except as to the status of certain classes of the offered securities as "mortgage related securities," no representations are made as to the proper characterization of the offered securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

        Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

        The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by Morgan



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Stanley & Co. Incorporated, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe the nature and amount of the compensation paid to the underwriters for each class of securities offered and in total.

        Alternatively, the prospectus supplement may specify that securities will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of securities, Morgan Stanley will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley elects to purchase securities as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

        If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement. In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities. That underwriter may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale.

        The depositor will indemnify Morgan Stanley and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any other underwriters may be required to make in respect of those civil liabilities.

        The securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

        As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.



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                                 LEGAL MATTERS

        Certain legal matters with respect to each series of securities and the material federal income tax consequences with respect to that series will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP or Dewey Ballantine LLP. For each series of notes, either Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP or Dewey Ballantine LLP will opine to the effect that the notes are binding obligations of the related trust and Richards Layton & Finger, P.A. will opine to the effect that the notes are duly authorized and validly issued by the trust. For each series of certificates, either Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP or Dewey Ballantine LLP or, if the certificates are issued by a Delaware trust, Richards Layton & Finger, P.A., will opine to the effect that the certificates are validly issued, fully paid and non-assessable.

                             FINANCIAL INFORMATION

        A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, except in the case where the trust fund is formed as a statutory business trust, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. In the case where the trust fund is formed as a statutory business trust, the trust's financial statements will be included in the related prospectus supplement in reliance upon the report of the independent certified public accountants named in the prospectus supplement.

                                    RATING

        It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

        Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency's assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.



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


        There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

        The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of that series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. This could be particularly the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties. In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                      WHERE YOU CAN FIND MORE INFORMATION


        The depositor, as originator of each trust, has filed with the SEC a registration statement, registration No. 333-104046, under the Securities Act of 1933, with respect to the securities offered by this prospectus. You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC's public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400,Chicago, Illinois 60661. In addition, the SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed. The internet address of this site is http://www.sec.gov. You may obtain more information on the operation of the SEC's public reference facility by calling the SEC at 1-800-SEC-0330.


        Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. Those reports will be filed under the name of the trust that issued the related series of securities. The



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depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows information filed with it regarding the depositor or each trust to be incorporated by reference into this prospectus. This means that the depositor and each trust can disclose important information to you by referring to those reports. Information filed with the SEC that is incorporated by reference into this prospectus is considered part of this prospectus and automatically updates and supercedes the information in this prospectus and the related prospectus supplement. All documents filed with the SEC by or an behalf of each trust prior to the termination of the offering of the securities issued by that trust will be incorporated by reference into this prospectus. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities or through its web site. See "Where You Can Find More Information" for information on where you can obtain these reports.




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                                   Glossary

         Whenever used in this prospectus, the following terms have the following meanings:

         "401(c) Regulations" means the final regulations published by DOL pursuant to Section 401(c) of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Compound Interest Securities" means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under "Description of the Securities--Categories of Classes of Securities".

         "Contingent Regulations" means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

         "Debt Securities" means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are Regular Interest Securities.

         "Eligible Corporation" means a domestic C corporation that is fully subject to corporate income tax.

         "FASIT" means a "financial asset securitization investment trust" under the Code.

          "FHA Loan" means a mortgage loan insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949.

         "Interest Weighted Security" means, for federal income tax purposes and any REMIC, securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Pass-Through Securities.

         "Morgan Stanley Exemption" or "Exemption" means the prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548 (1990), as amended by prohibited transaction Exemption 97-34, 62 Fed. Reg. 39021 (1997) and 2000-58, 65 Fed. Reg. 67765 (2000) the administrative exemption that has granted to Morgan Stanley & Co. Incorporated.

         "OID" means with respect to any security, "original issue discount" under the Code with respect to the issuance of that security.

         "Parties in Interest" means, collectively, "disqualified persons" within the meaning of the Code and "parties in interest" under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the Code.

         "Pass-Through Security" means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.



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



         "Pay-Through Security" means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

         "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

         "Plan Asset Regulations" means the final regulations issued by DOL that define the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3-101).

         "Prepayment Assumption" means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

         "Property Improvement Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

         "Ratio Stripped Securities" means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

         "Regular Interests" or "Regular Interest Securities" means securities that are designated as "regular interests" in a REMIC in accordance with the Code.

         "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of
1940.

         "REMIC" means a "real estate mortgage investment conduit" under the Code.

         "Residual Interests" or "Residual Interest Securities" means securities that are designated as "residual interests" in a REMIC in accordance with the Code.

         "Restricted Group" means, for any series, the seller, the depositor, Morgan Stanley & Co. Incorporated and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of any of those parties.

         "Single Family Securities" are certificates that represent interests in a pool consisting of loans of the type that may back the securities to be offered under this prospectus.

         "Stripped Security" means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.



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         "Title I Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

         "Title I Programs" means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

         "VA Loan" means a mortgage loan partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.




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